Exhibit 10.33

GROUND LEASE

By and Between

MISSION-WEST VALLEY LAND CORPORATION

a California non-profit

public benefit corporation

(“Landlord”)

and

NEXUS PROPERTIES, INC., a

California corporation

KINETIC SYSTEMS, INC.,

a California corporation

DIGITAL SQUARE, INC.,

a California corporation

R. DARRELL GARY, individually

MICHAEL J. REIDY, individually

MICHAEL J. REIDY as Trustee of the

RONALD BONAGUIDI IRREVOCABLE TRUST

jointly and severally (“Tenant”)

- i -

13.	Taking by Eminent Domain			26
	(a)	Waiver		26
	(b)	Definitions		26
		(i)	Taking	26
		(ii)	Total Taking	26
		(iii)	Substantial Taking	26
		(iv)	Partial Taking	27
		(v)	Temporary Taking	27
		(vi)	Award	27
	(c)	Effect of Taking		27
		(i)	Total Taking	27
		(ii)	Substantial Taking of the Property	27
		(iii)	Partial Taking	28
		(iv)	Temporary Taking	28
	(d)	Notice		28
	(e)	Negotiation of Award		28
	(f)	Waiver		28
	(g)	Allocation of Award		29

14.	Assignment and Subleasing - Successors and Assigns			29
	(a)	Sublease		29
	(b)	Assignment		31
	(c)	Successors and Assigns		33
	(d)	Other Transactions		33
	(e)	Involuntary and Other Transfers		34
	(f)	Limitations		34
	(g)	Confidentiality		34

15.	Defaults, Remedies and Termination			35
	(a)	Breach Under Lease		35
	(b)	Events of Default		35
		(i)	Default by Tenant	35
		(ii)	Default by Landlord	37
	(c)	Notice and Opportunity to Perform		38
		(i)	Notice of Breach	38
		(ii)	Failure to Give Notice of Breach	38
	(d)	Remedies in Event of Default		38
	(e)	Landlord’s Remedies		39
		(i)	Termination	39
		(ii)	Continuation	39
		(iii)	Additional Rights and Remedies of Landlord	39
		(iv)	Injunction	40
		(v)	Action to Interpret or Enforce	40
		(vi)	Right to Specific Performance	40
		(vii)	Assignment of Subrents	40
		(viii)	Fees and Expenses	41
	(f)	Tenant’s Remedies		42
		(i)	In General	42
		(ii)	Additional Remedies	43
	(g)	Remedies Cumulative		43
	(h)	Landlord’s Liability Limitation		44

16.	ARBITRATION OF DISPUTES			44
	(a)	REQUEST FOR ARBITRATION		44
	(b)	ARBITRATION PROCEDURES		44

- ii -

17.	Inspection of Premises			46

18.	Covenants of Parties			47

19.	Estoppel Certificates			47

20.	Mortgages			48
	(a)	Leasehold Mortgages		48
		(i)	Right to Encumber and Assign	48
		(ii)	Mortgagee’s Rights to Notice and Right to Cure	48
		(iii)	Mortgagee as Insured	50
		(iv)	New Lease	50
		(v)	Condemnation Proceeds	51
		(vi)	Notice of Arbitration Proceedings	51
		(vii)	Further Documentation	51
		(viii)	Requirement for Subtenant’s Attornment	52
		(ix)	One Mortgage, One Debt	52
		(x)	Landlord Cooperation	52
		(xi)	Anti-Merger	52
		(xii)	Liability of Leasehold Mortgages	52
		(xiii)	Landlord’s Bankruptcy	53
		(xiv)	Priority of Liens	53
	(b)	Landlord Mortgages		53
		(i)	Rights Acquired Subject to Lease Provisions	53
		(ii)	Landlord’s Default Under Lease	53
		(iii)	Rights and Obligations of Landlord Mortgagees	54
		(iv)	Tenant’s Cooperation	55
		(v)	Conflict	55

21.	Waiver of Partition Rights			55

22.	Hazardous Material			56

23.	Educational Enhancement			58
	(a)	Job Training; Seminars and Research		58
	(b)	Educational Allowance		58

24.	District’s Rights			59

25.	District’s Cooperation			59

26.	General Provisions			59
	(a)	Attorneys’ Fees		59
	(b)	Obligations Joint and Several, Successors and Assigns		59
	(c)	Integrated Agreement		59
	(d)	California Law - Forum		59
	(e)	Severability		60
	(f)	Time of the Essence		60
	(g)	Paragraph Headings		60

- iii -

(h)	Remedies Cumulative	60
(i)	Lease Construed as a Whole	60
(j)	Meaning of Terms	60
(k)	Notices	60
(l)	Unavoidable Default or Delay	60
(m)	Waiver	61
(n)	Brokerage Commission	61
(o)	Disclaimer of Partnership	61
(p)	Holding Over	61
(q)	Multiple Tenants	61

27.	Right of First Refusal	62

- iv -

GROUND LEASE

This GROUND LEASE (the “Lease”) is made and entered into as of October 2, 1997 (the “Effective Date”) by and among MISSION-WEST VALLEY LAND CORPORATION, a California non-profit public benefit corporation (“Landlord”), whose address is 3000 Mission College Boulevard, Santa Clara, California 95054, and NEXUS PROPERTIES, INC., a California corporation (“NEXUS”), KINETIC SYSTEMS, INC., a California corporation (“KS”), DIGITAL SQUARE, INC., a California corporation (“DS”), R. DARRELL GARY, individually, a married man (“GARY”), MICHAEL J. REIDY, individually, a married man (“REIDY”) and MICHAEL J. REIDY as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST (“BONAGUIDI”), jointly and severally (collectively “Tenant”).

RECITALS

A. Landlord is a California non-profit public benefit corporation established as an auxiliary organization of the West Valley-Mission Community College District, a California community college district (the “District”) in accordance with California Educational Code sections 72670 and following. Landlord acquired or is concurrently acquiring leasehold title to the Premises (described below) from the District pursuant to a separate Master Ground Lease - Parcel 12 dated as of                     , between Landlord and the District (the “Master Lease”), a memorandum of which is being recorded in the Official Records of Santa Clara County, California on the Effective Date.

B. The District and Landlord have determined that it is in the best interest of the District, Landlord, and the students and residents of the District that the Premises be leased to and developed by Tenant pursuant to this Lease. This Lease is made for the purpose of providing for the lease of the Premises from Landlord to Tenant and for the development, improvement, and operation of the Premises by Tenant, all in accordance with the terms of this Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. Premises and Term.

(a) Premises. In consideration of the rent and of the performance by Tenant of the other terms of this Lease, Landlord leases to Tenant and Tenant hires from Landlord that certain real property located in the City and County of Santa Clara, State of California, shown on the Parcel Map attached as Exhibit “A” as Parcel 12, and as more particularly described in Exhibit “B” (the “Premises”), reserving and excepting to Landlord, however, all rights to all oil, gas, hydrocarbons and other minerals of every kind and nature below a depth of 50 0 feet beneath the surface of the Premises, without the right of entry on the surface or within the upper 500 feet below the surface of the Premises. The Premises together with all buildings and other improvements located thereon from time to time shall hereafter be referred to as the “Project.”

The Premises are located adjacent to certain other parcels of land owned by the District (collectively, the “District Property”) shown as Parcels 1, 2, 3 and 4 on Exhibit “A” hereto. The District operates the Mission Community College upon Parcel 3 (the “College Property”).

(b) Possession and Condition of Premises. Possession of the Premises shall be delivered to Tenant on the Effective Date. Landlord shall deliver the Premises to Tenant free of any and all actionable levels of Hazardous Materials (defined in Paragraph 22 below) as of the Commencement Date (defined below). The Premises is subject to the Burrowing. Owl Management Plan (“BOMP”), as amended, a copy of which is attached as Exhibit C. From and after the Effective Date, Tenant shall participate in the Burrowing Owl Management Group and shall bear any future obligations or liabilities regarding burrowing owls on the Premises. By taking possession of the Premises, Tenant shall be deemed to acknowledge and agree that, Landlord has no liability or obligations in connection with burrowing owls on the Premises during the term of this Lease. Landlord represents that, to Landlord’s present actual knowledge, Landlord has received no written notice that the Premises is in violation of any applicable laws, and there are no pending or threatened condemnation proceedings, governmental investigations or any other litigation or other proceedings that may affect the Premises except as has been disclosed in writing to Tenant. Except as provided in this Paragraph 1(b), the Premises is being leased to Tenant “as is,” without representation or warranty of any kind, express or implied. Tenant acknowledges that Tenant is leasing the Premises based on Tenant’s own investigations, and that except as contained in this Lease, neither Landlord nor District nor any agent of Landlord or District, has made any representation or warranty whatsoever, express or implied, with regard to the Premises including, without limitation, any representations or warranties regarding governmental regulations, the soil or subsoil, surface or subsurface conditions, topography, possible contamination, fill, drainage, access to public roads, proposed routes or extensions thereof, availability of utilities, existence of underground construction or tanks, environmental laws, environmental impact report requirements or any other matter of any nature whatsoever.

(c) Term.

(i) The initial term of this Lease (“Initial Term”) shall commence on the Effective Date (also referred to herein as the “Commencement Date”). The Initial Term shall be fifty-five (55) years.

(ii) Tenant shall have the option to extend the Initial Term for two (2) additional terms (the “Extended Terms”), each of which shall be for a period of ten (10) years, commencing on the date that the Lease would expire but for such exercise, subject to sooner termination as set forth in this Lease. Each extension option shall be exercised by written notice to Landlord given at least twelve (12) months prior to the date that the term of the Lease would expire but for such exercise. Except as otherwise provided herein, each Extended Term shall be upon the same terms and conditions as are contained in this Lease for the Initial Term. Upon exercise of an extension option, each party shall, within ten (10) days following request from the other party, execute a memorandum in recordable form acknowledging the fact that the option has been exercised, which memorandum shall be recorded in the Official Records of Santa Clara County, California; provided, however, that failure to execute or record such memorandum within this ten (10) day period will not invalidate the otherwise valid exercise of such option. Immediately upon Tenant’s exercise of its option to extend the Term pursuant to an extension option granted under this Paragraph 1(d) (ii), Landlord shall duly exercise Landlord’s corresponding option to extend the term of the Master Lease pursuant to Section 301.2 of the Master Lease. Within thirty (30) days following request from Tenant, Landlord shall, and shall cause District to, execute a memorandum in recordable form acknowledging the fact that the option under the Master Lease has been exercised, which memorandum shall be recorded in the Official Record of Santa Clara County, California; provided, however, that failure to execute or record such memorandum within this thirty (30) day period will not invalidate the otherwise valid exercise of such option. Tenant may, at its election, for security purposes, assign one or both of the extension options from time to time to any one or more Leasehold Mortgagees permitted by this Lease, and may give any such Leasehold Mortgagee to which it makes such an assignment power of attorney to exercise the option or options that have been so assigned.

(iii) Notwithstanding the foregoing the aggregate of the Initial Term plus all Extended Terms shall not exceed seventy-five (75) years.

(iv) As used in this Lease, “Term” shall mean the Initial Term, as it may be extended by the Extended Terms. The expiration or sooner termination of the Term shall be referred to as “Lease Termination.” Upon Lease Termination, Tenant agrees to deliver to Landlord a quitclaim deed in recordable form whereby Tenant quitclaims to Landlord Tenant’s leasehold interest in the Premises and the improvements thereon, if any, free and clear of liens or encumbrances created by Tenant or its subtenants, assignees or agents, other than utility and public service easements, reciprocal easement agreements, non-delinquent taxes and assessments (subject to Paragraph 3 (c) below), free of tenants which are not Qualifying Subtenants (defined in Paragraph 13(b) below) (and if the Lease terminates at the natural expiration of the Term, free of Qualifying Subtenants), but subject to the rights expressly granted to Leasehold Mortgagees under this Lease.

2. Condition of Title. This Lease shall be and remain at all times prior to any subsequent lien, whether voluntary or involuntary, on Landlord’s interest in the Premises. Leasehold title to the Premises shall be transferred to Tenant free and clear of all exceptions, except for those permitted exceptions identified as items 1, 2, 3, 4, 5, 6, 7, 9, 10, 12, 13, 14, and 15 of that certain Proforma Policy prepared on July 22, 1997 by Santa Clara Land Title Company, File No. 00122480-013-LZ (the “Permitted Exceptions”). Landlord and Tenant agree to execute and record a memorandum of lease, substantially in the form attached as Exhibit “D,” on the Effective Date and from time to time upon request of the other party. Landlord agrees to cause the Master Lessor to execute in recordable form, from time to time for the benefit of Tenant, a Leasehold Mortgagee, or a tenant under a new lease entered into pursuant to Paragraph 20 below, a nondisturbance and attornment agreement substantially in the form of Exhibit “E” attached hereto. Landlord shall cause District to execute and cause to be recorded in the Official Records on the Effective Date the nondisturbance and attornment agreement attached hereto as Exhibit “E”.

3. Rent.

(a) Monthly Rent.

(i) Commencing on the earlier of twelve (12) months after the Effective Date or the date which is seven (7) months following issuance of a building permit for the first building to be constructed by Tenant on the Premises (the “Rent Commencement Date”), Tenant shall pay to Landlord as “Monthly Rent” one-twelfth (1/12th) of the following calculation: Eight-and-one-half percent (81/2%) of the product obtained by multiplying Thirty-Two Dollars ($32) by the Net Square Footage. Net Square Footage shall mean the Net Square Footage of the Premises which is agreed to be two hundred eighty-three thousand five hundred eighty-six (283,586). Except in the case of manifest error, the agreed-upon Net Square Footage shall be binding on both parties.

(ii) Upon expiration of the first twenty-one (21) years following the Commencement Date; the expiration of the first forty-one (41) years following the Commencement Date, and on the first day of each Extended Term (each being a “Rent Adjustment Date”), Monthly Rent shall be adjusted to equal eight-and-one-half (81/2%) of the product obtained by multiplying the then existing fair market value per square foot of the land comprising the Premises (the “Fair Market Value”), determined by appraisal as provided below, by the Net Square Footage. Fair Market Value shall be determined as follows:

(A) Not earlier than one hundred eighty (180) or later than one hundred twenty (12 0) days before each Rent Adjustment Date, Landlord and Tenant shall meet and confer in an effort to determine the then Fair Market Value of the land comprising the Premises. Fair Market Value shall be determined evaluating the highest and best use of the land and taking into consideration the kind of the improvements existing on the land (for example, office or hotel) at the time of valuation (provided that the value of such improvements shall not be included in the determination of Fair Market Value). If Landlord and Tenant are unable to agree on such Fair Market Value within this negotiation period, then within thirty (30) days after the expiration of such negotiation period each party shall, at its cost and by written notice to the other party, appoint a real estate appraiser who is a member of the American Institute of Real Estate Appraisers (or a comparable organization if the American Institute of Real Estate Appraisers is no longer in existence) (“Qualified Appraiser”). If either party fails to appoint a Qualified Appraiser and give written notice of such appointment to the other party within said thirty (30) day period, the single appraiser shall alone establish, by written notice to the parties within sixty (60) days after being appointed, the Fair Market Value in question. If both parties appoint Qualified Appraisers, the two appraisers shall promptly meet and attempt to agree on the Fair Market Value in question. If the two appraisers agree on the Fair Market Value within ninety (90) days after the second appraiser has been appointed, such amount shall be binding on the parties hereto.

(B) If the two appraisers are unable to agree on the Fair Market Value within ninety (9 0) days after the second appraiser has been appointed, and if the difference between the higher and lower appraisal is five percent (5%) or less of the higher appraisal, the average of the two appraisals shall be the Fair Market Value. If such difference exceeds five percent (5%) of the higher appraisal, the two appraisers shall attempt to select a third Qualified Appraiser within ten (10) days after the expiration of said ninety (90) day period. If they are unable to agree on the third Qualified Appraiser, either of the parties to this Lease, by giving ten (10) days written notice to the other party, may apply to the presiding judge of the Superior Court of the County of Santa Clara, California to select a third Qualified Appraiser. The third Qualified Appraiser, however selected, shall be unrelated, professionally or otherwise, to either of the parties hereto. Each of the parties shall bear one-half of the costs of the third appraiser.

(C) Within thirty (30) days after the selection of the third Qualified Appraiser, the third Qualified Appraiser shall determine the Fair Market Value in accordance with this Paragraph 3(b)(v). If the difference between either or both of the first two appraisals on the one hand and the third appraisal on the other hand is not more than five percent (5%) of the amount of the third appraisal, then whichever (or both) of the first two appraisals is within this five percent (5%) limitation shall be averaged with the third appraisal, such average shall be deemed the Fair Market Value, and such amount shall be binding upon the parties. If neither of the first two appraisals come within this five percent (5%) limitation, then the middle appraisal (i.e., the appraisal which is neither the highest nor the lowest of the three appraisals) shall be deemed the Fair Market Value and such amount shall be binding upon the parties.

(D) Until the determination of the Fair Market Value is made as provided in this Paragraph, Tenant shall continue to pay Base Rent at the rate in effect immediately prior to the Rent Adjustment Date in question. Within fifteen (15) days after notification of the arbitrators’ decision on Fair Market Value to

Landlord and Tenant, Tenant shall pay to Landlord any underpayment in Base Rent from and after each Rent Adjustment Date based upon this new valuation, or Landlord shall reimburse to Tenant any excess Base Rent paid since the applicable Rent Adjustment Date based upon such new valuation.

(iii) Monthly Rent shall also be increased on an annual basis on the anniversary of the Rent Commencement Date by a percentage equal to the lesser of (A) the increase of the Consumer Price Index published by the U.S. Department of Labor’s Bureau of Labor Statistics for All Urban Consumers for the Urban San Francisco Bay Area, based on the year 1982-1984 = 100, during the year ending on said anniversary of the Rent Commencement Date, or (B) six percent (6%). In the event the above-described index is no longer published or is calculated based on a different formula, in a different manner, or from a different base from the base year 1982-1984 = 100, another index that is generally recognized as authoritative and that is calculated on a basis that is substantially similar to the basis on which the above-referenced index was calculated on the Effective Date shall be substituted by agreement of the parties. In the event the parties are unable to agree within ten (10) days after written demand by either party, a substitute index that is calculated on a basis that is substantially similar to the basis on which the above-referenced index was calculated on the Effective Date shall be selected by the chief officer of the San Francisco regional office of the U.S. Bureau of Labor Statistics or its successor, or by a judge of the Superior Court of the State of California, upon the application of either party.

(b) Commencement of Rent. The Monthly Rent due for the first full calendar month of the term following the Rent Commencement Date shall be deposited with Landlord on the Effective Date.

(c) Additional Rent.

(i) Tenant agrees to also pay before delinquency and as additional rent all personal property taxes, real estate taxes and assessments, general or special, ordinary or extraordinary, of every name, nature and kind whatsoever, and any possessory interest tax, which may be levied, assessed, charged or imposed or may be or become a lien or charge upon the Premises or any part thereof or upon any of the buildings or improvements upon the Premises, or upon Tenant’s leasehold interest under this Lease (collectively “Additional Rent”) commencing as of the Commencement Date and continuing throughout the Term; provided, however that if any possessory interest tax or any other tax arising from the existence of this Lease or arising from any actions prior to the Effective Date by Tenant or at Tenants’ request or direction, is imposed on the Premises or any possessory interest thereof for any period of time before or after the Effective Date, Tenant shall pay such tax. Tenant shall not be required to pay (i) any franchise, gift, estate, inheritance, succession, capital stock, or capital levy of Landlord growing out of or connected with this Lease or

Landlord’s rights in the Premises, or (ii) any income, excess profits or revenue tax, or any other tax, charge or levy against Landlord upon either the rentals provided for herein or Landlord’s right to receive such rentals, or (iii) any personal property tax of Landlord, (iv) any increase in real estate taxes or assessments imposed on the underlying fee interest of the Premises resulting from Landlord’s transfer of a fee interest in all or part of the Premises, or (v) any assessments petitioned for or consented to, or resulting from assessment districts petitioned for or consented to, by Landlord after the Effective Date, without Tenant’s consent. If, however, during the Term, taxes are imposed, assessed or levied on the rents derived from the Premises in lieu of all or part of real property taxes that Tenant would have been obligated to pay under the foregoing provisions, and the purpose of the new taxes is more closely akin to that of an ad valorem or use tax than to an income or franchise tax on Landlord’s income, Tenant shall pay such taxes in the same manner as provided above for the property taxes and assessments.

(ii) All of the aforesaid taxes and assessments as set forth in Paragraph 3(c)(i) above (except those, if any, payable by Landlord) which shall relate to a year during which the obligation of Tenant to make such payments commences or terminates shall be prorated between Landlord and Tenant.

(iii) Tenant shall obtain and deliver to Landlord receipts or duplicate receipts for all taxes, assessments, charges and other items required to be paid by Tenant promptly upon the payment thereof.

(iv) If at any time during the Term any governmental authority shall undertake to create an improvement or special assessment district the proposed boundaries of which shall include the Premises, Tenant shall be entitled to appear in any proceeding relating thereto and to exercise all rights of Tenant or Landlord to have the Premises excluded from such district or to determine the degree of benefit to the Premises resulting therefrom. If any tax, assessment, charge, levy or impost made against the Premises to finance any such public improvement shall be payable in installments over a period of time extending beyond the Term, Tenant shall only be required to pay such installments thereof as shall become due and payable during the Term, subject to proration as provided above.

(v) Tenant shall have the right, at its own cost and expense, to initiate and prosecute any proceedings permitted by law for the purpose of obtaining an abatement of or otherwise contesting the validity or amount of taxes assessed to or levied upon the Premises and, if required by law, Tenant may take such action in the name of the Landlord who shall cooperate with the Tenant to such extent as the Tenant reasonably may require; provided, however, that the Tenant shall indemnify and save Landlord harmless from all loss, cost, damage and expense incurred by or to be incurred by the Landlord as a result thereof, and further provided that Tenant first shall escrow or post a bond for one hundred fifty percent (150%) of the full amount of the tax claimed pending the proceedings.

(d) Payment of Rent. All installments of Monthly Rent payable under the terms of this Lease shall be paid in advance on the first day of each and every month during the Term. Monthly Rent and Additional Rent for any period during the Term which is for less than one (1) month shall be prorated. All Monthly Rent and Additional Rent shall be paid in lawful monies of the United States, and, except as otherwise expressly agreed to in writing, without any abatement, deduction or offset for any reason whatsoever, and without prior demand, to Landlord at the address listed above or at such other place as Landlord may designate from time to time.

(e) Late Charge. If the Monthly Rent is not paid by Tenant within five (5) days after receipt of notice from Landlord that such rent is delinquent, Tenant shall pay to Landlord a late charge equal to three percent (3%) of the delinquent Monthly Rent. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. This provision for a late charge shall not be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Monthly Rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such amounts when due. Any installment of Monthly Rent not received by Landlord by the thirtieth (30th) day after its due date shall bear interest at the Tenant’s Default Rate (defined below), commencing on the thirty-first (31st) day after the due date for such installment and continuing until such installment is paid in full. Any other amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the Tenant’s Default Rate from the due date until paid. Payment of interest shall not excuse or cure any default by Tenant under this Lease.

(f) Security Deposit. (i) Tenant has deposited with Landlord the sum of One Hundred Thousand Dollars ($100,000.00) in cash as security for Tenant’s performance of its obligations under this Lease (the “Cash Deposit”). If Tenant defaults with respect to this Lease, Landlord may use, apply or retain all or any part of the Cash Deposit for the payment of any rent in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, whereupon Tenant shall promptly replenish the Cash Deposit to its full amount upon notice from Landlord as to the amounts expended. Any balance of the Cash Deposit remaining after Landlord’s use, application or retention as allowed pursuant to this Paragraph 3(f) shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within the time required by law following Lease termination. Landlord shall not be deemed a trustee of the Cash Deposit, shall not be required to place the Cash Deposit into an interest bearing account and shall have no obligation to pay any interest to Tenant with respect to the Cash Deposit. Landlord may use the Cash Deposit in Landlord’s ordinary business and shall not be required to separate the Cash Deposit from its regular accounts.

(ii) In addition to the Cash Deposit, Tenant agrees to deliver to Landlord on the Effective Date an irrevocable letter of credit in the amount of One Hundred Fifty Thousand and No/100ths Dollars ($150,000.00) issued by Comerica Bank California (the “Letter of Credit”), naming Landlord as the beneficiary, in the form attached hereto as Exhibit “F”. The Letter of Credit shall be a sight draft and shall remain in full force and effect during the full term of the Lease, provided, however, that in the event Tenant has not been in default and is not currently in default prior to or as of the fourth (4th) anniversary of the Effective Date, Tenant shall have the right to terminate the Letter of Credit. In the event that Tenant defaults with respect to this Lease, Landlord shall be entitled to immediately present to the issuer the Letter of Credit for the payment of any rent in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, without resort to legal process, by presenting the Letter of Credit to Comerica Bank California. Landlord shall not be required to proceed against the Cash Deposit prior to proceeding against the Letter of Credit. If any portion of the proceeds of the Letter of Credit is used as provided in this Paragraph 3(f) (ii), Tenant shall, immediately upon demand, deliver to Landlord a replacement Letter of Credit in an amount equal to, and in compliance with all of the terms of, the original Letter of Credit. Upon receipt of such replacement Letter of Credit, Landlord shall return the original Letter of Credit to Tenant. In the event that Tenant is unable to deliver to Landlord a replacement Letter of Credit in an amount equal to, and in compliance with all of the terms of, the original Letter of Credit, Tenant shall immediately increase the Cash Deposit by an amount sufficient to replace any portion of the proceeds of the Letter of Credit used by Landlord.

4. Use.

(a) Tenant shall use the Premises initially for the construction and operation of a modern, first-class, office and/or research and development facilities and such other related activities as are customary, usual and incidental to such use, as may be permitted under current zoning or similar restrictions and requirements applicable to the Premises. Once construction of the initial improvements, as shown on Exhibit G attached hereto (the “Initial Improvements”), has been completed, Tenant may use the Premises for any lawful purpose consistent with the CP zoning of the Premises existing as of the Commencement Date, a copy of which is attached hereto as Exhibit H. Tenant may also use the. Premises for any purpose that would be permitted under the MP zoning regulations as modified by the agreement of the parties, a copy of which is attached hereto as Exhibit I. Any use allowed under this Paragraph shall be subject to the restrictions relating to

Hazardous Materials set forth in Paragraph 22 below. Tenant shall not use the Premises for residential or heavy industrial use, for use primarily for manufacturing, laboratories, cocktail lounges, or outdoor storage, or for use as a service station or warehouse, except that warehouse use incidental to any other use permitted by this Paragraph 4 shall not violate this Paragraph. No use otherwise permitted in this Paragraph shall be allowed unless it is permitted under the then existing zoning. Tenant may not use the Premises for any purpose other than as set forth above without first obtaining Landlord’s written consent, which shall not be unreasonably withheld or delayed.

(b) Subject to the provisions of this paragraph, Tenant shall not use or permit the use of the Premises in any manner that creates or maintains any noise or sound which, when measured at any place along the boundary line of the District Property, exceeds the applicable sound level standard established from time to time by any appropriate governmental entity having jurisdiction over the Project. The above noise standards shall not be applicable for any construction activity for the Project; however, Tenant shall use reasonable efforts to mitigate or cause to be mitigated all noise related to such construction activity and in all events shall comply with legal requirements relating to noise standards. Tenant shall not disrupt utilities to the District Property and shall use reasonable efforts to mitigate dust, noise and vibration during construction on the Premises.

(c) Prior to utilizing or leasing any portion of the Project by or for a Competing Organization (defined below), Tenant shall request Landlord’s consent to such use or lease, which consent Landlord may grant or deny in its sole discretion, subject to the following provisions. Landlord shall notify Tenant of its approval or disapproval within thirty (30) days following Tenant’s request for consent. Landlord’s failure to notify Tenant of its decision within this thirty (30) day period shall be deemed a disapproval by Landlord. As used in this Lease, “Competing Organization” shall mean any organization, institution or company offering instruction or courses of study. “Competing Organization” does not mean an institution, organization, or company offering instruction to its employees or to potential customers or clients, if no more than a nominal fee is charged.

(d) Tenant shall at all times during the Term comply with all applicable laws, ordinances, rules, regulations and other legal requirements (collectively “Laws”) respecting the use of the Premises and all activities occurring thereon. Tenant shall also require its subtenants or other occupants of the Premises to comply with all Laws during the Term in their use of the Premises.

5. Construction of Improvements and Alterations.

(a) Tenant hereby is granted permission, at its sole cost and expense and discretion, from time to time to construct upon the Premises such improvements and to develop the Premises in such manner as Tenant desires, in Tenant’s sole discretion.

Landlord agrees to cooperate fully and to cause the master lessor under the Master Lease (the “Master Lessor”) to cooperate fully with Tenant in obtaining all necessary approvals from City or other governmental bodies having jurisdiction over the Premises, including without limitation signing necessary applications needed to obtain governmental approval and granting utility and other easements or making dedications in fee or signing other documents necessary for any such construction on the Premises and/or execution of subdivision maps. Landlord also agrees to cooperate fully and to cause Master Lessor to cooperate fully with Tenant in executing any other easements or reciprocal easement agreements for the benefit of the Premises. Tenant, during the Term, may remove, alter, remodel or restore all or any portion of the building(s), improvements or appurtenances thereto on the Premises as Tenant, in Tenant’s sole discretion, deems appropriate and expedient, provided that any such work does not result in the quality of the Project being less than that of a high quality project (in terms of its design, materials, site plan and workmanship) suitable for use by a tenant typical to the area at the time of said construction. Upon completion of said work, the Project shall be generally of similar quality as the improvements originally constructed on the Premises and shall consist of two-story concrete tilt-up buildings with a total net leasable square footage of at least the same Net Square Footage as the project originally built on the Premises. Not later than thirty (30) days prior to removing or altering any buildings on the Premises, Tenant shall obtain Landlord’s written approval regarding the proposed plans and specifications of the replacement buildings to ensure Landlord’s approval of the quality thereof as consistent with the foregoing requirements, which approval shall not be unreasonably withheld or delayed. If the parties are unable to agree upon the quality of the Project, the issue shall be submitted to arbitration as provided in Paragraph 16 below. The provisions of this Paragraph 5 notwithstanding, all permissions granted, approvals, agreements and cooperation from Landlord are subject to Landlord’s reasonable determination that no activity by Tenant hereunder shall result in any adverse material impact on District’s fee interest in the District Property, and provided further that Landlord shall not incur any cost in connection with such matters. If Landlord or District determines that an approval sought by Tenant will result in a material adverse impact on District’s fee interest in the District Property, Landlord shall, within thirty (30) days after Landlord is provided copies of the formal request and application for such approval, notify Tenant of that fact and the reasons for such determination. Landlord’s failure to deliver the notice referred to in the prior sentence within this thirty (30) day period shall be deemed a consent to the approval sought by Tenant. All of the provisions of this paragraph shall be subject to any and all restrictions upon and obligations of Tenant set forth in this Lease.

(b) All repair and, once commenced, all construction and/or alteration on or about the Project shall be accomplished expeditiously and diligently and in a commercially reasonable manner. Tenant shall take all commercially reasonable and necessary measures to minimize any damage, disruption or inconvenience caused by such work to Landlord and authorized users of the District Property and make adequate provision for the safety and convenience of such persons. Dust, noise and other effects of such work shall be controlled using reasonable methods customarily utilized in order to control such deleterious effects associated with construction projects in a populated or developed area.

(c) All improvements on the Premises shall be constructed in substantial compliance with any documents relating thereto which have been approved by Landlord and also in compliance with all applicable local, state and federal laws and regulations. Tenant shall have the sole responsibility for obtaining all necessary permits and shall make application for such permits directly to the person or governmental agency having jurisdiction. Tenant shall provide Landlord with copies of all formal applications and supporting documents submitted to the City and other governmental agencies having jurisdiction for permits and other approvals, at the time of submission to such governmental entity, shall inform Landlord of all conditions proposed by the City or other governmental agency in connection with the requested approval prior to Tenant’s acceptance of such condition, and Tenant shall provide Landlord with copies of all permits and approvals as issued.

(d) In no event shall Tenant commence any construction on the Project or any portion thereof until the following conditions have been satisfied by Tenant or waived in writing by Landlord, in addition to other conditions and requirements imposed by this Lease:

(i) No later than thirty (30) days prior to the commencement of construction of improvements by Tenant on any portion of the Project, Tenant shall submit to the Landlord the following:

(A) Tenant’s reasonable estimate of total hard costs and total soft costs for construction of such improvements, and an amount estimated by Tenant to be a reasonable contingency for such costs.

(B) Financial information in form and content reasonably satisfactory to the Landlord evidencing sources of capital sufficient to demonstrate that Tenant has adequate financing or resources to pay for the total hard and soft costs of construction of the improvements and will be able to complete such construction pursuant to the terms of this Lease.

(ii) No later than 30 days prior to commencement of construction of the Project or any new construction thereon, which is estimated to cost in excess of One Hundred Thousand Dollars ($100,000), Tenant agrees, upon request of Landlord, to provide to Landlord a bond issued by a responsible surety company, licensed to do business in California, in an amount not less than one hundred and ten percent (110%) of the estimated total cost of demolishing any unfinished improvements, which bond by its terms shall remain in full force and effect or which Tenant agrees to maintain in full force and effect until the improvements have either been completed (as evidenced by a certificate of occupancy or other governmental approval authorizing occupancy), or if Tenant decides not to construct the improvements, any partially constructed improvements have been demolished, and all claims for labor and material for such demolition has been paid. Notwithstanding the foregoing, Landlord shall have the right to require partially completed improvements be demolished and to utilize said bond in order to proceed with and pay for the demolition of any or all such unfinished improvements in the event that such improvements remain unfinished for two (2) years following the issuance of a building permit for such improvements, unless such improvements remain unfinished as a result of delays in construction caused by acts of God, strikes, or riots or other causes outside the reasonable control of Tenant (“Uncontrollable Delays”). In that event, said two (2) year period described above shall be extended for a period of time equal to the length of time that Uncontrollable Delays delayed construction of such improvements.

(e) Landlord shall cooperate with and assist Tenant in every reasonable way in Tenant’s efforts to obtain all governmental consents, approvals, permits or variances which may be required for the performance of any construction permitted under the terms of this Lease, including Landlord’s joinder in any application for any such consent, approval, permit or variance where joinder therein by the owner of the Premises is required by law, provided that any such joinder or other form of cooperation shall be at no cost to Landlord.

(f) Upon completion of construction of the Project or any other buildings or material works of improvement constructed upon the Premises, Tenant shall file or cause to be filed in the Official Records of the County of Santa Clara a Notice of Completion (the “Notice of Completion”) with respect thereto and shall deliver to Landlord, at no cost to Landlord, three (3) sets of final as-built plans and specifications therefor.

6. Ownership of Leasehold Improvements.

(a) During the Term, title to all buildings and appurtenances thereto, equipment and improvements of any nature whatsoever made to the Premises shall vest in and belong to Tenant.

(b) Unless required by Landlord pursuant to Paragraph 7 below, Tenant shall not be required or permitted to remove the improvements constructed upon the Premises (the “Project Improvements”) at Lease Termination. At Lease Termination the Project Improvements shall be in good condition, reasonable wear and tear excepted and shall become Landlord’s property, free and clear of all claims to or against them and of all encumbrances on them. Tenant shall indemnify and defend Landlord against, and hold it harmless from, any damage or liability incurred by Landlord as a result of the Project Improvements not being in good condition, reasonable wear and tear excepted, upon Lease Termination. As used herein, “good condition, reasonable wear and tear excepted,” shall not be deemed to require Tenant to replace any equipment in any building on the Premises, if such equipment has not materially exceeded its useful life (as recommended by the manufacturer) and continues to be in reasonable operating condition.

(c) On or before Lease Termination Tenant shall remove all personal property from the Premises and Project Improvements. Tenant will immediately repair at its expense all damage to the Premises and the Project Improvements caused by any removal of personal property therefrom, whether effected by Tenant, or any other party. Landlord shall not be responsible for any loss of or damage to Tenant’s personal property unless such loss or damage is due to Landlord’s gross negligence or willful misconduct. Tenant agrees to indemnify and defend Landlord against, and hold it harmless from, any liability or loss incurred by Landlord as a result of such damage. Any personal property not removed by Tenant by Lease Termination, shall either (i) be deemed to be abandoned by Tenant and shall, without compensation to Tenant, then become Landlord’s property, free and clear of all claims to or against them by Tenant or any third person, firm or entity or, if Landlord so elects, (ii) be sold or stored by Landlord or a third party, at Tenant’s expense.

7. Condition of Premises and Removal of Improvements at Termination.

(a) At the expiration or sooner termination of the Term, Landlord may, at Landlord’s election, require the removal from the Premises of any improvements or buildings located on the Premises. A demand to take effect at the normal expiration of the Term shall be effected by notice given at any time within twelve (12) months before the expiration date. A demand to take effect on any other termination of the Lease shall be made by notice given in or concurrently with notice of such termination or within thirty (30) days after such termination. In either event, Tenant shall comply with the demand within four (4) months after the termination date or the date of notice, whichever is later. Tenant shall be granted a license to enter onto the Premises to remove the buildings if the removal takes place after the termination of the Lease. Tenant’s obligation to indemnify Landlord pursuant to Paragraphs 9, 10, and 22 of this Lease shall continue during the time of the removal of the improvements.

(b) If Landlord requires the removal of any buildings, Tenant shall diligently restore the affected portions of the land as nearly as possible to the condition that existed prior to the construction of the buildings.

(c) If as a result of Tenant’s use, storage or disposal of any Hazardous Material, as that term is defined in Paragraph 22 of this Lease, there are actionable levels of Hazardous Materials on- or about the Premises, then Tenant shall promptly cause the removal of the actionable levels of Hazardous Materials, and restore the Premises to the condition they would have been in had actionable levels of the Hazardous Materials not been present. Tenant shall have no obligation or liability with respect to Hazardous Materials which are originally released by third parties off the Premises and migrate underground to the Premises from an offsite location or which exist on the Property as of the Commencement Date.

(d) If at any time during the Term, Landlord determines, in Landlord’s reasonable discretion, that the collective net worth of all the parties constituting Tenant is less than the net worth requirement required by this Paragraph 7 below for two (2) successive calendar years, Tenant shall be required to secure its obligation to remove buildings and improvements from the Premises pursuant to this paragraph by depositing with Landlord or Landlord’s designee, cash or other security reasonably acceptable to Landlord (the “Demolition and Removal Security”) in an amount reasonably determined by Landlord to be sufficient to discharge Tenant’s obligation to remove all buildings and improvements from and to restore the Premises to its Original Condition. For purposes of this Paragraph 7, the net worth requirement shall mean Thirty Million Dollars ($30,000,000) as adjusted for Consumer Price Index changes as set forth in this Paragraph 7 below. The Thirty Million Dollars ($30,000,000) net worth threshold set forth in this Paragraph 7 above shall be adjusted on each anniversary of the Commencement Date, by multiplying Thirty Million Dollar ($30,000,000) by a fraction, the numerator of which is the Consumer Price Index (defined in Paragraph 3) published immediately before the applicable adjustment date and the denominator of which is the Consumer Price Index published immediately before the Commencement Date. Annually during the Term, Landlord shall be entitled to review Tenant’s financial statements and data to determine whether or not the net worth of Tenant is equal to or greater than the net worth requirement imposed by this Paragraph 7. Such financial statements and data shall be made available to Landlord within thirty (30) days of Landlord’s written request therefor. If Landlord reasonably determines that Tenant’s net worth is less than the net worth requirement set forth in this Paragraph 7 for two (2) successive calendar years, Tenant shall be required to post the Demolition and Removal Security within thirty (30) days of receipt after written request therefor from Landlord. Any interest or other gain paid upon the Demolition and Removal Security shall accrue to and be invested in the instrument constituting said security, which must be maintained until Tenant’s net worth equals or exceeds the net worth requirement of this Paragraph 7 for two (2) successive calendar years. Landlord’s right hereunder to require and Tenant’s obligation to furnish and maintain the Demolition and Removal Security shall continue with respect to the original Tenant in the event of any assignment of this Lease where the assignee does not meet the standards set forth in Paragraph 14 below for a release of Tenant from obligations hereunder until such time as the assignee meets the standard set forth in Paragraph 14 below for such release of Tenant; provided, however that in no event shall Landlord have the right to require both the assigning Tenant and the assignee simultaneously to maintain Demolition and Removal Security in an aggregate amount that exceeds the amount Landlord reasonably determines to be sufficient to remove all buildings and improvements from and to restore the Premises.

8. Repairs, Maintenance, Governmental Regulations.

(a) Tenant shall without any cost or expense to Landlord:

(i) Keep and maintain all buildings and improvements on the Premises, and all appurtenances thereto, in good condition, normal wear and tear, excepted, subject to the provisions of this Lease concerning damage and destruction and to Tenant’s right to alter, remove and replace any improvement pursuant to Paragraph 5 above. Tenant expressly waives all rights to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code.

(b) Subject to the provisions of this Lease concerning condemnation, alterations, and damage and destruction, Tenant shall not commit or suffer to be committed any waste of the Premises or the Project Improvements, or any part thereof. Tenant shall keep the Premises clean and well maintained. Notwithstanding the foregoing, Tenant shall make such changes, repairs, alterations, improvements, renewals or replacements to the Project Improvements as are required by reason of any law, ordinance, regulation or order of a competent governmental authority.

(c) Tenant shall pay to Landlord an amount equal to twenty five percent (25%) of all costs and expenses actually incurred by Landlord in maintaining and repairing the Perimeter Road located on and around the District Property in accordance with a separate agreement between Landlord and Tenant regarding such perimeter road being entered into and recorded contemporaneously herewith and in the for attached hereto as Exhibit J. Within ninety (90) days of the Effective Date, and on or before every fifth (5th) anniversary of the Effective Date, Landlord shall prepare and provide Tenant with a copy of a budget of its estimate of costs and expenses of maintaining the Perimeter Road for the five (5) years following the Effective Date and every five (5) year period thereafter. Landlord shall maintain records of its actual cost and expenses of maintaining the Perimeter Road, and Tenant, or the accounting firm of Tenant’s choice, shall have the right to audit said records at Landlord’s address as set forth above during normal business hours upon five (5) business days written notice to Landlord. Any adjustments resulting from said audit shall be reflected on Landlord’s next invoice to Tenant. Tenant shall bear all costs and expenses of any such audit.

9. Damage or Destruction.

(a) Within thirty (30) days after any damage or destruction that may occur on the Premises or to the Project Improvements thereon, Tenant shall notify Landlord if Tenant reasonably estimates the costs of repairs to equal or exceed the lesser of Five Hundred Thousand Dollars ($500,000) or ten percent (10%) of the replacement cost of the Project Improvements that are in need of restoration.

(b) If the Project Improvements are damaged or destroyed by any casualty where (a) the casualty is required to be insured against by the terms of this Lease or is actually insured against; and (b) the Net Insurance Proceeds (as defined below) actually available to Tenant, or which would be available to Tenant if it had carried the required insurance, for restoration are, or would be, sufficient to restore such Project Improvements, then Tenant shall, as soon as is reasonable under the circumstances, either (i) repair, restore or rehabilitate the buildings and improvements, or (ii) replace the damaged buildings and improvements with substitute buildings and improvements acceptable to Tenant (provided that Tenant agrees to construct substitute buildings and improvements consistent with the value and quality of the pre-existing buildings and improvements, and shall commence and continue such activity thereafter diligently and without interruption thereof (subject to force majeure and other matters outside the reasonable control of Tenant), at Tenant’s sole cost and expense. As used herein, the term “Net Insurance Proceeds” means the gross insurance proceeds paid by an insurer to Tenant for loss or damage to the Project Improvements plus any deductible amounts under such policies, less any amounts required to be paid to Leasehold Mortgagees from such proceeds. If there are not sufficient Net Insurance Proceeds to perform the work described in (i) and (ii) of this subparagraph (b) (collectively, “Restoration Work”), and Tenant elects not to perform such work, then Tenant shall remove the damaged buildings and improvements and restore the affected portions of the land as nearly as possible to the condition that existed prior to the construction of such buildings and improvements, provided, however, that Monthly Rent shall not be abated for any portion of the Premises in such event. The work described in the prior sentence shall be done at Tenant’s expense.

(c) Notwithstanding the foregoing, Tenant shall have the option of terminating this Lease if the remaining Term of this Lease is equal to or less than the term listed below, and if the restoration costs which would be incurred if the buildings and improvements were restored to the same quality as existed prior to the damage or destruction are in excess of the corresponding percentage of the then replacement cost for all of the buildings and improvements:

Term	Cost
20 years or less	75% or more
15	50%
10	25%
5	10%
2	5%

(i) Notice of termination pursuant to this subsection must be given, if at all, within sixty (60) days after settlement of insurance proceeds and any such notice, once given, shall be irrevocable (provided, however, that any such notice given by Landlord shall be void or voided, as the case may be, if Tenant timely gives Landlord the notice set forth above of Tenant’s election to perform restoration); and this Lease shall terminate on the date occurring ten (10) days after such notice is given;

(ii) Upon such termination, all rent and other sums paid or payable under this Lease shall be prorated and paid up to the date of Lease Termination. Within sixty (60) days following the date of termination, any amounts due Tenant shall be refunded to it and any amounts due Landlord shall be paid to it;

(iii) Tenant shall deliver possession of the Premises in the condition required by Paragraph 7. Tenant shall be responsible for the cost of any required restoration of the Premises, and shall be entitled to retain any Net Insurance Proceeds.

(iv) Tenant shall deliver possession of the Premises affected by such damage and destruction to Landlord and, within sixty (60) days following Lease Termination, shall deliver to Landlord a quitclaim deed in recordable form whereby Tenant quitclaims to Landlord all right, title and interest (without any express or implied covenants concerning the status of title or of encumbrances) in the Premises and the Project Improvements thereon, if any.

Notwithstanding the foregoing, if Tenant elects to terminate the Lease pursuant to this paragraph, Landlord shall have the right to nullify such election, keep this Lease in full force and effect, and require Tenant to make restoration of the Project Improvements and the Premises by either depositing with Tenant, the Leasehold Mortgagee or the Escrow Holder (as the case may be depending on which party has the right to hold the insurance proceeds pending Restoration as defined in Paragraph 12(f) below) immediately, or giving Tenant assurances reasonably satisfactory to Tenant that Landlord will deposit with such party in the future, as needed to perform such Restoration, the amount of the deficiency between (i) the amount Of insurance proceeds actually available for Restoration, and (ii) the cost of Restoration. Landlord must make such election, if at all, by giving Tenant written notice thereof prior to the date this Lease would otherwise terminate as a result of Tenant’s election to terminate.

(d) If Tenant does not timely elect to terminate this Lease or is required to restore the Project Improvements pursuant to this Paragraph 9, Tenant shall in conformity with the provisions set forth in Paragraph 12, below, immediately deposit with the appropriate party the amounts or security required pursuant to Paragraph 12 (or, if no such deposit is required pursuant to Paragraph 12, shall immediately deposit with Landlord either an amount equal to the deficiency in insurance proceeds actually available for Restoration, or security reasonably satisfactory to Landlord for such deficiency) and shall as soon as is reasonable under the circumstances, but in any event in conformity with the provisions set forth in Paragraph 12, commence and continue thereafter diligently and without interruption thereof, at Tenant’s sole cost and expense (but Tenant may use any Net Insurance Proceeds therefor that are available), to repair, restore and rebuild the same as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with the provisions of this Lease relating to changes or alterations.

Notwithstanding any other provision of this Lease, upon any event of damage or destruction to the Project Improvements, Tenant shall at its sole cost and expense (whether or not insurance proceeds are available therefor and whether or not either Tenant or Landlord terminates or intends to terminate this Lease, but subject to reimbursement from insurance proceeds if and when available) promptly take such actions and undertake and complete such work as is necessary to assure the safe condition of the damaged Project Improvements pending the ultimate disposition of such Project Improvements. In any instance where Tenant may elect to terminate this Lease rather than restore the Project Improvements pursuant to this Paragraph 9, if Tenant does not terminate this Lease, Tenant shall restore or replace the Project Improvements as set forth above in the first paragraph of this Paragraph 9(d).

(e) Unless this Lease has been terminated pursuant to the provisions hereof, Tenant’s obligation to make payments of Monthly Rent and all other rent and other obligations hereunder and to perform all its covenants and conditions shall not be affected by any damage or destruction of the Premises or Project Improvements by any cause whatsoever (other than the gross negligence or willful misconduct of Landlord or District), and Tenant hereby waives the provisions of any statute or law now or hereafter in effect contrary to such obligations of Tenant as herein set forth, or which relieves Tenant therefrom. Without limiting the generality of the foregoing, Tenant hereby waives the provisions of Sections 1932, 1933 (3) and (4) and 1942 of the California Civil Code.

10. Mechanics’ Liens.

(a) Tenant shall not suffer or permit any mechanic’s, materialmen’s, attachment, execution or other similar liens or stop notices to attach to or be filed against the Premises and the building and improvements or against Landlord’s interest therein. Subject to the provisions of Paragraph 10(b), if any such liens, stop notices or similar proceedings are filed or commenced, Tenant shall, within thirty (30) days after notice of the filing, cause the same to be discharged of record by payment, deposit, order of court or by bonding. Tenant covenants and agrees to give Landlord written notice not less than ten (10) days in advance of the commencement of any construction, alteration, addition, improvement or repair costing in excess of One Hundred Thousand Dollars ($100,000) in order that Landlord may post appropriate notices of Landlord’s non-responsibility.

(b) If Tenant desires to contest any lien of the nature set forth above, it shall notify Landlord of its intention to do so within twenty (20) days after the filing of such lien, and Tenant shall furnish the bond required in California Civil Code Section 314 3 (or any comparable statute hereafter enacted) or otherwise cause such lien to be removed within thirty (30) days after it has been recorded against the Premises. Tenant shall not be in default hereunder, and Landlord shall not satisfy and discharge such lien or the amount claimed to be owed, until five (5) days after the final determination of the validity thereof, within which time Tenant shall satisfy and discharge such lien and the amount owed to the extent held valid, and all penalties, interest and cost in connection therewith, as the case may be. In the event of any such contest, Tenant shall protect and indemnify Landlord against all loss, cost, expense and damage resulting therefrom. In addition, if Tenant does not remove the lien within the time required by this paragraph, Tenant shall pay as Additional Rent reasonable attorney’s fees incurred by Landlord in its efforts to remove the lien.

(c) Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman, for the performance of any labor or the furnishing of any materials for any improvement, alteration, repair or replacement of the building and improvements on the Premises, nor as giving Tenant any right, power or authority to contract for or permit, on Landlord’s behalf or as to Landlord’s interest, the rendering of any services or the furnishing of any materials.

11. Indemnity.

(a) Tenant’s Indemnity. Except as otherwise indemnified by Landlord as set forth in Paragraph 11(b) below, Tenant agrees to indemnify and defend Landlord and/or District and Landlord’s and/or Districts’ contractors, consultants, agents, servants, trustees, board members, directors, licensees, invitees, officers and employees against and save it harmless from any and all loss, cost, liability, damage and expense, including, without limitation, penalties, fines, reasonable attorneys’ fees and disbursements, damage to property and injury to persons, and obligations or liabilities to District and its successors and assigns pursuant to the Master Lease, to the extent caused by Tenant’s default of the provisions of this Lease; or incurred in connection with or arising from any cause whatsoever during the term of this Lease in, on or about the Premises and/or the Project Improvements whether or not such cause becomes known to Landlord, District or Tenant before or after termination or expiration of this Lease including, without limitation, (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant, or of the employees, agents, licensees or invitees of Tenant or any such other person, in, on or about the Premises and/or the Project

Improvements, whether the matter becomes known during or after the expiration of, the Term, including, without limitation, any act, omission or negligence in the construction of any Project Improvements, or (c) any claims by any persons by reason of any materials or labor supplied to the Premises, or injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in this sentence. Tenant shall hold all goods, materials, and other personal property whatsoever on the Premises or in the Project Improvements at the sole risk of Tenant and indemnify Landlord against and save it harmless from any loss or damage thereto by any cause whatsoever.

(b) Landlord’s Indemnity. Landlord agrees to indemnify and defend Tenant and Tenant’s members, contractors, consultants, servants, licensees, invitees, subtenants, employees, officers, directors, partners and agents and save them harmless from any and all loss, cost, liability, damage and expense, including without limitation, penalties, fines, reasonable attorneys’ fees and disbursements, damage to property and injury to persons, arising as a result of the default by Landlord of any of Landlord’s obligations under this Lease; District’s default of its obligations under any document executed by Landlord, District and Tenant; or the willful misconduct or negligence of Landlord, District or their respective employees, contractors, invitees, officers, directors, trustees or agents.

(c) Survival of Indemnity. Tenant’s and Landlord’s obligations under this Paragraph 11 shall survive Lease Termination.

12. Insurance.

(a) Coverage Required. Tenant shall at its sole cost and expense procure and maintain during the Term hereof the following policies of insurance:

(i) “All risk” property insurance against loss or damage to the Project Improvements resulting from fire, windstorm, hail, lightning, vandalism, malicious mischief, and such other perils ordinarily included in extended coverage casualty insurance policies. All insurance hereunder shall be maintained in an amount not less than One Hundred percent (100%) of the Full Insurable Value of the Project Improvements (as defined in Paragraph 12(b).

(ii) Public liability insurance naming Landlord as an additional insured, to protect against loss from liability for damages on account of personal injury, death or property damage occurring in, on or about the Premises or the Project Improvements located thereon, or resulting directly or indirectly from Tenant or Tenant’s agents’ or subtenants’ use and occupancy under this Lease of the Premises and the Project Improvements located thereon. The total coverage for personal injury and property damage insurance for the Premises and the Project under this Lease shall be an amount of at least Seven Million Dollars ($7,000,000) combined single limit, with a deductible no greater than Ten Thousand Dollars ($10,000). Landlord may, at every fifth (5th) anniversary of this Lease, require Tenant to increase insurance limits provided that such limits are available at commercially reasonable rates and are commonly required to be obtained by institutional lenders for other comparable buildings located in the City of Santa Clara, California.

(iii) Flood insurance;

(iv) Earthquake insurance if available at commercially reasonable rates;

(v) Course of construction insurance in the same amount as required in Paragraph 12 (a) (i), above, for “all risk” property insurance, and covering all construction activities on the Project;

(vi) Rental value insurance against loss or damage by fire or vandalism, including mischief and all hazards included in the present all risk extended coverage endorsement or under the provisions of such successor extended coverage endorsement as may be available in an amount sufficient to pay the Monthly Rent for a twelve (12) month period (to the extent such coverage is available), as reasonably estimated by Tenant for the upcoming year but in no event less than an amount equal to the Monthly Rent payable for such upcoming year plus the aggregate amount of the Additional payable during the upcoming year;

(vii) Demolition and debris removal insurance; and

(viii) Such increases to the above. insurance coverages, and such other insurance in such amounts, as from time to time may be reasonably required by Landlord and/or any Fee Mortgagee, provided that such increases and coverages are available at commercially reasonable rates and are commonly required to be obtained by institutional lenders for other comparable buildings located in the City of Santa Clara, California.

(b) Full Insurable Value. The term “Full Insurable Value” as used in this Lease shall mean the actual replacement cost excluding the cost of excavation, foundation and footings below the ground level of the Project Improvements. To ascertain the amount of coverage required, Tenant shall (i) cause the full insurable value to be determined from time to time by appraisal by the insurer or by any appraiser mutually acceptable to Landlord and Tenant, at least once every ten (10). years, and (ii) cause an insurance broker or insurance agent reasonably acceptable to Landlord and to all Fee Mortgagees and Tenant Leasehold Mortgagees to issue to such parties a statement reasonably acceptable to each of them of the current “Full Insurable Value” at least once every three (3) years; except that no appraisals shall be required pursuant to (i), above, if the policy is written on a “replacement cost” basis.

(c) General Requirements. All insurance required to be maintained pursuant to this Paragraph 12, shall: (i) except for workers’ compensation insurance, list Landlord, District and Tenant (and any Fee Mortgagees and Tenant Leasehold Mortgagees) as additional insureds, as their respective interests may appear; and (ii) provide that all insurance proceeds shall be adjusted by Landlord and Tenant and shall, except in the case of comprehensive general liability insurance and workers’ compensation insurance, be payable to Landlord, Tenant and any Tenant Leasehold Mortgagees, notwithstanding any termination of this Lease.

All insurance provided for under this Paragraph 12 shall be effected under policies issued by insurers licensed or permitted to do business in the State of California and having a rating of A+7 or better in Best Insurance Guide or if Best Insurance Guide is no longer in existence, a comparable rating from a comparable rating service. Any controversy concerning comparable ratings and/or comparable rating services shall be subject to arbitration.

All of such insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property contained in Paragraph 11.

Any insurance required to be maintained by Tenant pursuant to this Paragraph 12 may be taken out under a blanket insurance policy or policies covering other premises or properties, and other named insureds in addition to the parties hereto; provided, however, that any such policy or policies of blanket insurance, or supplemental written certification from the insurers under such policies; shall specify therein the amount of insurance allocated to the coverage required under this Paragraph 12 (except that no such allocation shall be required if coverage is provided on a “blanket limit” basis) and provided further, that in all other respects, any such blanket policy shall comply with the other provisions of this Paragraph 12.

All certificates of insurance shall provide that such certificates and the policies related thereto shall not be canceled or materially changed without at least thirty (30) days’ prior written notice to Landlord.

All insurance policies shall provide that there shall be no exclusion from coverage for cross liability among the listed insureds.

Certificates of insurance (other than course of construction) shall be deposited with Landlord together with appropriate evidence of payment of the current premiums therefor on or before the Commencement Date of this Lease; and, at least thirty (30) days prior to expiration of any such policy, certificates of renewal policies shall also be so deposited. The certificate of insurance applicable to course of construction insurance shall be deposited with Landlord together with appropriate evidence of payment of the current premium therefor prior to commencement of construction of the Project Improvements.

(d) No Apportionment. There shall be no apportionment of premiums with respect to insurance maintained pursuant to this Paragraph 12 at the expiration or any other termination of this Lease. Tenant may cancel any such policies as of such expiration or termination and obtain any premium refunds incident thereto. Tenant shall be entitled to any premium refund or dividend received by Landlord or Tenant on account of any insurance maintained by Tenant pursuant to this Paragraph 12.

(e) Default. If Tenant fails or refuses to procure or maintain insurance as required by this Lease to be procured and maintained by Tenant, Landlord shall have the right, but not the obligation, to procure and maintain the required insurance for the benefit of Tenant, Landlord and District. The premiums paid by Landlord shall be treated as additional rent due from Tenant, to be paid on the first day of the month following the date on which the premiums were paid. Landlord shall give prompt notice of the payment of such premiums, stating the amounts paid and the name(s) of the insured(s), and the name of the insurer(s).

(f) Disposition of Insurance Proceeds Resulting from Loss or Damage to Project Improvements.

(i) Leasehold Mortgage Governs. In the event of damage or destruction to a Project Improvement that is subject to a Leasehold Mortgage as provided under Paragraph 20(a), infra, the Net Insurance Proceeds shall be disposed of pursuant to the terms of such Leasehold Mortgage. In the event a damaged Project Improvement is not properly subject to a Leasehold Mortgage or said Leasehold Mortgage has no applicable provisions, the remaining provisions of this Paragraph 12(f) shall govern the disposition of the Net Insurance Proceeds.

(ii) Disposition When Project Improvements Repaired or Rebuilt.

(A) In the event of damage or destruction to the Project Improvements for which the estimated cost of repairs will not exceed the lesser of Five Hundred Thousand Dollars ($500,000) or ten percent (10%) of the replacement cost (determination of which shall be subject to arbitration pursuant to Paragraph 16 below) of the Project Improvements that are in need of Restoration (the “Release Amount”), the Net Insurance Proceeds shall, provided that Tenant commits itself in writing to repair such damage or destruction and that this Lease is not terminated, be paid directly to Tenant and shall constitute a trust fund to be used for the repair, restoration or reconstruction (the “Restoration”) of such Project Improvements.

(B) If, at the time of such damage or destruction, there shall not be a Leasehold Mortgage on the Property and/or Project Improvements containing disbursement provisions, all such insurance proceeds shall be paid into an escrow deposit account with Wells Fargo Bank N.A., or any other bank or trust company in Santa Clara County, California (the “Escrow Holder”) mutually agreed upon by Landlord and Tenant. The disposition of such proceeds shall be governed by the terms of this Agreement and, if not clearly addressed, by the mutual agreement of the parties hereto. Any dispute as to disposition of proceeds shall be resolved by arbitration pursuant to Paragraph 16 herein.

(iii) Disposition if Project Improvements Not Repaired or Rebuilt. If this Lease is terminated and the Project Improvements are not restored, the Net Insurance Proceeds shall be made payable to Landlord, and shall be applied as follows:

(A) First, to Tenant to satisfy its obligations as follows: The insurance proceeds shall be used to remove the rubble from the damaged Project Improvements and the Property and to leave the remaining damaged Project Improvements and the Property in a neat, clean, safe and reasonable operating condition in accordance with Paragraph 9(b) herein.

(B) Next, to Landlord to pay for any and all sums owing under the Lease.

(C) Next, any insurance proceeds remaining shall be paid immediately to Tenant.

Notwithstanding the above, Tenant shall be entitled to the proceeds from any other insurance policy carried by Tenant that is not required under this Lease, except for the proceeds from earthquake insurance and for proceeds payable in connection with Restoration of the Project Improvements.

(iv) Waiver of Subrogation. Tenant hereby waives any claim against Landlord for any loss required to be covered by insurance hereunder and for any loss actually covered by insurance, but only to the extent that such waiver is permitted under the applicable policies of insurance and will not cause any coverage to be voided thereunder, and Tenant shall, to the extent obtainable, obtain from its insurance company or companies a waiver of any right of subrogation against Landlord.

(g) Settlement Negotiations. Tenant shall have the sole right to conduct any insurance settlement negotiations in regard to any damage to, or destruction of, the Project Improvements. If the damage to or destruction of the Project Improvements exceeds the proposed insurance settlement, Tenant shall so notify Landlord and Tenant shall furnish Landlord with a copy of the claim submitted to the insurance company simultaneously with such submission. Tenant shall also furnish Landlord with a copy of any proposed insurance settlement. Landlord shall have until the later of (i) thirty (30) days after receipt of a copy of such claim, or (ii) twenty (20) days after receipt of a copy of such proposed settlement, to approve or disapprove said settlement, which approval shall not be unreasonably withheld. If Landlord does not approve said settlement proposal prior to the later date as determined under (i) or (ii) of this subparagraph above, Landlord shall be deemed to have approved said settlement proposal. If Landlord shall, prior to the later date as determined under (i) or (ii) of this subparagraph above, disapprove said settlement proposal, no settlement shall be binding upon Landlord and Tenant shall have no right to terminate the lease as a result of such disapproval. If Landlord disapproves a settlement proposal that is supported by Tenant, either party may submit the dispute to arbitration. In the event this Lease shall be terminated as permitted herein, Landlord and the Leasehold Mortgagee described in subparagraph 12(f)(i), if any, shall have the sole right to negotiate and make any insurance settlement concerning proceeds (or the amount thereof) that (i) Tenant has no right to receive or to be credited for and (ii) cannot affect any remaining liability of Tenant under this Lease or Tenant Leasehold Mortgage. The party not conducting such negotiations and settlement agrees to cooperate with the other party in such negotiations and settlement. In any event, Tenant agrees to furnish Landlord with a reasonable estimate of the amount of the prospective insurance recovery as soon as such information is available to Tenant, and from time to time to furnish updated estimates thereof to Landlord.

13. Taking by Eminent Domain.

(a) Waiver. Landlord waives any right of eminent domain it now possesses or may possess in the future with regard to the Premises and this Lease.

(b) Definitions. For purposes of this Lease, the following terms shall have the following meanings:

(i) Taking. “Taking” shall mean a taking or damaging, including severance damage, by eminent domain, inverse condemnation, or for any public or quasi-public use under any statute. The Taking may occur pursuant to the recording of a final order in condemnation or by voluntary sale or conveyance in lieu of condemnation. The Taking shall be considered to take place as of the date upon which title to the portion of the Project taken passes to and vests in the condemnor or the effective date of any order for possession, whichever is earlier.

(ii) Total Taking. “Total Taking” shall mean a Taking (other than a “Temporary Taking” defined below) of the fee title to the Premises and the Project Improvements located thereon or Tenant’s entire leasehold interest under the Lease.

(iii) Substantial Taking. “Substantial Taking” shall mean the Taking of so much of the. Premises and/or the Project Improvements located thereon, that (i) the operation of any subtenant’s business thereof is rendered economically unviable or substantially impaired in Tenant’s reasonable opinion, or (ii) the property taken constitutes thirty-three percent (33%) or more of the fair market value of the land underlying the Premises and the Project Improvements located thereon.

(iv) Partial Taking. “Partial Taking” shall mean any Taking of the Premises and/or the Project Improvements located thereon that is not a Total, Substantial or Temporary Taking.

(v) Temporary Taking. “Temporary Taking” shall mean a Taking of all or any part of the Premises and/or the Project Improvements located thereon for a specified term, which term is specified at the date of Taking and does not exceed five (5) years. A Temporary Taking does not include a Taking which is to last for an indefinite period and/or which will terminate only upon the happening of a specified event unless it can be determined at the time of the Taking when such event will occur. A Taking for an indefinite term or for a term of more than five (5) years shall be treated as a Total, Substantial or Partial Taking, as applicable, in accordance with this Lease.

(vi) Award. “Award” shall mean the compensation paid for the Taking whether pursuant to judgment, agreement, settlement or otherwise.

(c) Effect of Taking.

(i) Total Taking. In the event of a Total Taking, this Lease shall terminate as of the date of the Taking. Upon such termination, all rent and other sums paid or payable under this Lease shall be prorated and paid up to the date of Taking, provided that Tenant shall remain liable for all accrued obligations under this Lease. Within sixty (60) days following the date of termination, any amounts due Tenant shall be refunded to it and any amounts due Landlord shall be paid to it.

(ii) Substantial Taking of the Property.

(A) In the event of a Substantial Taking of the Premises, Tenant may terminate this Lease by giving written notice to Landlord of its election within thirty (30) days after the effective date of the Taking.

(B) If Landlord disputes Tenant’s claimed right to terminate this Lease pursuant to this subparagraph 13(b) (ii), Landlord shall give Tenant notice of this fact within thirty (30) days after receiving notice of Tenant’s election to terminate. In such event, the matter shall be submitted to arbitration pursuant to Paragraph 16 of this Lease.

(C) If it is determined that Tenant has the right to terminate this Lease as to the remaining portion of the Premises, or if Landlord does not dispute Tenant’s right to so terminate this Lease within the time set forth in subparagraph 13(b) (ii) (B) above, such termination as to the remaining portion shall be effective as of the date of the Taking. Upon such termination, all rent and other sums paid or payable under this Lease shall be prorated and paid up to the effective date of the Taking Tenant shall remain liable for all accrued obligations under this Lease. Within sixty (60) days following the date of termination, any amounts due Tenant shall be refunded to it and any amounts due Landlord shall be paid to it.

(D) Notwithstanding anything to the contrary in this subparagraph 13(b)(ii), if Tenant has elected to terminate this Lease, and the condemning authority abandons or materially revises the Taking, Tenant shall have forty-five (45) days after receipt of written notice of such abandonment or revision to revoke its notice of termination previously given.

(iii) Partial Taking. In the event of a Partial Taking or a Substantial Taking in which Tenant does not elect to terminate this Lease pursuant to subparagraph 13(b) (ii) above, this Lease shall remain in full force and effect as to the portion of the Premises and the Project Improvements thereon not taken and shall terminate as to that portion taken, and the Base Rent shall thereafter be reduced during the remainder of the Term which is proportionate to the fair market value of the portion so taken. Upon such partial termination, all rent and other sums paid or payable under this Lease for the portion taken shall be prorated and paid up to the date of Taking. Within sixty (60) days following the date of such partial termination, any amounts due Tenant shall be refunded to it and any amounts due Landlord shall be paid to it.

(iv) Temporary Taking.

(A) In the event of a Temporary Taking of the Premises, the Lease Term shall not be reduced or affected in any way and Tenant shall continue to pay and be liable for all rent and other sums for which it is obligated under this Lease. Subject to the other provisions of this subparagraph 13(b)(iv), in the event of such Temporary Taking Tenant shall be entitled to any Award or payment for the temporary use of the Premises attributable to the period prior to and including the date of the termination of this Lease, and Landlord shall be entitled to any Award or payment for such use attributable to the period after the termination of this Lease.

(d) Notice. The party receiving any notice of the kinds specified below shall promptly inform the other party of the notice: (i) Notice of intended Taking; (ii) Service of any legal process relating to condemnation; or (iii) Notice of intent or willingness to make or negotiate a sale or transfer in lieu of condemnation.

(e) Negotiation of Award. Landlord and Tenant shall each have the right to represent his interest in each proceeding or negotiation with respect to a taking. No agreement with the condemning authority shall be made without the consent of Landlord and Tenant.

(f) Waiver. Landlord and Tenant waive the provisions of California Code of Civil Procedure section 1265.130 or any similar law which allows either party to petition the Superior Court to terminate this Lease in the event or a partial taking.

(g) Allocation of Award. The proceeds of any award received in connection with a total or partial taking of the Premises shall be equitably apportioned between the parties as their interests may appear, taking into consideration the number of years remaining in the Term of this Lease at the date of taking. If the parties are unable to agree as to such apportionment, and the matter is not determined by a Court as part of an eminent domain proceeding, the proper apportionment shall be determined by arbitration conducted in accordance with Paragraph 16.

14. Assignment and Subleasing - Successors and Assigns.

(a) Sublease. Provided there is no uncured monetary default by Tenant under this Lease, Tenant may sublease all or any portion of the Premises, and may assign, encumber, extend or renew any such sublease, from time to time during the Term without Landlord’s consent (the “Project Subtenant Leases”), provided that all of the following requirements are satisfied:

(i) If requested by Landlord, District and/or any Fee Mortgagee, the subtenant under each Project Subtenant Lease (the “Project Subtenant”) shall have executed and delivered in recordable form to the requesting party a subordination, nondisturbance and attornment agreement in form, scope and substance reasonably satisfactory to Landlord, District, such Fee Mortgagee and such Project Subtenant (the “Attornment Agreement”).

(ii) The term of such Project Subtenant Lease shall be no longer than the then unexpired Term (without reference to any unexercised options to renew or extend) of this Lease;

(iii) Subject to the future rights of Leasehold Mortgagees, such Project Subtenant Lease shall contain a statement in bold type or print notifying the Project Subtenant that Tenant (or other sublessor, as the case may be) has assigned its rights to the rent due under such Project Subtenant Lease to Landlord and that, except to the extent such rental payments are from time to time being made to the Tenant Leasehold Mortgagees, the Project Subtenant is to make rental payments directly to. Landlord upon receiving any request therefor from Landlord.

(iv) Such Project Subtenant Lease shall contain a provision requiring the Project Subtenant thereunder to enter into attornment agreements and to execute estoppel certificates from time to time in form, scope and substance reasonably satisfactory to Landlord, Fee Mortgagees and, as to the estoppel certificates only, prospective purchasers or assignees of Landlord’s interest in the Project, if requested by Landlord and/or any of Fee Mortgagees;

(v) Tenant (or other sublessor, as the case may be) shall not accept more than twelve (12) months’ prepaid rent from any Project Subtenant unless all sums in excess of twelve (12) months’ rent are placed into an interest bearing escrow account reasonably satisfactory to Landlord and the Fee Mortgagees; and

(vi) At least thirty (30) days prior to the effective date of any Project Subtenant Lease, or of any amendment or assignment thereof, Tenant shall submit a copy of such lease, amendment or assignment, as the case may be, to Landlord.

(vii) Landlord hereby agrees that with respect to any Qualifying Subleases (defined below) made by Tenant and permitted pursuant to this Paragraph:

(A) The Project Subtenants shall not be joined as an adverse or party defendant in any action or proceeding which may be instituted or commenced by Landlord to terminate or enforce this Lease.

(B) The Project Subtenants shall not be evicted from any portion of the Premises, nor shall any right of any Project Subtenant(s) under this Lease be affected in any way by reason of any modification of or default under this Lease.

(C) The leasehold estate of any Project Subtenant shall not be terminated or disturbed during the Term by reason of any default under this Lease, and Landlord will recognize and honor such subtenants occupying the Premises so long as the Project Subtenants are not in default of their respective agreements and the Project Subtenants agree to attorn to Landlord in the event of Tenant’s default. Landlord may join a Project Subtenant in an action to terminate or enforce this Lease only if the Project Subtenant is in default of the provisions of this Lease or of the Project Subtenant Lease, beyond any time given to the Project Subtenant to cure such default.

(D) Landlord agrees to execute and acknowledge in recordable form, and to cause the Master Lessor and any lender having a mortgage, deed of trust or other security on the interest of Landlord or Master Lessor in the Premises, Lease or Master Lease, to execute in recordable form, from time to time for the benefit of Project Subtenants, a nondisturbance and attornment agreement certifying to the matters set forth in this subparagraph 14(f)(vii) above and containing such other provisions reasonably requested by Tenant, which agreement may be recorded by Tenant in the Official Records of Santa Clara County, California.

(viii) Qualifying Subleases. A “Qualifying Sublease” shall be a sublease which (i) is for a term of not more than fifteen (15) years (including options at a fixed rental rate, but excluding options at fair market value), (ii) is entered into with a subtenant having sufficient financial ability to meet its lease obligations under such sublease, as determined by Landlord in its reasonable discretion following a review of the subtenant’s financial information and statements, (iii) does not impose substantially more obligations on the part of the landlord under that sublease than the obligations of Landlord set forth in this

Lease provided that such landlord obligations may include an obligation to construct improvements on the Premises (subject to the restrictions in this Lease) so long as Landlord shall have no obligation under any non-disturbance and attornment agreement executed pursuant to Section 14 (a) (vii) (D) hereof to complete or pay for any such improvements, and (iv) is a sublease of an entire building.

(b) Assignment. Subject to the terms of this Paragraph 14, provided there is no uncured monetary default by Tenant under this Lease, Tenant may assign this Lease from time to time during the Term without Landlord’s consent, but with forty-five (45) days prior written notice to Landlord; notwithstanding the foregoing, Tenant agrees not to assign its interest or any portion thereof in the Lease prior to completion of construction of the initial Project Improvements. In the event an uncured monetary default exists at the time of such intended assignment, Tenant must obtain Landlord’s consent to such assignment, which consent shall not be unreasonably withheld, delayed or conditioned. In the event an uncured non-monetary default exists at the time of such intended assignment, such assignment shall be void unless Tenant immediately commences to cure such default and it can be reasonably expected that said default can be cured within the six (6) months after such assignment. The members, shareholders, or holder of any other beneficial interest of Tenant agree not to assign or otherwise transfer all or any portion of their member’s, shareholder’s or other beneficial interest holder’s ownership interest in the Tenant.

If Tenant, or any of them, assigns its interest, or any portion thereof, in this Lease at any time after the completion of construction of the initial Project Improvements to an assignee (i) with a net worth for the two (2) successive calendar years preceding the date of the assignment of Thirty Million Dollars ($30,000,000) or more as adjusted for Consumer Price Index changes as set forth below (“Net Worth Requirement”) and (ii) either (A) having prior experience in the operation and management of projects of a size and nature at least comparable to the Project or (B) is or agrees to be the occupant of all or substantially all of the Project (“Experience/Occupancy Requirement”), then the assignee shall have full responsibility for Tenant’s obligations arising under this Lease in accordance with the terms of the Lease after the assignment, and Tenant shall be released from all obligations arising under this Lease after the assignment.

If the assignee does not meet the Net Worth Requirement at the time of the assignment, then such assignee shall be required to provide a bond, letter of credit or other security with high liquidity for Landlord’s benefit, to secure Tenant’s demolition obligations pursuant to Paragraph 7 above in an amount equal to the Demolition and Removal Security, which security shall be subject to Landlord’s written approval, which shall not be unreasonably withheld or delayed; provided, however that in no event shall Landlord have the right to require both the assigning Tenant and the assignee simultaneously to maintain Demolition and Removal

Security in an aggregate amount that exceeds the amount sufficient to remove all buildings and improvements from and to restore the Premises. Further, Assignor shall not be released from liability under this Lease at the time of the assignment if the proposed assignee does not meet the Net Worth Requirement and the Experience/Occupancy Requirement. Tenant shall, however, be released from liability under this Lease at such time thereafter as the assignee meets the Net Worth Requirement for two (2) successive calendar years (which successive calendar years may include a period of time immediately preceding the assignment) and meets the Experience/Occupancy Requirements.

Tenant agrees to provide Landlord with copies of financial statements (prepared using the same standards used to prepare financial statements for the assignee’s lenders) and other documentation received from an assignee relating to its prior experience at least forty-five (45) days before the effective date of the assignment. Landlord shall determine in its reasonable discretion whether a proposed assignee meets the financial and experience requirements set forth herein for the release of Tenant from further obligations under this Lease, and shall notify Tenant of its determination within forty-five (45) days following the date that Landlord is provided with the information referenced in the prior sentence. If Landlord fails to advise Tenant of its determination within this forty-five (45) day period, Landlord shall be deemed to have determined that the proposed assignee meets the financial and experience requirements for the release of Tenant from further obligations under this Lease. If sufficient information is not available or is not furnished to Landlord in the form required hereby, then Tenant shall not be released from its obligations hereunder until such time as such information is provided to Landlord in the form required hereby and Landlord has made its determination within thirty (30) days after receipt of all said information pursuant to this paragraph above. After the assignment to said assignee, but before Tenant’s release from liability hereunder said Net Worth Requirement shall be determined by including the value of the equity in the Premises, so long as the consideration paid by assignee to the assignor is not included in the determination.

In any event, prior to the release of the assignor as contemplated by this Paragraph 14(b), the assignee shall enter into an assumption agreement in form and substance reasonably satisfactory to Landlord, which approval shall not be unreasonably withheld or delayed. In any event, assignee shall remain liable for an accrued liabilities under the Lease as of the date of assignors release. Any transfer of a member’s, shareholder’s, or other beneficial interest holder’s ownership interest in Tenant shall constitute an assignment subject to the terms and conditions of this Paragraph 14.

The Thirty Million Dollar ($30,000,000) net worth threshold set forth in this Paragraph 14 shall be adjusted on each anniversary of the Commencement Date, by multiplying Thirty Million Dollars ($30,000,000) by a fraction, the numerator of which is the Consumer Price Index published immediately before the applicable adjustment date and the denominator of which is the

Consumer Price Index published immediately before the applicable adjustment date and the denominator of which is the Consumer Price Index published immediately before the Commencement Date; provided, however, in no event shall such net worth threshold increase on any adjustment date by more than five percent (5%) of the net worth threshold in effect immediately prior to such adjustment. “Consumer Price Index” shall mean the consumer price index (all items) for all urban consumers as published by the United States Department of Labor, Bureau of Labor Statistics, for the San Francisco-Oakland-San Jose, California area (1982 - 84 = 100 base). If the Consumer Price Index is changed so that the base year for the index is adjusted, the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Price Index is otherwise changed or discontinued, then the most nearly comparable official price index of the United States Government shall be used for computing the adjustments pursuant to this Paragraph.

(c) Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of and shall apply to the respective successors and assigns of Landlord and Tenant as permitted hereunder, and all references in this Lease to “Landlord” and to “Tenant” shall be deemed to refer to and include permitted successors and assigns of each such party under the terms hereof without specific mention of such successors and assigns.

(d) Other Transactions. The restrictions on Transfer contained in this Paragraph 14 shall not be deemed to apply to or prevent, nor shall Landlord’s approval be required in connection with, the granting of any security interest (including without limitation Leasehold Mortgages) permitted in Paragraph 20 of this Lease; nor the exercise of the Leasehold Mortgagees’ rights to foreclose their respective Leasehold Mortgages by power of sale or otherwise; nor the granting of a deed or assignment in lieu of foreclosure to a Leasehold Mortgagee; nor any conveyance, assignment or transfer of this Lease by a Leasehold Mortgagee having acquired Tenant’s interest in this Lease as a result of its rights under the Leasehold Mortgage or under Paragraph 20. All of the foregoing events shall be governed solely by the provisions of Paragraph 20. Notwithstanding the above and without limitation, the restrictions on Transfer contained in this Lease shall apply to any Transfer by any owner of the leasehold estate, other than a Leasehold Mortgagee, whose interest shall have been acquired by, through or under any Leasehold Mortgage or shall have been derived from any holder thereof, as well as to the granting of easements or permits affecting or relating to all or any portion of the Premises and/or the Project Improvements.

(e) Involuntary and Other Transfers. Without limiting any other restrictions on transfer contained in this Lease, no interest of Tenant in this Lease, the Premises or the Project Improvements shall be assignable in the following manner:

(i) Under an order of relief filed, or a plan of reorganization confirmed, for or concerning Tenant by a bankruptcy court of competent jurisdiction under the federal bankruptcy act or the laws of the State of California, whereby any interest in this Lease, the Premises or the Project Improvements is assigned to any party which does not qualify as an approved transferee pursuant to this Lease unless such order is filed or such plan is confirmed in connection with an involuntary proceeding brought against Tenant and Tenant reacquires such transferred interest within forty-five (45) days after the date such order is filed or such plan is confirmed;

(ii) If Tenant assigns substantially all of its assets for the benefit of its creditors;

(iii) If an order of attachment is issued by a court of competent jurisdiction, whereby any interest in this Lease, the Premises or the Project Improvements or substantially all of Tenant’s assets are attached by its creditors and such order of attachment is not stayed within forty-five (45) days after the date it is issued; or

(iv) If a lien (other than liens allowed pursuant to Paragraph 20) against any interest in this Lease, the Premises or the Project Improvements, is foreclosed so that such interest is vested in a party other than Tenant.

The transfers described in this Paragraph 14(e) shall constitute a breach under this Lease by Tenant and Landlord shall have the right to terminate this Lease pursuant to Paragraph 15 as a result of any such transfer taking place, in which case this Lease shall not be treated as an asset of Tenant.

(f) Limitations.

(i) Except as otherwise expressly provided in this Lease, no Transfer will limit, diminish or otherwise relieve Tenant of any personal liability described herein, or result in an increase therein. Tenant and any transferee shall be jointly and severally liable under this Lease.

(ii) In no event shall Landlord be required to consent or be deemed to consent to a Transfer to a party then subject to any proceedings under any insolvency, bankruptcy or similar laws. No voluntary or involuntary assignee, sublessee, or successor in interest of Tenant shall acquire any rights or powers under this Lease except as expressly set forth herein, including Mortgagee protection provisions.

(g) Confidentiality. Landlord acknowledges and agrees that prior to the effective date of any proposed Transfer all information submitted to Landlord in connection with the proposed Transfer shall be confidential information and shall be reviewed by Landlord in private, closed sessions. Any such information shall not be discussed with, delivered to, or made available to any member of the public. Such information shall only be used by Landlord to evaluate the qualifications of the proposed transferee. After the effective date of a Transfer, the information submitted to Landlord in connection with the Transfer shall remain confidential, except that Landlord shall be allowed to disclose or make available to the public the name and address of the transferee, the terms of the Assumption Agreement, and the information referred to in subparagraphs 14(c) (i) (A) (2) and (4). In no event, however, shall Landlord disclose or make available to the public any financial information submitted to Landlord in connection with the Transfer. Notwithstanding the foregoing provisions of this Paragraph 14(g), the parties acknowledge and agree that a court or other government entity might order the District and/or Landlord to release or disclose certain information and that the District and Landlord, as public entities, are subject to current and future state and federal laws and regulations, including without limitation the California Public Records Act (California Government Code Section 6250 et seq.) and the Ralph M. Brown Act (California Government Code Section 54950 et seq.), which, among other things, regulate what matters may be kept confidential and what information must be made public. To the extent that any of the matters required by this Paragraph 14 (g) to be kept confidential are legally required to be made public, neither Landlord nor District shall be in violation of this Lease or of any other obligations owed Tenant for complying with legal requirements. At Tenant’s written request, Landlord shall deliver to a proposed transferee designated by Tenant a letter, duly authorized and executed, stating Landlord’s agreements concerning confidential information in connection with a Transfer, and the limitations to such agreements, all as set forth in this Paragraph 14(g).

15. Defaults, Remedies and Termination.

(a) Breach Under Lease. Failure by either party to perform in accordance with the terms and provisions of this Lease shall constitute a breach under this Lease by such nonperforming party.

(b) Events of Default.

(i) Default by Tenant. A breach by Tenant shall become a default under this Lease if, and only if, one or more of the following events occur:

(A) Rent. Tenant fails to pay to Landlord when due any installment of Monthly Rent, Additional Rent or other sums required by this Lease to be paid by Tenant to Landlord, and Tenant fails to cure such breach within ten (10) days after Tenant receives Notice of Breach (as defined in Paragraph 15(c) from Landlord; provided, however, that if Tenant and Landlord dispute the amount of Monthly Rent, other than Base Rent, that is due under the Lease and Tenant timely elects to arbitrate the dispute, Tenant shall not be in default unless Tenant fails to pay the amount not in dispute within ten (10) days after Tenant receives Notice of

Breach from Landlord or fails to pay the disputed amount (as determined by arbitration) within ten (10) days after Tenant receives notice of the arbitrators’ determination;

(B) Educational Enhancement. Tenant fails to provide any of the educational enhancement facilities or services as required by Paragraph 23, and Tenant fails to cure such breach within thirty (30) days after Tenant receives Notice of Breach from Landlord or, if such breach is incapable of being cured within thirty (30) days, Tenant fails to commence curing such breach within thirty (30) days following its receipt of Notice of Breach from Landlord or to diligently pursue completion of such cure thereafter; provided, however, that if Tenant timely elects to arbitrate such breach, Tenant shall not be in default unless Tenant fails to cure such breach within thirty (30) days following Tenant’s receipt of notice of the arbitrators’ determination that a breach has occurred or, if such breach is incapable of being cured within thirty (30) days, Tenant fails to commence curing such breach within thirty (30) days following its receipt of such notice or to diligently pursue completion of such cure thereafter;

(C) Transfer. Tenant Transfers (as defined in Paragraph 14) all or any portion of Tenant’s interest in the Property or this Lease in violation of the provisions of Paragraph 14, and Tenant fails to cure such breach within thirty (30) days after Tenant receives Notice of Breach from Landlord; provided, however, that if Tenant timely elects to arbitrate such breach, Tenant shall not be in default unless Tenant fails to cure such breach within thirty (30) days following Tenant’s receipt of notice of the arbitrators’ determination that a breach has occurred;

(D) Intentionally Omitted.

(E) Cooperation. Tenant fails to execute documents or to cooperate with Landlord as required by this Lease, and Tenant fails to cure such breach within twenty (20) days following its receipt of Notice of Breach from Landlord or, if such breach is incapable of being cured within twenty (20) days, Tenant fails to commence curing such breach within twenty (20) days following its receipt of such Notice of Breach or to diligently pursue completion of such cure thereafter; provided, however, that if Tenant timely elects to arbitrate such breach, Tenant shall not be in default unless Tenant fails to cure such breach within twenty (20) days following its receipt of notice of the arbitrators’ determination that a breach has occurred or, if such breach is incapable of being cured within twenty (20) days, Tenant fails to commence curing such breach within twenty (20) days following its receipt of such determination or to diligently pursue such cure thereafter;

(F) Other Obligations. Tenant breaches any of its other obligations under this Lease and Tenant fails to cure such breach within the time period expressly provided for in this Lease or, if no such period is expressly provided for, then (X) Tenant fails to cure such breach within thirty (30) days following its receipt of Notice of Breach from Landlord, or (Y) if such breach is incapable of being cured within thirty (30) days, Tenant fails to commence curing such breach within thirty (30) days following its receipt of such Notice of Breach or to diligently pursue completion of such cure thereafter; provided, however, that if Tenant timely elects to arbitrate such breach, Tenant shall not be in default unless Tenant fails to cure such breach within the time period set forth above in this subparagraph 15(b) (i) (F), except that such period shall commence as of the date Tenant receives notice of the arbitrators’ determination that a breach has occurred.

(ii) Default by Landlord. A breach by Landlord shall become a default under this Lease if, and only if, one or more of the following events occurs:

(A) Approvals. Landlord disapproves, withholds or delays approval of any permit, request or application of Tenant in violation of any provision of this Lease, including without limitation the provisions regarding approval of Transfer and Landlord fails to cure such breach within twenty (20) days following its receipt of Notice of Breach from Tenant or, if such breach is incapable of being cured within twenty (20) days, Landlord fails to commence curing such breach within twenty (20) days following its receipt of such Notice of Breach or to diligently pursue completion of such cure thereafter; provided, however, that if Landlord timely elects to arbitrate such breach, Landlord shall not be in default unless Landlord fails to cure such breach within twenty (20) days following its receipt of notice of the arbitrators’ determination that a breach has occurred or, if such breach is incapable of being cured within twenty (20) days, Landlord fails to commence curing such breach within twenty (20) days following its receipt of such determination or to diligently pursue such cure thereafter;

(B) Cooperation. Landlord fails to execute documents or to cooperate with Tenant as required by this Lease, and Landlord fails to cure such breach within twenty (20.) days following its receipt of Notice of Breach from Tenant or, if such breach is incapable of being cured within twenty (20) days, Landlord fails to commence curing such breach within twenty (20) days following its receipt of such Notice of Breach or to diligently pursue completion of such cure thereafter; provided, however, that if Landlord timely elects to arbitrate such breach, Landlord shall not be in default unless Landlord fails to cure such breach within twenty (20) days following its receipt of notice of the arbitrators’ determination that a breach has occurred or, if such breach is incapable of being cured within twenty (20) days, Landlord fails to commence curing such breach within twenty (20) days following its receipt of such determination or to diligently pursue such cure thereafter;

(C) Reimbursements. Landlord fails to make any reimbursement or other payment to Tenant when due as required by this Lease, and Landlord fails to cure such breach within thirty

(30) days following its receipt of Notice of Breach from Tenant; provided, however, that if Landlord timely elects to arbitrate such breach, Landlord shall not be in default unless Landlord fails to cure such breach within thirty (30) days following its receipt of notice of the arbitrators’ determination that a breach has occurred;

(D) Other Obligations. Landlord breaches any of its other obligations under this Lease, which breach impairs, hinders, prevents or delays Tenant’s ability to obtain any governmental approvals or permits, to obtain financing for the Project, or to develop the Project as contemplated by this Lease, or otherwise materially and adversely affects Tenant or any Leasehold Mortgagee, and Landlord fails to cure such breach within the time period expressly provided for in this Lease or, if no such period is expressly provided for, then (X) Landlord fails to cure such breach within thirty (3 0) days following its receipt of Notice of Breach from Tenant, or (Y) if such breach is incapable of being cured within thirty (3 0) days, Landlord fails to commence curing such breach within thirty (3 0) days following its receipt of such Notice of Breach or to diligently pursue completion of such cure thereafter; provided, however, that if Landlord timely elects to arbitrate such breach, Landlord shall not be in default unless Landlord fails to cure such breach within the time period set forth above in this subparagraph 15 (b) (ii) (D), except that such period shall commence as of the date Landlord receives notice of the arbitrators’ determination that a breach has occurred.

(c) Notice and Opportunity to Perform.

(i) Notice of Breach. Unless expressly provided otherwise in this Lease, no breach by a party shall be deemed to have occurred under this Lease unless another party first delivers to the non-performing party a written request to perform or remedy (the “Notice of Breach”), stating clearly the nature of the obligation which such non-performing party has failed to perform, and stating the applicable period of time described in Paragraphs 15(a) and (b), above.

(ii) Failure to Give Notice of Breach. Failure to give, or delay in giving, Notice of Breach shall not constitute a waiver of any obligation, requirement or covenant required to be performed hereunder. Except as otherwise expressly provided in this Lease, any failures or delays by either party in asserting any rights and remedies as to any breach shall not operate as a waiver of any breach or of any such rights or remedies. Delays by either party in asserting any of its rights and remedies shall not deprive such party of the right to institute and maintain any actions or proceedings which it may deem appropriate to protect, assert or enforce any such rights or remedies.

(d) Remedies in Event of Default. If a default occurs under this Lease, the non-defaulting party shall have the remedies described below.

(e) Landlord’s Remedies. Landlord shall have the following remedies with respect to a default by Tenant:

(i) Termination. Subject to the rights of Leasehold Mortgagees contained in Paragraph 20, Landlord shall have the right to give Tenant three (3) days’ notice of intention to terminate this Lease and thereupon, at the expiration of said three (3) days, this Lease shall terminate as fully and completely as if that day were the day herein definitely fixed for the expiration of the Term hereof and Tenant shall then quit and surrender the Project to Landlord, but Tenant shall remain liable as provided in this Lease. If Tenant fails to so quit and surrender the Project as aforesaid, Landlord shall have the right to re-enter the Project and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Project by unlawful detainer or other summary proceedings, or other proceedings allowed by law, and remove their effects and regain possession of the Project (but Landlord shall not be obligated to effect such removal).

(ii) Continuation. In the event of any default under this Lease by Tenant (and regardless of whether or not Tenant has abandoned the Project), this Lease shall not terminate unless Landlord, at Landlord’s option, elects to terminate Tenant’s right to possession as provided herein, or, at Landlord’s further option, by the giving of any notice (including, without limitation, any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful detainer) to terminate Tenant’s right to possession. For so long as this Lease continues in effect, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including, without limitation, the right to recover all rent as it becomes due hereunder. For the purposes of this Lease, the following shall not constitute termination of Tenant’s right to possession: (i) acts of maintenance or preservation or efforts to relet the Project; or (ii) the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease.

(iii) Additional Rights and Remedies of Landlord. In the event of Tenant’s default under this Lease Landlord shall have the following rights and remedies in addition to the rights and remedies set forth above:

(A) If Landlord elects to terminate this Lease, Landlord shall have the right to remove any and all persons and personal property from the Project pursuant to such rights and remedies as the laws of the State of California shall then provide or permit, but Landlord shall not be obligated to effect such removal (said property may, at Landlord’s option, be stored or otherwise dealt with as provided within this Lease or as such laws may then provide or permit, including, without limitation, the right of Landlord to sell or otherwise dispose of the same or to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant);

(B) If Landlord does not elect to terminate this Lease, Landlord shall have the rights and remedies provided by California Civil Code Section 1951.4, which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including, without limitation, the right to recover rent and additional charges as they become due for as long as Landlord does not terminate Tenant’s right to possession; provided, however, if Landlord elects to exercise its remedies described in this subparagraph and Landlord does not terminate this Lease, and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Project at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease; and

(C) Landlord shall have the right to enforce, to the extent permitted by the laws of the State of California then in force and effect any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of Applicable Law or contract.

(iv) Injunction. In the event of a default by Tenant under any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall additionally have the right of injunction. Tenant’s failure for any reason, to comply with an injunction ordered by a court shall constitute a breach under this Lease. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity, unless this Lease expressly precludes Landlord from having one or more specified remedies.

(v) Action to Interpret or Enforce. At any time during the Lease Term, Landlord may commence an action to interpret or enforce the terms and conditions of this Lease.

(vi) Right to Specific Performance. Upon any default by Tenant, Landlord may commence an action against Tenant for damages and/or specific performance. Tenant’s failure for any reason, to comply with specific performance ordered by a. court shall constitute a breach under this Lease.

(vii) Assignment of Subrents. As additional security for the performance of Tenant’s obligations under this Lease and regardless of whether this Lease has been terminated, Tenant assigns to Landlord all subrents and other sums due from Project Subtenants, licensees, and concessionaires. Subject to the provisions of Paragraph 2 0 and the rights of Leasehold Mortgagees to notice and opportunity to cure contained therein, in the event of a default by Tenant hereunder, Landlord may recover against such sums all amounts owed it and its rights to such sums shall be prior to the rights of any other party including, without limitation, any Leasehold Mortgagees; provided, however, that Landlord shall not exercise its rights under the above assignment of subrents and other sums due from Project Subtenants for so long as Tenant’s Leasehold Mortgagees are diligently pursuing cure, pursuant to the terms of this Lease, of such default, but in no event shall

Landlord be prevented from exercising such rights for longer than six (6) consecutive months following the occurrence of a default that is for the nonpayment of money.

(viii) Fees and Expenses.

(A) Breach. If Tenant shall be in breach in the performance of any obligation on Tenant’s part to be performed under this Lease, Landlord may immediately without notice in situations where Landlord reasonably believes an emergency exists, or at any time after the expiration of Tenant’s cure period (excluding any periods relating to arbitration) for such breach in all other situations with prior notice to Tenant, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money (including, without limitation, employment of attorneys or incurring of costs), by reason of the failure of Tenant to comply with a term, covenant, condition, provision or agreement hereof, or if Landlord is compelled to incur or elects to incur any expense (including, without limitation, reasonable attorneys’ fees and disbursements in instituting, prosecuting or defending any action or proceeding, whether or not such action or proceeding proceeds to judgment) by reason of any breach of Tenant hereunder, the sum or sums so paid or incurred by Landlord, together with interest at the then maximum rate Landlord is allowed by law to charge Tenant by contract but in no event more than fifteen percent (15%) per annum (the “Tenant’s Default Rate”), shall be due from Tenant to Landlord promptly upon demand by Landlord and receipt by Landlord of evidence of the amount. Any award for damages shall bear interest from the date of award at the Tenant’s Default Rate. The parties hereby specifically acknowledge and agree that the remedy of specific performance which may be asserted against Tenant is fair, just and reasonable and that there is adequate consideration for the granting of this remedy to Landlord.

(B) Definitions. For purposes of subparagraph (C) below, “cooperation” means the rendering of assistance, advice or consent at the request of a party to this Lease, and shall include reviewing, conferring, discussing, analyzing, negotiating, assisting, preparing and executing documents, and other similar activities related to the ongoing contractual relations between the parties created in this Lease. “Expenses” means the reasonable out-of-pocket expenses incurred by a party, including but not limited to the fees of outside accountants, attorneys and other consultants reasonably required to render cooperation.

(C) Responsibility for Expenses Incurred with respect to Cooperation. The parties agree that in the event that a party (the “cooperating party”) incurs expenses in cooperating with the other party (the “requesting party”), the requesting party or the cooperating party will pay the expenses of cooperation as follows:

(1) Expenses Borne by a Cooperating Party. Subject to the provisions of subparagraph (3) below, expenses of cooperation shall be borne by the cooperating party with respect to the following matters:

a. Requests for cooperation concerning the execution of nondisturbance, subordination and/or attornment agreements or estoppel certificates;

b. Requests for transfers or assignment of any interest pursuant to paragraph 14 of this Lease.

c. Any request for cooperation in connection with paragraphs 1(c), 5(a) and 12(g) of the Lease.

(2) Expenses Borne by a Requesting Party. Subject to the provisions of subparagraph (3) below, except for the expenses set forth in subparagraph (1) above, all other expenses of cooperation shall be borne by the requesting party with respect to all other matters arising from requests for cooperation under the Lease, including but not limited to the following matters:

a. Requests to amend, change or alter the terms of this Lease (except to effect matters referred to in subparagraph (1) above);

b. Requests to change the permitted uses of the Property under this Lease;

c. Requests to change the parties under this Lease; and

d. Requests for cooperation in connection with paragraph 4(a) of the Lease.

(3) Expenses Borne as Specified in the Lease. The expenses for cooperation and other matters specifically addressed in other provisions of this Lease, shall be borne as set forth in such provisions.

(f) Tenant’s Remedies. Tenant shall have the following remedies with respect to a default by Landlord:

(i) In General. At any time during the Lease Term Tenant may commence an action against Landlord to interpret or enforce the terms and conditions of this Lease. Upon any default by Landlord, Tenant may commence an action against Landlord for damages, specific performance and/or injunctive relief provided that Tenant’s right to damages against Landlord under this Lease shall be subject to the limits on Landlord’s personal liability hereunder set forth in Paragraph 15. Landlord’s failure for any reason, to comply with specific performance ordered by a court shall constitute a breach under this Lease. Upon any default by Landlord, at any time during the Lease Term Tenant may, but shall not be obligated to, cure such default and recover all costs and expenses incurred, in connection with such cure (including, without limitation, reasonable attorneys’ fees) from Landlord, together with interest thereon from the date such costs and expenses are incurred at the then maximum rate Tenant is allowed by law to charge by contract but in no event more than fifteen percent (15%) per annum (the “Landlord’s Default Rate”). Such reimbursement shall be made immediately upon demand from Tenant and Landlord’s receipt from Tenant of reasonable evidence of the amount of such costs and expenses. Any award for damages shall bear interest from the date of award at Landlord’s Default Rate. The parties hereby specifically acknowledge and agree that the remedy of specific performance which may be asserted against Landlord is fair, just and reasonable and that there is adequate consideration for the granting of this remedy to Tenant.

(ii) Additional Remedies.

(A) In the event of any default by Landlord under the Lease, Tenant may commence an action against Landlord for damages and/or specific performance. Landlord’s failure to comply with specific performance ordered by a court, for any reason, shall constitute a breach under this Lease.

(B) In the event of any default by Landlord under the Lease, Tenant shall also have the right of injunction. Landlord’s failure to comply with an injunction ordered by a court, for any reason, shall constitute a breach under this Lease. Mention in this Lease of any particular remedy shall not preclude Tenant from any other remedy, at law or in equity, unless this Lease expressly precludes Tenant from having one or more specified remedies.

(C) If Tenant obtains a judgment against Landlord at any time during the Lease Term, Tenant shall have, in addition to all rights at law to enforce such judgment, the right to offset against the next installments of Monthly Rent and other sums to become due to Landlord under this Lease the outstanding amount of such award together with interest thereon at the Landlord’s Default Rate from the date such judgment is awarded, until all such amounts have been paid to or recovered by Tenant in full.

(D) Tenant waives and releases all rights and benefits under California Civil Code Sections 1932 (but excluding that portion of Section 1932 relating to quiet possession), 1933(3) and (4), and 1934, and under any similar law, statute, or ordinance now or hereafter in effect.

(g) Remedies Cumulative. Except with respect to rights and remedies expressly declared to be exclusive in this Lease, the rights and remedies of the parties described above are cumulative, and the exercise by either party of one or more of such rights, or remedies shall not preclude the exercise by it, at the same or different times, of any other rights or remedies provided hereunder for the same breach or default or for any other breach or default by the other party.

(h) Landlord’s Liability Limitation. No individual board member, official or employee of Landlord or District shall be personally liable to Tenant or any successor in interest of Tenant in the event of any breach or default by Landlord, or for any amount that may become due to Tenant or any successor, or for any obligation under the terms of this Lease, or for any representation or warranty made hereunder. This Paragraph 15(h) deals only with Landlord’s personal liability under this Lease and shall have no effect on whether or not Landlord is in breach or default under this Lease. Landlord agrees that there will be no cancellation surrender or modification of the Master Lease which would materially affect full and meaningful realization of the remedy granted to Tenant under this Lease, without the prior written consent of Tenant.

16. ARBITRATION OF DISPUTES.

(a) REQUEST FOR ARBITRATION. ANY DEFAULT OR DISPUTE SHALL BE ARBITRATED ONLY IF A PARTY DELIVERS SUCH REQUEST IN WRITING TO THE OTHER PARTY HERETO (i) IN THE CASE OF AN ALLEGED DEFAULT, WITHIN TEN (10) DAYS AFTER A NOTICE OF DEFAULT IS DELIVERED TO A PARTY, OR (ii) IN ALL OTHER CASES WITHIN THIRTY (30) BUSINESS DAYS AFTER ONE PARTY NOTIFIES THE OTHER OF THE DESIRE TO ARBITRATE FOLLOWING THE OCCURRENCE OF SUCH DISPUTE. IF A DEFAULT OR DISPUTE IS TIMELY SUBMITTED TO ARBITRATION PURSUANT TO THIS LEASE, NO DEFAULT SHALL BE DEEMED TO HAVE OCCURRED UNDER THIS LEASE UNLESS AND UNTIL THERE HAS BEEN A DETERMINATION OF DEFAULT BY THE ARBITRATORS IN THE MANNER PROVIDED IN PARAGRAPH 15(b) BELOW. IN CONNECTION WITH ANY SUCH ALLEGED DEFAULT, THE SOLE DUTY OF THE ARBITRATORS SHALL BE TO DETERMINE WHETHER A DEFAULT HAS OCCURRED, THE NATURE THEREOF, THE PARTY IN DEFAULT AND THE ACTIONS (INCLUDING THE AMOUNTS OF ANY SUMS TO BE PAID) NECESSARY TO CURE SUCH DEFAULT. THE DECISION OF THE ARBITRATORS SHALL BE FINAL AND BINDING UPON THE PARTIES IN ANY LATER ACTION OR PROCEEDING CONCERNING THE DEFAULT BEING ARBITRATED. IF ARBITRATION IS NOT REQUESTED WITHIN THE TIME ALLOWED UNDER THIS LEASE, ANY DISPUTE RELATING TO SUCH CLAIMED DEFAULT MAY NOT LATER BE SUBMITTED TO ARBITRATION BUT SHALL BE JUDICIALLY DETERMINED.

(b) ARBITRATION PROCEDURES. ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE LARGE COMPLEX CASE PROGRAM RULES OF THE AMERICAN ARBITRATION ASSOCIATION (EXCEPT AS PROVIDED IN THE NEXT SENTENCE), AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THE LARGE COMPLEX CASE PROGRAM RULES OF THE AMERICAN ARBITRATION ASSOCIATION, THE FOLLOWING SHALL APPLY: THE PARTY DESIRING ARBITRATION SHALL APPOINT. A DISINTERESTED PERSON AS ARBITRATOR ON ITS BEHALF AND GIVE NOTICE THEREOF TO THE OTHER PARTY WHO SHALL, WITHIN TEN (10) DAYS THEREAFTER, APPOINT A SECOND DISINTERESTED PERSON AS ARBITRATOR ON ITS BEHALF AND GIVE WRITTEN NOTICE THEREOF TO THE FIRST PARTY; THE ARBITRATORS THUS APPOINTED SHALL APPOINT A

THIRD DISINTERESTED PERSON, AND SUCH THREE (3) ARBITRATORS SHALL, AS PROMPTLY AS POSSIBLE, DETERMINE THE MATTER WHICH IS THE SUBJECT OF THE ARBITRATION. IF A PARTY WHO HAS THE. RIGHT PURSUANT TO THE FOREGOING TO APPOINT AN ARBITRATOR FAILS OR NEGLECTS TO DO SO, THEN, AND IN SUCH EVENT, SUCH PARTY SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO APPOINT AN ARBITRATOR PURSUANT TO THIS PARAGRAPH. IF THE TWO ARBITRATORS APPOINTED BY THE PARTIES SHALL FAILED WITHIN FIVE (5) DAYS AFTER THE APPOINTMENT OF THE SECOND ARBITRATOR TO APPOINT A THIRD ARBITRATOR, THEN EITHER PARTY MAY APPLY TO ANY COURT OF COMPETENT JURISDICTION TO APPOINT SUCH ARBITRATOR. IF THE AMERICAN ARBITRATION ASSOCIATION IS NOT THEN IN EXISTENCE OR FOR ANY REASON FAILS OR REFUSES TO ACT, THE ARBITRATION SHALL BE HAD IN CONFORMITY WITH AND SUBJECT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 12 8 0 ET SEQ. AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES. THE LOCALE OF ANY ARBITRATION HEARING SHALL BE SANTA CLARA COUNTY, CALIFORNIA. THE PARTIES SHALL HAVE THE RIGHT OF DISCOVERY AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE §1280 ET SEQ., AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES THE PARTIES AGREE TO SIGN ALL DOCUMENTS AND TO DO ALL OTHER THINGS NECESSARY TO SUBMIT ANY SUCH MATTER FOR ARBITRATION, AND FURTHER AGREE TO, AND HEREBY DO, WAIVE ANY AND ALL RIGHTS THEY OR EITHER OF THEM MAY AT ANY TIME HAVE TO REVOKE THEIR AGREEMENT HEREUNDER TO SUBMIT TO ARBITRATION ONCE THE MATTER HAS BEEN SUBMITTED, AND TO ABIDE BY THE DECISION RENDERED THEREUNDER. THE ARBITRATORS SHALL NOT HAVE ANY POWER TO MODIFY OR AMEND ANY OF THE TERMS OF THIS LEASE.

NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES’’ PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

TENANT:

NEXUS PROPERTIES, INC., a California corporation

By:
Its:	President

KINETIC SYSTEMS, INC., a California corporation

By:
Its:	President

DIGITAL SQUARE, INC., a California corporation

By:
Its:	President

R. DARRELL GARY, individually

MICHAEL J. REIDY, individually

MICHAEL J. REIDY, as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST

LANDLORD:

MISSION-WEST VALLEY LAND CORPORATION, A CALIFORNIA NON-PROFIT PUBLIC BENEFIT CORPORATION

By
Its	President

By
Its	Vice President

By
Its

17. Inspection of Premises. Subject to the reasonable requirements of Tenant or any subtenant of the Premises regarding security, Landlord and its authorized representatives shall have the right, but not the obligation, to enter the Project at any reasonable times, after giving Tenant three (3) business days prior written notice, for any of the following purposes: to determine whether Tenant is complying with its obligations under this Lease; to do any necessary maintenance and to make any restoration that Landlord has the right to perform; to serve, post or keep posted any notices required or allowed under the provisions of this Lease; to post notices of nonresponsibility; to post “for rent” or “for lease” signs and to show to prospective tenants during the last one

(1) year of the Term, or during any period while Tenant is in material default; to show the Project to prospective brokers, agents, buyers, tenants or persons interested in an exchange, at any time during the Term; and to do any act or thing reasonably necessary for the safety or preservation of the Project if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Landlord shall use its best efforts not to disturb or interfere with the use by Tenant or any subtenant of the Premises.

Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord’s entry on the Project as provided in this Paragraph other than those caused by Landlord’s negligence or willful misconduct, and nothing contained in this Lease shall create or imply any duty on the part of Landlord to make any such inspection or to perform any such work.

Tenant shall not be entitled to an abatement or reduction of rent on account of Landlord’s exercising any rights reserved in this Paragraph, and no such entry shall constitute an eviction of Tenant or of any Project Subtenant.

18. Covenants of Parties.

(a) Landlord covenants and agrees to keep and perform all the terms, covenants, agreements and conditions thereof on its part to be kept and performed, and that Tenant will, subject to the terms and conditions hereof, have the quiet enjoyment and possession of the Premises for the entire Term.

(b) Tenant covenants and agrees to pay the rent and all other sums required to be paid by Tenant hereunder in the amounts, at the times and in the manner herein provided and to keep and perform all the terms, covenants and conditions hereof on its part to be kept and performed, and, at the expiration or sooner termination of this Lease, peaceably and quietly to quit and surrender to Landlord the Premises in the condition required by Paragraph 6(b) herein and subject to the other provisions of this Lease.

19. Estoppel Certificates. Each party agrees that at any time and from time to time during the Term, within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, a certificate stating the following: (i) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (ii) the date to which rent has been paid; (iii) whether or not there is to such party’s knowledge, any existing default by Tenant in the payment of any rent or other sum of money hereunder, and whether or not there is to such party’s knowledge, any other existing default by either party hereto with respect to which a notice of default has been or could then be served or any event or omission which but for the passing of time or giving of notice or both would constitute a default by either party hereto and, if there is any such default, event or omission, specifying the nature and extent thereof; (iv) whether or not there are any security deposits, setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate; and (v) such other matters as may be reasonably requested.

20. Mortgages.

(a) Leasehold Mortgages.

(i) Right to Encumber and Assign. Tenant is hereby given the right at any time and from time to time, in addition to any other rights herein granted, without Landlord’s prior written consent, to mortgage, hypothecate, encumber or otherwise alienate Tenant’s interest in this Lease, the Project, or any part or parts thereof (a “Leasehold Mortgage”). Tenant may assign this Lease, or any part or parts thereof, and any sublease as collateral security for such Leasehold Mortgage(s), upon the condition that all rights acquired under such Leasehold Mortgage(s) shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, except as otherwise provided in this Lease. The term “Leasehold Mortgage,” whenever used herein, shall include whatever security instruments are used in the locale of the Premises, such as, without limitation, deeds of trust, security deeds, and conditional deeds, as well as financing statements, security agreements, and other documentation required pursuant to the California Commercial Code and all other written agreements between Tenant and Leasehold Mortgagee(s) concerning the Leasehold Mortgage(s).

(ii) Mortgagee’s Rights to Notice and Right to Cure. If Tenant and/or Tenant’s successors and assigns shall mortgage this leasehold, or any part or parts thereof, and if the holder (s) of such Leasehold Mortgage(s) (a “Leasehold Mortgagee”) shall send to Landlord a true copy thereof, together with written notice specifying the name and address of the mortgagee, then so long as any Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the Leasehold Mortgagee(s) to Landlord, the following provisions shall apply:

(A) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the Leasehold Mortgagee(s), which consent may be withheld in a Leasehold Mortgagee’s sole discretion, provided that in the case of a termination of this Lease due to an Event of Default by Tenant, the Leasehold Mortgagee is taking those steps required pursuant to this Paragraph 20 to prevent a termination.

(B) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee(s). No notice by Landlord to Tenant shall be binding upon or affect the Leasehold Mortgagee(s) unless a copy of the notice shall be given to the Leasehold Mortgagee(s) pursuant to this paragraph. The Leasehold Mortgagee(s) thereupon shall have the same period as is allowed Tenant, after service of such notice upon it and computed from and after the date the cure period afforded to Tenant has expired, to remedy or cause to be remedied the defaults complained of (but not be obligated to so act), and Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee (s) as if the same had been done by Tenant. If Leasehold Mortgagee(s) does remedy any such default, it shall be subrogated to all of Landlord’s rights as to that default. If a Leasehold Mortgagee sends Landlord a written request that Landlord advise as to whether or not Landlord believes that Tenant has cured any default, Landlord agrees to respond to such request not later than the later of the following: (i) ten (10) business days following Landlord’s receipt thereof, or (ii) expiration of the cure period afforded to Tenant.

(C) If any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if, before the expiration of the time allowed Tenant and the Leasehold Mortgagee(s) to cure the default, such Leasehold Mortgagee(s) shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Monthly Rent and Additional Rent and other payments herein provided for, and then in default, and shall have complied or shall commence the work of complying with all of the other requirements of this Lease (other than past nonmonetary defaults which cannot be cured by the Leasehold Mortgagee(s), if any, and which are then in default), and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease.

(D) If Landlord shall elect to terminate this Lease by reason of any default of Tenant, the Leasehold Mortgagee(s) shall have the right to nullify any notice of termination by curing such default, as aforesaid, but shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by Landlord in its notice of termination, for a period of not more than six (6) months. If, at the end of said six (6) month period, the Leasehold Mortgagee(s) shall be actively engaged in steps to acquire or sell Tenant’s interest herein, the time of said Leasehold Mortgagee to comply with the provisions of this Paragraph shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity. This right is conditioned upon the Leasehold Mortgagee(s) curing or causing to be cured any then existing monetary defaults and meanwhile paying the Monthly Rent, Additional Rent and complying with and performing all of the other terms, conditions and provisions of this Lease on Tenant’s part to be complied with and performed, other than past nonmonetary defaults which cannot be cured by the Leasehold Mortgagee, and further conditioned upon the Leasehold Mortgagee(s) taking steps to acquire or sell Tenant’s interest in this Lease by foreclosure of the Leasehold Mortgage(s), or otherwise, and prosecuting the same to completion with all due diligence.

(iii) Mortgagee as Insured. Landlord agrees that the name of the Leasehold Mortgagee(s) may be added to the “Loss Payable Endorsement” of any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in the Leasehold Mortgage(s) so long as such terms are not inconsistent with the terms of this Lease.

(iv) New Lease. Landlord agrees that in the event of termination of this Lease for any reason other than a default by Tenant for nonpayment of Monthly Rent or Additional Rent and other payments herein provided for, or upon Mortgagee’s acquisition of the leasehold by foreclosure (or in lieu thereof), that Landlord will enter into a new lease of the Premises with the Leasehold Mortgagee(s) or its successor(s) or assignee(s), for the remainder of the Term, effective as of the date of such termination, at the Monthly Rent and Additional Rent and upon the terms, provisions, covenants and agreements as herein contained and subject only to the same conditions of title as this Lease is subject to on the date of the execution hereof, and to the rights, if any, of any parties then in possession of any part of the Premises, provided:

(A) Said Leasehold Mortgagee(s) or its successor(s) or assignee(s) shall make written request upon Landlord for such new lease within sixty (60) days after the date of such termination and such written request is accompanied by payment to Landlord of sums then due to Landlord under this Lease.

(B) Said Leasehold Mortgagee(s) or its successor(s) or assignee(s) shall pay to Landlord at the time of the execution and delivery of said new lease, any and all sums which would at the time of the execution and delivery thereof, be due pursuant to this Lease but for such termination.

(C) Said Leasehold Mortgagee(s) or its successor(s) or assignee(s) shall perform and observe all covenants herein contained on Tenant’s part to be performed and shall further remedy any other conditions which Tenant under the terminated Lease was obligated to perform under the terms of this Lease other than nonmonetary covenants or conditions that cannot be performed by Leasehold Mortgagee(s) or its successor(s). Upon execution and delivery of such new lease, any subleases which may have theretofore been assigned and transferred by Tenant to Landlord, as security under this Lease, shall thereupon be deemed to be held by Landlord as security for the performance of all of the obligations of Tenant under the new lease.

(D) The Tenant under such new lease shall have the same right, title and interest in the Premises as Tenant had under the terminated Lease and Landlord shall execute all deeds, assignments and other documents reasonably required by the Tenant under such new Lease to accomplish this result.

(E) The new lease shall be assignable by the Leasehold Mortgagee or its successor or assignee, as the Tenant under the new Lease, subject to all of the terms and provisions set forth in Paragraph 13 above with respect to an assignment by Tenant.

(v) Condemnation Proceeds. Any proceeds resulting from the exercise of the power of eminent domain, either by court proceeding or by agreement between the condemning authority and Landlord and Tenant, shall be distributed in accordance with the provisions of Paragraph 13 of the Lease. Notwithstanding any other provision of this Lease, the Leasehold Mortgagee(s) shall be entitled to receive Tenant’s portion of any condemnation award, to the extent set forth in any Leasehold Mortgages. There shall be no termination of this Lease under Paragraph 13 without the written consent of each Leasehold Mortgagee. Landlord agrees to give each Leasehold Mortgagee the notice required to be given to Tenant pursuant to Paragraph 12(c), at the time such notice is given to Tenant.

(vi) Notice of Arbitration Proceedings. The Leasehold Mortgagee(s) shall be given notice by Tenant or Landlord (whichever initiates the arbitration proceedings) of any voluntary arbitration proceedings by the parties hereto, and shall have the right to protect its interest therein and be made a party to such proceedings, and the parties hereto do hereby consent to such participation. If the Leasehold Mortgagee(s) shall not elect to participate in or become a party to such proceedings, the Leasehold Mortgagee(s) shall receive notice of, and a copy of any award or decision made in, said arbitration proceedings, but shall not be bound by any such award or decision.

(vii) Further Documentation. Landlord shall, within thirty (3 0) days after request from Tenant, execute and acknowledge in recordable form and deliver to each Leasehold Mortgagee(s), and cause Master Lessor and any lender having a mortgage, deed of trust or other security on the interest of Landlord or Master Lessor in the Premises, Lease or Master Lease to (a) execute and acknowledge in recordable form and deliver to each Leasehold Mortgagee(s), an agreement prepared at no expense to Landlord other than Landlord’s review costs, including without limitation fees of attorneys and consultants), in form satisfactory to such Leasehold Mortgagee(s), wherein the parties agree that so long as the Leasehold Mortgagee(s) complies with the provisions of this Paragraph 20 neither the Leasehold Mortgage nor the Leasehold Mortgagee’s interest in this Lease or the Project will be disturbed as the result of any default under the Master Lease or a termination of the Master Lease, or as a result of any default under any mortgage, deed of trust or other security on the interest of District in the Premises or the Master Lease, and containing such other terms reasonably requested by such Leasehold Mortgagee(s), and (b) provide written assurances for the benefit of the Leasehold Mortgagee(s) consistent with this Paragraph 20.

(viii) Requirement for Subtenant’s Attornment. Tenant hereby agrees that in all subleases or assignments of its interest in this Lease, it shall require of its subtenants that they agree to attorn to the Leasehold Mortgagee(s) or a Leasehold Mortgagee’s successor or assignee in the event that a Leasehold Mortgagee or its successors or assignees at any foreclosure sale or otherwise acquires Tenant’s interest in this Lease.

(ix) One Mortgage, One Debt. No Leasehold Mortgage shall cover any interest in real property other than the Premises. No Leasehold Mortgage permitted by this Lease shall cover more than one indebtedness. If the Premises is subdivided, separate Leasehold Mortgages may be placed on separate parcels.

(x) Landlord Cooperation. Landlord agrees to reasonably cooperate from time to time in amending any provision of this Lease to the extent of normal and customary requirements of Leasehold Mortgagees for the purpose of allowing the Leasehold Mortgagee to protect or preserve the lien of the Leasehold Mortgage, provided any such amendment shall not affect, in any way, the Term or rent under this Lease nor otherwise in any material respect adversely affect the security or other rights of Landlord under this Lease. Landlord shall incur no costs in connection with such cooperation, except for its review costs (including without limitation fees of attorneys and consultants).

(xi) Anti-Merger. There shall be no merger of this Lease with the fee estate or the estate created by the Master Lease (the “Master Leasehold Estate”) by reason of the fact that the same person or entity (or related persons or affiliated entities) is a Tenant or a subtenant under the Lease and also the holder of all or a portion of the fee interest or Master Leasehold Estate in the Property, unless all persons or entities having any interest in the Lease, the fee estate, and the Master Leasehold Estate (including any Leasehold Mortgagee(s)), join in a written instrument effecting such merger.

(xii) Liability of Leasehold Mortgagee. No Leasehold Mortgagee or any successor or assignee nor any owner of Tenant’s leasehold estate whose interest shall have been acquired at a judicial foreclosure or a trustee’s sale, by deed or assignment in lieu of foreclosure, or by a conveyance, assignment or transfer of such leasehold interest by a Leasehold Mortgagee or its successor or assignee having acquired such leasehold interest as a result of its rights under a Leasehold Mortgage, shall become personally liable under the agreements, terms, covenants or conditions of this Lease unless and until such time as the Leasehold Mortgagee or such owner becomes the owner of such interest and then only for obligations and liabilities accruing during or relating to the period during which it is the owner of such interest, subject to the provisions of Paragraph 14(b), with respect to release from liability on assignment. Nothing herein shall limit Landlord’s ability to pursue its remedies, including without limitation termination of the Lease, for pre-existing defaults, subject to the provisions of Paragraph 20 (a) (ii).

(xiii) Landlord’s Bankruptcy. In the event of Landlord’s bankruptcy, and the rejection of this Lease by Landlord’s trustee, Tenant shall not exercise its right to elect between terminating this Lease or remaining in possession under the Lease without the prior written consent of the Leasehold Mortgagee(s).

(xiv) Priority of Liens. If more than one (1) Leasehold Mortgagee exercises its rights under this Lease and there is a conflict which renders it impossible for Landlord to comply with the request of multiple Leasehold Mortgagees, the request of the Leasehold Mortgagee whose Leasehold Mortgage is prior in lien shall prevail.

(b) Landlord Mortgages. Tenant acknowledges that at any time and from time to time during the Lease Term, Landlord and/or District shall have the right to mortgage, pledge, deed in trust, assign rents, issues and profits, collaterally assign, and/or otherwise encumber the leasehold interest of Landlord in the Master Lease and the interest of Landlord in this Lease and to assign or pledge assignment of the same as security for any debt (the holder of any such mortgage, pledge or other encumbrance and the beneficiary of any such deed of trust or assignment being referred to in this Lease as a “Landlord Mortgagee” and the mortgage, pledge, deed of trust, assignment or other instrument referred to in this Lease as a “Landlord Mortgage”), upon and subject to each and all of the following terms and conditions:

(i) Rights Acquired Subject to Lease Provisions. All rights acquired by Landlord Mortgagees under their Landlord Mortgages shall be and remain at all times subordinate to this Lease and the rights of Tenant under this Lease and shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease and to all rights of Tenant hereunder, none of which covenants, conditions and restrictions is or shall be waived by Tenant by reason of the giving of such Landlord Mortgage. Landlord agrees to cause all Landlord Mortgagees to execute in recordable form, from time to time for the benefit of Tenant and Leasehold Mortgagees, a subordination agreement reaffirming the provisions of this Paragraph 20(b) and containing such other terms and conditions as may be reasonable requested by Tenant or a Leasehold Mortgagee.

(ii) Landlord’s Default Under Lease. If Landlord encumbers its interest in this Lease with a Landlord Mortgage as permitted herein, and if Tenant is advised in writing of the name and address of the Landlord Mortgagee, then this Lease shall not be terminated or canceled because of Landlord’s default in the performance of any term, covenant or condition hereof until Tenant has complied with the provisions of subparagraph (iii) immediately below; provided, however, that unless a Leasehold Mortgagee is notified of the name and address of such Landlord Mortgagee, such Leasehold Mortgagee and its successor and assignee shall not be bound by this provision, if Landlord has been advised of the name and address of such Leasehold Mortgagee.

(iii) Rights and Obligations of Landlord Mortgagees. If Landlord encumbers its interest in this Lease with a Landlord Mortgage then, as long as any such Landlord Mortgage remains unsatisfied, the following provisions shall apply:

(A) Modifications of Lease. Subject to Tenant’s rights of termination pursuant to this Lease, Tenant shall not cancel, surrender, or materially modify or amend this Lease in the absence of a default by Landlord without the prior written consent of the Landlord Mortgagee.

(B) Notices. If any such Landlord Mortgagee registers its name and address in writing with Tenant, no Notice of Breach by Tenant to Landlord shall be deemed to have been duly given unless and until a copy thereof has been delivered to the Landlord Mortgagee at the address registered with Tenant. Tenant shall give any registered Landlord Mortgagee notice of any assignment of Tenant’s interest in this Lease. If a Landlord Mortgagee sends Tenant a written request that Tenant advise the Landlord Mortgagee as to whether or not Landlord has cured any default, Tenant shall respond to such request within ten (10) business days following Tenant’s receipt thereof.

(C) Right to Cure. If any default shall occur which, pursuant to any provision of this Lease, entitles Tenant to terminate this Lease, and if, before the expiration of the time allowed Landlord and the Landlord Mortgagee(s) to cure the default, such Landlord Mortgagee(s) shall have notified Tenant of its desire to nullify such notice and shall have paid to Tenant all amounts owed to Tenant then in default, and shall have complied or shall commence the work of complying with all of the other requirements of this Lease, other than past nonmonetary defaults which cannot be cured by the Landlord Mortgagee(s) if any are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Tenant shall not be entitled to terminate this Lease.

(D) Landlord Mortgagee’s Right to Cure. If Tenant shall elect to terminate this Lease by reason of any default of Landlord, the Landlord Mortgagee(s) shall have the right to nullify any notice of termination by curing such default, as aforesaid, but shall also have the right to postpone and extend the specified date for the termination of this Lease as fixed by Tenant in its notice of termination for a period of not more than six months. If at the end of said six month period, the Landlord Mortgages) shall be actively engaged in steps to acquire or sell Landlord’s interest in this Lease, the time of said Landlord Mortgagee to comply with the provisions of this Paragraph shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity. This right is conditioned upon the Landlord Mortgagee(s) curing or causing to be cured any then existing monetary defaults and complying with and performing all of the other terms, conditions and provisions of this Lease on Landlord’s part to be complied with and perform, other than past non-monetary defaults which cannot be cured by the Landlord Mortgagee, and further conditioned upon the Landlord Mortgagee(s) taking steps to acquire or sell Landlord’s interest in this Lease by foreclosure of the Landlord Mortgage(s) or otherwise and shall prosecute the same to completion with all due diligence.

(E) Limitations on Liability. No Landlord Mortgagee nor any owner of Landlord’s leasehold estate whose interest shall have been acquired at a judicial foreclosure or a trustee’s sale, by deed or assignment in lieu of foreclosure, or by a conveyance, assignment or transfer of such leasehold interest by a Landlord Mortgagee having acquired such leasehold interest as a result of its rights under a Landlord Mortgage shall become liable under the agreements, terms, covenants or conditions of this Lease unless and until such time as the Landlord Mortgagee or such owner becomes the owner of such interest and then only for obligations and liabilities accruing during or relating to the period during which it is the owner of such interest.

(iv) Tenant’s Cooperation. Tenant agrees to reasonably cooperate from time to time in amending any provision of this Lease to the extent of normal and customary requirements of Landlord Mortgagee(s) for the purpose of allowing the Landlord Mortgagee to protect and preserve the lien of the Landlord Mortgage, provided any such amendment shall not affect, in any way, the Term or rent under this Lease nor otherwise in any material respect adversely affect the rights of Tenant under this Lease. Tenant shall not incur any costs in connection with such cooperation, except for its review costs (including without limitation fees of attorneys and consultants).

Except as expressly allowed by this Paragraph 20, during the Term Landlord shall not mortgage, pledge or otherwise encumber the Project or Landlord’s interest in this Lease or the Project.

(v) Conflict. If more than one (1) Landlord Mortgagee exercises its rights under this Lease and there is a conflict which renders it impossible for Tenant to comply with the request of multiple Landlord Mortgagees, the request of the Landlord Mortgagee whose Landlord Mortgage is prior in lien shall prevail.

21. Waiver of Partition Rights

The parties agree that it would not be equitable to divide or partition the Premises or the leasehold interest under this Lease, and acknowledge that Landlord would not have entered into this Lease if such a division or partition were allowed to occur. Therefore, NEXUS, KS, DS, GARY, REIDY and BONAGUIDI, jointly and severally, hereby waive to the fullest extent permitted by law, any benefit of, any right to, or participation in, any rights that they have to bring an action for judicial partition and require a sale of only a portion of the Premises or the leasehold interest under this Lease. To the extent that such rights are required by statute and cannot be waived, NEXUS, KS, DS, GARY, REIDY, and BONAGUIDI jointly and severally, waives any right to enforce any remedy that they now have or may hereafter have against Landlord except for the remedy of a sale of the entire Premises or the entire leasehold interest under this Lease. Any transfer, assignment or sublease pursuant to any action for partition shall be subject to the provisions of Paragraph 14 herein. The parties further agree that any action, ruling, decision, or other determination to divide or partition the Premises or the leasehold interest under this Lease shall be deemed to be a default under the terms of this Lease as provided under Paragraph 15(b) (i) (F), and that Landlord shall be entitled to enforce all remedies for default provided under Paragraph 15 of this Lease in such an event. In addition, Tenant shall pay as Additional Rent reasonable attorney’s fees incurred by Landlord in its participation in any action, ruling, decision, or other determination to divide or partition the Premises or the leasehold interest under this Lease.

22. Hazardous Material. Tenant shall have the right to use and store Hazardous Materials in or about the Project provided that such Hazardous Materials are reasonably necessary or useful to the business of Tenant or any subtenant of the Project and are used, kept and stored in a manner that complies with all applicable laws; said use is consistent with and permitted by the zoning and other governmental restrictions applicable to the Project; said use would be allowed in connection with “Group B Occupancies” under the provisions of Chapter 7 of the 1991 Uniform Building Code commencing with Section 701, said provision being attached hereto as Exhibit K; and does not violate Paragraph 4 of this Lease. Tenant shall indemnify, defend and hold Landlord harmless with respect to all damage, liability, penalties, judgments, losses, claims and expenses with respect to the presence of Actionable levels of Hazardous Materials in, on, under or abut the Premises except this indemnity shall not apply to the presence prior to the Effective Date, of any Hazardous Materials in, on, under or about the Premises or to any Hazardous Materials which migrate underground to the Premises from a location other than the Premises and such Hazardous Material was not released by or caused to be released by Tenant or any of its subtenants, members, owners, employees, agents, contractors or consultants. Tenant’s obligation to indemnify Landlord pursuant to the foregoing sentence shall include any and all costs or expenses incurred by Landlord pursuant to the foregoing sentence shall include any and all costs or expenses incurred by Landlord (including consultants’ and attorneys’ fees) in connection with any investigations, cleanup and other response or remediation actions which Landlord may incur in connection with Actionable levels of Hazardous Materials for which Tenant is responsible hereunder. Without limiting the generality of the foregoing, Tenant’s indemnification obligation pursuant to this Paragraph 20 shall include the following costs or expenses: (i) losses in or reductions to rental income; (ii) all costs of investigation, cleanup or other remediation on or about the Premises; and (iii) any diminution in the fair market value of the Premises which results from the presence of Hazardous Materials upon or about the Premises. Without limiting the foregoing, if the presence of any Hazardous Material for which Tenant must indemnify

Landlord under the above indemnity is detected at the Premises Tenant shall promptly take all actions at its sole expense as are necessary to bring the Project or Premises into compliance with any and all applicable governmental restrictions; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, no open flame burning and gasoline or other fuel storage (except such storage as is merely incidental to the normal course of business of a nonhazardous trade, business or occupation being carried on at the Project) shall be carried on at the Project or Premises without the prior written consent of Landlord, which consent Landlord may withhold in its sole discretion.

As used herein, the term “Hazardous Material” means any hazardous, explosive or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” under Sections 25115, 25117 or 25122.7, or is listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a “hazardous material,” “hazardous substance,” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a “hazardous substance” under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Division 21.5 or defined as hazardous or extremely hazardous pursuant to Division 22 of Title 26 of the California Code of Regulations, (viii) designated as a “toxic pollutant” pursuant to Section 307 of the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq., as amended), (ix) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (x) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601). “Actionable” levels of Hazardous Material shall mean the quantity of such Hazardous Material which would violate applicable Hazardous Materials laws or which would be required to be remediated or removed by a governmental authority legally authorized to regulate Hazardous Materials in the environment.

Each Party shall immediately notify the other of any discovery of Hazardous Material on or about the Premises, or of any investigation or enforcement proceeding concerning Hazardous Material on or about the Premises. Each party shall have the right to participate in negotiations with, and the right to appear and defend in hearings conducted by, any governmental agency concerning any Hazardous Material on or about the Premises.

23. Educational Enhancement.

(a) Job Training; Seminars and Research. Tenant shall cooperate with the staff designated by Landlord as being responsible for implementing and coordinating any program desired by Landlord pursuant to which Tenant or any Project Subtenants are encouraged to provide job training, seminars and research opportunities for College students. Tenant’s obligations under this Paragraph 23 shall be as follows:

(i) Tenant shall include or cause to be included in each Project Subtenant Lease a general acknowledgement whereby the Project Subtenant recognizes the existence and purpose of said program, and the mutual benefit which could arise from the successful implementation of such program. Each such Project Subtenant Lease shall contain a statement whereby the Project Subtenant acknowledges that:

(A) The College is a source of education and training for employees of the Project Subtenants;

(B) The College is a source of in-service training and joint training programs;

(C) The College is a source of trained employees;

(D) The College is a source of cultural activities;

(E) The College is a potential partner in joint seminars, conferences and research; and

(F) The College is a source of part-time employees.

(ii) Tenant shall, upon the request of Landlord, meet with Landlord and make reasonable efforts to facilitate a first meeting or other first communication between Landlord and any Project Subtenant designated by Landlord for participation in said program.

(iii) Not more than once each calendar year, Landlord may provide Tenant with a list of the types of job training, seminars and research opportunities it would like to have available for College students. Tenant shall provide said list to Project Subtenants and encourage them to offer such opportunities.

(b) Educational Allowance. On or before the Commencement Date, Tenant shall pay to District the sum of Seventy-Five Thousand Dollars ($75,000.00), to constitute a contribution towards an allowance for the District to either (1) construct laboratory improvements on the Mission Community College campus or (2) support other educational facilities located within the District, in the District’s sole and absolute discretion. Said contribution shall not be applied or credited in any way towards any other obligation of Tenant’s under this Lease.

24. District’s Rights. District is hereby expressly made a third party beneficiary of all the rights given to it against Tenant and all the obligations owed to it by Tenant pursuant to the terms of this Lease; provided, however, that such rights and obligations shall be subject to the cure and arbitration provisions set forth in this Lease in connection with such rights and obligations, and in no event shall Tenant be required to perform the same obligation for the benefit of both Landlord and District to the extent that such performance would be materially more burdensome than it would be if done for the benefit of only one of such parties. Landlord and Tenant hereby agree not to modify this Lease as to any such rights and/or obligations without receiving District’s prior written consent, which consent shall not be unreasonably withheld or delayed.

25. District’s Cooperation. Where appropriate due to District’s interest in the Property, Landlord shall use its best efforts to cause District to give such approvals, sign such documents and give such cooperation as Landlord is required to give or sign, as the case may be, pursuant to the term of this Lease.

26. General Provisions.

(a) Attorneys’ Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, agreements or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party such prevailing party’s costs, including without limitation reasonable attorneys’ fees.

(b) Obligations Joint and Several, Successors and Assigns. In the event any party to the matters contained in this Lease shall consist of more than one person, firm or corporation, then the obligations of that party shall be joint and several as between all such persons, firms or corporations. Except as otherwise provided in this Lease, this Lease shall be binding upon and inure to the benefit of the heirs, administrators, successors and assigns of the parties, and each of them, when Landlord or Tenant consists of more than one person or entity.

(c) Integrated Agreement. This Lease supersedes all negotiations and stipulations that precede it, and constitutes the entire agreement between the parties concerning the subject matter of this Lease.

(d) California Law - Forum. The laws of the State of California shall govern the validity, construction and effect of this Lease. This Lease is made and all obligations hereunder arise and are to be performed in the County of Santa Clara, State of California.

(e) Severability. If any provision of this Lease shall be invalid or unenforceable for any reason whatsoever, all other provisions herein shall remain in full force and effect.

(f) Time of the Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every term, covenant, agreement, condition and provision hereof.

(g) Paragraph Headings. Paragraph headings in this Lease are for convenience only and are not to be construed as a part of this Lease or as in any way limiting or amplifying the provisions hereof.

(h) Remedies Cumulative. Except as otherwise expressly provided in this Lease, all remedies hereinbefore and hereafter conferred upon the parties hereto shall be deemed cumulative and no one exclusive of the other or of any other remedy conferred by law.

(i) Lease Construed as a Whole. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

(j) Meaning of Terms. Whenever the context so requires, the neuter gender shall include the masculine and the feminine, and the singular number shall include the plural, and vice versa.

(k) Notices. All notices, demands, or other writings in this Lease provided to be given or made or sent, or which may be given or made or sent by either party shall be either hand delivered or sent by courier service, registered or certified mail or facsimile transmission. The giving of any notice by hand delivery, courier service, or facsimile transmission shall be effective on the date of delivery to the addressee. Any notice mailed by registered or certified mail shall be deemed given or delivered on the third (3rd) business day after the same is deposited in a United States Post Office with charges prepaid, enclosed in an envelope and addressed to the parties at the addresses first set forth above. The address to which any such notice, demand or other writing may be given or made or sent may be changed by either party upon written notice given by either party in the manner specified in this Paragraph 26.

(l) Unavoidable Default or Delay. Any prevention, delay, nonperformance, or stoppage due to causes beyond the reasonable control of the party obligated to perform shall excuse nonperformance of a period equal to such prevention, delay, nonperformance, or stoppage. This shall not apply to the obligations imposed by this Lease for the payment of rent or other money.

(m) Waiver. None of the terms, covenants, agreements or conditions of this Lease can be waived except by the written consent of the party benefitting from the provision to be waived. No waiver by a party shall be construed to be a waiver of any subsequent or other breach of this same or of any other covenant, condition, term or agreement of this Lease, nor shall failure on the part of Landlord or Tenant to require exact, full and complete compliance with any of the covenants, conditions, terms and agreements of this Lease be construed as changing the terms hereof or estopping such party from enforcing the full provisions hereof, nor shall the terms of this Lease be changed or altered in any manner whatsoever other than by written agreement of Landlord and Tenant. No delay, failure or omission of any party to exercise any right, power or privilege or option hereunder shall be construed as a waiver of or acquiescence in a breach hereunder or as a relinquishment of any right.

(n) Brokerage Commission. Landlord and Tenant shall indemnify and hold harmless the other from any claim, liability or expense for the payment of any real estate brokerage commissions or finder’s fees or other compensation to any agents, brokers, finders or salesmen in connection with the leasing of the Premises incurred by the indemnifying party. If anyone makes a claim for such payment based upon a contact, dealings or communications, the party through whom the broker or finder makes this claim shall indemnify, defend with counsel of the indemnified party’s choice and hold the indemnified party harmless from all expense, loss, damage and claims, including the indemnified party’s attorneys’ fees, if necessary, arising out of the broker’s or finder’s claim.

(o) Disclaimer of Partnership. The relationship of the parties under this Lease is that of Landlord and Tenant. This Lease is not intended, and shall not be construed, to create the relationship of agent, servant, employee, partnership, joint venture or association as between Landlord and Tenant.

(p) Holding Over. Any holding over with the written consent of Landlord after the expiration or earlier termination of this Lease shall be construed to be a tenancy from month-to-month. All provisions of this Lease, except those pertaining to the Term and any option to extend or renew shall apply to the month to month tenancy.

(q) Multiple Tenants. Landlord and Tenant agree that, during any period during which Tenant shall consist of more than one person or entity, such entities must act jointly and collectively, and not individually, for any action on their part to be considered a valid act by Tenant under this Lease. Tenant shall appoint a single representative to act on Tenant’s behalf in connection with this Lease (“Tenant’s Representative”). Tenant hereby appoints NEXUS whose address is 174 0 Technology Drive, Suite 315, San Jose, California 95110 as Tenant’s Representative. Tenant may change this designation only by a writing signed by all persons or entities comprising Tenant. In no event shall Landlord be required to recognize any substitute designee as Tenant’s

Representative if all persons or entities comprising Tenant have not joined in such designation. Notice to NEXUS shall be deemed to be notice to Tenant and KS, DS, GARY, REIDY and BONAGUIDI, jointly and severally, hereby agree that NEXUS may receive notice on their behalf and waive any further right or claim to have notice given to them for any reason whatsoever. Landlord’s performance of its obligations hereunder or payment of funds due hereunder to Tenant’s Representative shall constitute full performance and/or payment to Tenant. Tenant hereby represents and warrants that it is not a partnership. A breach of the Lease by Tenant’s Representative or any person or entity constituting a portion of Tenant shall be considered a breach by Tenant. To be effective any request for consent, cooperation or otherwise of Landlord must be delivered from Tenant’s Representative. The timely performance of Tenant’s obligations under this Lease shall not be forgiven, waived, relieved, or otherwise excused by reason of the death, dissolution, supervision, incapacity, or other legal disability to act of Tenant’s Representative. In the event of the death, dissolution, suspension, incapacity or other legal disability to act of Tenant’s Representative, Tenant shall designate a successor Tenant’s Representative no later than ten (10) working days after such event. In the event Tenant fails to so designate successor Tenant’s Representative, Landlord shall be entitled to tender any performance or deliver any notice under this Lease (including but not limited to notice of default and payment of any monies hereunder) to any one of the entities comprising Tenant, and any such performance or delivery shall be deemed valid under this Lease.

27. Right of First Refusal.

(a) If at any time during the term of this Lease Landlord transfers its interest in the fee ownership of the Property to a successor in interest that is not subject to the California Education Code or California Government Code (“Codes”) or similar governmental laws or regulations concerning transfer or lease of the property, then that successor in interest shall be subject to the following right of first refusal. The provisions of this Paragraph 27 shall not apply to any transfer to any entity which transfer or entity would be subject to the Codes or similar governmental laws or regulations.

(b) If at any time during the term of this Lease Landlord desires to sell all or any portion of the Premises, Landlord shall so advise Tenant. If at any time during the term of this Lease, Landlord has received a bona fide offer to purchase all or any portion of the Premises from a third party or parties who are not subject to the public bidding requirements and procedures applicable to sales of property by Landlord as such requirements and procedures may be contained in the California Education Code or the California Government Code as amended from time to time, and Landlord is prepared to accept such an offer, then provided that Tenant is not then in default under this Lease beyond any cure period allowed pursuant to the provisions of this Lease, Landlord shall first offer to sell the Premises to Tenant by delivering to

Tenant a copy of the offer to purchase that Landlord is willing to accept (the “Third Party Purchase Offer”). Within ten (10) days after delivery of the Third Party Purchase Offer to Tenant, Tenant shall notify Landlord of whether it desires to purchase the Premises on the same terms and conditions as set forth in the Third Party Purchase Offer. Tenant’s failure to advise Landlord of its election within this ten (10) day period shall constitute an election by Tenant not to purchase the Premises on the terms and conditions set forth in the Third Party Purchase Offer. If Tenant notifies Landlord of its desire to purchase the Premises within this ten (10) day period, Landlord and Tenant shall enter into an agreement for the purchase and sale of the Premises within ninety (90) days after delivery of Tenant’s notice to Landlord. If Tenant elects not to purchase the Premises, Landlord shall have the right to sell the Premises to a third party on the terms and conditions set forth in the Third Party Purchase Offer, provided such contract is entered into within twelve (12) months after Tenant’s election not to purchase the Premises. If Landlord fails to enter into the Third Party Purchase Offer with a third party within the twelve (12) month period required by the prior sentence, Landlord shall not enter into an agreement for the purchase and sale of the Premises until Landlord has again offered Tenant the right to purchase the Premises as required by this Paragraph 27.

IN WITNESS WHEREOF, the parties have executed this Lease on the dates next to each signature below.

LANDLORD:

MISSION-WEST VALLEY LAND CORPORATION, a California non-profit public benefit corporation

Dated:	By:

	Its:	Director

Dated:	By:

	Its:	President

Dated:	By:

	Its:	Vice President

Dated:	By:

	Its:	Director

Dated:	By:

Its:

Dated:	By:

Its:

Dated:	By:

Its:

TENANT:

NEXUS PROPERTIES, INC., a California corporation

Dated:	By:

	Its:	President

KINETIC SYSTEMS, INC., a California corporation

Dated:	By:

	Its:	PRESIDENT

DIGITAL SQUARE, INC., a California corporation

Dated:	By:

	Its:	President

Dated:
R. DARRELL GARY, individually

Dated:
MICHAEL J. REIDY, individually

Dated:
MICHAEL J. REIDY, as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST

R1567.DG-10/2/97

PARCEL MAP
SANTA CLARA
CALIFORNIA
KIER & WRIGHT
NOTES
REFERENCES
BASIS OF BEARINGS
LEGEND
GREAT AMERICA PARKWAY
OUR LADY'S WAY
MISSION COLLEGE BOULEVARD
PARCEL 1
23.919 ACRES ±
PARCEL 2
14.002 ACRES ±
PARCEL 3
85.208 ACRES ±
PARCEL 4
12.728 ACRES ±
PARCEL ONE
101

Exhibit A

EXHIBIT B

All that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

Parcel 12 as shown on that certain Parcel Map filed in the Office of the Recorder of the County of Santa Clara, State of California on September 17, 1990 in Book 618 of Maps, pages 27, 28, 29, 30 and 31, as corrected by Certificate of Correction recorded December 12, 1995 in Book P123, page 154, Official Records.

Exhibit B

Mission College Burrowing Owl Management Plan

November 23, 1994

Mission College Burrowing Owl Working Group

Intent:

The intent of this plan is to maintain a viable colony of burrowing owls on Mission College property well into the future. In order to facilitate this plan the College is taking a leadership role. Recognizing the need to act aside sufficient suitable habitat, as well as, maintaining this habitat for the long-term are primary goals. All owls in conflict with development, either on lands owned by the College or leased out by the College will be subject to this plan. It is not the intent of this plan that the Burrowing Owl Working Group usurp the power of the West Valley-Mission-Community College Board of Trustees.

Proposed Plan:

This plan has been formulated by the Mission College Burrowing Owl Working Group and the elements are as follows.

I.	Management Map

A.	The College will manage its own lands to encourage the nesting and foraging of burrowing owls.

B.	The lands to be managed for owls will be designated on the Burrowing Owl Management Map.

II.	Habitat Management Responsibilities of Mission College

A.	As a part of its operations, the College will manage foraging habitats, as designated on the Management Map, as follows:

1.	If rodents need to be killed outside buildings, mechanical traps or other means approved by the Working Group may be used.

2.	Grass may be mowed where appropriate.

3.	If land disturbances are planned, the Burrowing Owl Working Group will be consulted by the College to recommend ways to protect owls or habitat in the disturbance area.

B.	As a part of its operations, the College will manage nesting habitats, as designated on the Management Map, as follows:

1.	Ground squirrels will be allowed to live undisturbed 50 feet around nests.

2.	To protect nesting birds and their chicks, pesticides, herbicides and irrigation will not be used in nesting habitat.

3.	Grass may be mowed where appropriate.

4.	When land disturbances are planned, the Burrowing Owl Working Group will be consulted by the College to recommend ways to protect owls or habitat in the disturbance area.

C.	If the College is aware of owls on a development site, they will consult the Working Group.

III.	Role of Leased Lands

A.	This plan is not intended to stop planned development, but rather to provide a plan which attempts to protect the owls during development and to accommodate them after development has occurred.

B.	If a lessee is aware of owls in a development site, they will consult the Working Group.

Exhibit C

1

IV.	Mission College Burrowing Owl Working Group

A.	A Burrowing Owl Working Group will be established to oversee the management plan and the on-going preservation of the owls. The Working Group will provide information on the location of owls to the College and lessees and will make recommendations regarding developments that will affect owls or owl habitat.

B.	The Working Group will be composed of:

1.	Janis Taylor Buchanan, as long as she is available, or a burrowing owl advocate, if she is not;

2.	a Mission College representative;

3.	Lynne Trulio, for as long as she is available, or an independent burrowing owl researcher, if she is not;

4.	a representative of the West Valley-Mission Community College District,

5.	a representative of each leaseholder, for decisions affecting leased land.

C.	New members of the Working Group will be selected by current members of the Group, subject to approval by the West Valley-Mission Community College District Board of Trustees.

D.	The activities of the Working Group will include:

1.	preparing the Management Map;

2.	coordinating passive relocation of owls on-site, active relocating owls off-site, and creation of artificial burrows;

3.	consulting with the College, lessees and consultants;

4.	providing information to the College and lessees on owl locations and recommendations on habitat enhancements;

5.	preparing annual reports, and

6.	designing owl-compatible landscaping and grading.

V.	Timing

A.	The Working Group will exist as long as the Department of Fish and Game (DFG) and U.S. Fish and Wildlife Service (USFWS) require monitoring of burrowing owl relocations required as a result of development activity.

B.	The existence of the Working Group, thereafter, will be at the discretion of the Working Group.

C.	The plan will exist as long as owls are present on lands owned or leased out at Mission College. If owls are not present for five consecutive years, the Working Group will reevaluate the need for the Management Plan.

VI.	Funding

A.	Funding for expenses for burrowing owl preservation activities required by the DFG and USFWS will come from the District and/or developers of leased land at the College. The funding amount should cover all necessary project-related owl movement or preservation activities, such as passive owl relocation, artificial burrow creation, or off-site relocation.

B.	The District or developer may contract with the Working Group or a qualified consultant of its choice to perform required work. Funding is only obligated to the extent required by the DFG and USFWS. If the Working Group is not hired, no funding to the Working Group is required.

C.	Any mitigation or relocation plan must be consistent with this Management Plan and must be acceptable to the DFG and USFWS.

2

D.	Passive relocation usually includes the following:

1.	owl observation

2.	mound building

3.	tunnel and box materials

4.	owl eviction

5.	landscaping

6.	agency permitting and consultation

7.	monitoring

8.	annual monitoring reports

E.	Off-site relocation usually includes the items listed for passive relocation as well as the following:

1.	capturing and moving owls

2.	hacking owls into new burrows

F.	The Working Group will be available to consult with the College or lessees on burrowing owl issues which arise on a day-to-day basis. Such issues could include habitat maintenance, owl-compatible landscaping, injured owls or other owl-related concerns.

VII.	Off-site Relocation

A.	At some point, the Working Group may determine that the College lands have reached their burrowing owl carrying capacity and can support no further increases in nesting habitat.

B.	If, after efforts are made to preserve owls on-site, owls must be moved to an off-site location, the Working Group or its designated consultant will develop a plan for such relocations utilizing the mitigation measures as outlined in the Mercado Santa Clara and Mission College Office Development Draft Environmental Impact Report Addendum/Supplement, subject to the approval of the DFG and USFWS.

VIII.	Annual Reporting

A.	The Working Group or its designated consultant will prepare annual monitoring reports as required by the DFG and USFWS for the period required by permits. The report will also be submitted to the Santa Clara City Planning Director and the West Valley-Mission Community College District Board of Trustees.

B.	When monitoring reports are not required by the DFG or USFWS, the Working Group will prepare an annual report for the Santa Clara City Planning Director and the West Valley-Mission Community College District Board of Trustees detailing its activities, the status of the owls on campus or movement of the owls off campus.

3

ADDENDUM TO THE MISSION COLLEGE BURROWING OWL MANAGEMENT PLAN

Background

The West Valley-Mission Community College District (the “District”) operates Mission College (the “College”) on property located in Santa Clara, California (the “College lands”), as shown on the map of the College attached hereto and incorporated herein by reference as Exhibit A.

The region where the College lands are located is one where burrowing owls (the “owls”) have been known, to reside, and some of the owls have nested in portions of the College lands, as well as in other nearby areas.

As a condition of its approval of the environmental impact report prepared for the private development of District-owned lands located next to the College lands, the City Council of Santa Clara, on September 13, 1994, required the District to develop and implement a plan to relocate those owls that would be in conflict with this private development.

In compliance with this condition, the District’s Board of Trustees (the “Board”) adopted the Mission College Burrowing Owl Management Plan dated November 23, 1994 (the “Plan”), a copy of which is attached hereto and incorporated herein by reference as Exhibit B.

The Plan was formulated by the Burrowing Owl Working Group (the “Group”), and provided that the College would consult with the Group in the event of future development of the College lands disturbing the owls and their habitat. It is not the intent of the Plan to stop planned development of the College lands or to usurp the Board’s authority over the College or the College lands.

The District now intends to construct certain improvements and structures upon the College lands, to be called the High Tech Student Center (the “Student Center”). The District has made a determination that the most desirable site for the Student Center is upon the eastern part of the College lands (the “east field”), where relocatable classroom facilities (the “relocatables”) are now located. This site is shown as the “Student Center location” on Exhibit A. As a result, the relocatables must be moved from their present location. The District intends to move the relocatables to a site on the western part of the College lands (the “west field”), near a site where two earthen berms have been placed which currently contain owl nests.

In keeping with the intent of the Plan as described above, the purpose of this Addendum is to provide a plan for the construction of the Student Center and the attendant movement of the relocatables and is made in recognition of the need to maintain the current construction schedule, a copy of which is attached hereto and incorporated by reference as Exhibit C.

1. The proposed location of the relocatables and improvements to be placed on the west field (the “temporary classroom site”), as shown on Exhibit A, and the placement and construction of the relocatables and improvements as described below, is an approved and an acceptable action under the Plan.

2. During the movement of the relocatables from the east field to the temporary classroom site (the “construction period”), the District agrees to place a construction fence around the site of the two existing earthen berms that are marked on Exhibit A (the “existing berms”), and shall not knock over, dig up, push over, bulldoze, flatten, grade, or physically alter the existing berms.

3. Other than the placement of a new earthen berm (the “new berm”) in the west field at the location shown on Exhibit A as the “new berm,” no construction shall take place on the site marked on Exhibit A as the “new owl habitat” from the approval of the Addendum by all necessary parties until March 1, 2007 (the “moratorium”). During the moratorium, the new owl habitat shall be considered as nesting habitat under the Plan and the District shall not be required to maintain the new owl habitat, other than as required under weed abatement or other nuisance ordinances of the City of Santa Clara, or to spend or commit any funds for the new owl habitat area.

4. At the end of the construction period, a split-rail fence shall be installed around both the existing berms and the new owl habitat, shown on Exhibit A as the “split-rail fence.”

5. On the southern part of the College lands (the “college south field”), the existing earthen berm (the “old south field berm”) shown on Exhibit A as the “old south field berm” shall be removed and replaced with a new berm (the “new south field berm”) shown on Exhibits D-1 and D-2 as alternative configurations, as the “new south field berm.”

6. In the college south field there are current nesting sites occupied by owls (the “nesting sites”). No parking, paving or grading activity shall take place within the 15 foot radius designated around the nesting sites, marked on Exhibit A as the “nesting sites.” Any other owls present at the start of construction will be removed in a timely manner to allow the construction schedule to be maintained.

7. The configurations of the college south field parking, as shown on Exhibits D-1 and D-2 as the “south field parking,” is an approved and an acceptable improvement, and may be modified so long as the new south field berm and the nesting sites are not changed.

8. Subject to this Addendum, the District continues to reserve the right to make future long-term or short-term changes on the College lands as it determines to be necessary and appropriate for the purpose of maintaining, improving and expanding the educational and related facilities at Mission College.

9. Nothing herein is intended to waive the District’s rights under the Plan except as specified herein.

10. Except as provided in this Addendum, all of the terms and conditions of the Plan shall remain in full force and effect and the Plan is hereby reconfirmed in its entirety.

11. The Mission College Burrowing Owl Working Group hereby recommends and approves this Addendum.

Janis Buchanan	Lynne Trulio

Michael Rao, Mission
College Representative	West Valley-Mission Community
College Representative

Richard Reisman,	Bill Burns, Mission Real
Jim Joseph Representative	Estate Representative

AREA WITHIN SPLIT RAIL FENCE WILL REMAIN UNDEVELOPED PER BURROWING OWL MANAGEMENT PLAN ADDENDUM
is the "new owl habitat" and
SPLIT RAIL FENCE
TEMPORARY CLASSROOM SITE
WEST FIELD
COLLEGE SOUTH FIELD
Bonee of site

EXHIBIT "A" (REVISED)

1 RELOCATABLES SITE PLAN/BURROWING OWLS

21 FEBRUARY 1997 BSA ARCHITECTS

Mission College Burrowing Owl Management Plan

November 23, 1994

Mission College Burrowing Owl Working Group

Intent:

The intent of this plan is to maintain a viable colony of burrowing owls on Mission College property well into the future. In order to facilitate this plan the College is taking a leadership role. Recognizing the need to set aside sufficient suitable habitat, as well as, maintaining this habitat for the long-term are primary goals. All owls in conflict with development, either on lands owned by the College or leased out by the College will be subject to this plan. It is not the intent of this plan that the Borrowing Owl Working Group usurp the power of the West Valley-Mission Community College Board of Trustees.

Proposed Plan:

This plan has been formulated by the Mission College Burrowing Owl Working Group and the elements are as follows.

I.	Management Map

A.	The College will manage its own lands to encourage the nesting and foraging of burrowing owls.

B.	The lands to be managed for owls will be designated on the Burrowing Owl Management Map.

II.	Habitat Management Responsibilities of Mission College

A.	As a part of its operations, the College will manage foraging habitats, as designated on the Management Map, as follows:

1.	If rodents need to be killed outside buildings, mechanical traps or other means approved by the Working Group may be used.

2.	Grass may be mowed where appropriate.

3.	If land disturbances are planned, the Burrowing Owl Working Group will be consulted by the College to recommend ways to protect owls or habitat in the disturbance area.

B.	As a part of its operations, the College will manage nesting habitats, as designated on the Management Map, as follows:

1.	Ground squirrels will be allowed to live undisturbed 50 feet around nests.

2.	To protect nesting birds and their chicks, pesticides, herbicides and irrigation will not be used in nesting habitat.

3.	Grass may be mowed where appropriate.

4.	When land disturbances are planned, the Burrowing Owl Working Group will be consulted by the College to recommend ways to protect owls or habitat in the disturbance area.

C.	If the College is aware of owls on a development site, they will consult the Working Group.

III.	Role of Leased Lands

A.	This plan is not intended to stop planned development, but rather to provide a plan which attempts to protect the owls during development and to accommodate them after development has occurred.

B.	If a lessee is aware of owls in a development site, they will consult the Working Group.

Exhibit B

IV.	Mission College Burrowing Owl Working Group

A.	A Burrowing Owl Working Group will be established to oversee the management plan and the on-going preservation of the owls. The Working Group will provide information on the location of owls to the College and lessees and will make recommendations regarding developments that will affect owls or owl habitat.

B.	The Working Group will be composed of:

1.	Janis Taylor Buchanan, as long as she is available, or a burrowing owl advocate, if she is not;

2.	a Mission College representative;

3.	Lynne Trulio, for as long as she is available, or an independent burrowing owl researcher, if she is not;

4.	a representative of the West Valley-Mission Community College District,

5.	a representative of each leaseholder, for decisions affecting leased land.

C.	New members of the Working Group will be selected by current members of the Group, subject to approval by the West Valley-Mission Community College District Board of Trustees.

D.	The activities of the Working Group will include:

1.	preparing the Management Map;

2.	coordinating passive relocation of owls on-site, active relocating owls off-site, and creation of artificial burrows;

3.	consulting with the College, lessees and consultants;

4.	providing information to the College and lessees on owl locations and recommendations on habitat enhancements;

5.	preparing annual reports, and

6.	designing owl-compatible landscaping and grading.

V.	Timing

A.	The Working Group will exist as long as the Department of Fish and Game (DFG) and U.S. Fish and Wildlife Service (USFWS) require monitoring of burrowing owl relocations required as a result of development activity.

B.	The existence of the Working Group, thereafter, will be at the discretion of the Working Group.

C.	The plan will exist as long as owls are present on lands owned or leased out at Mission College. If owls are not present for five consecutive years, the Working Group will reevaluate the need for the Management Plan.

VI.	Funding

A.	Funding for expenses for burrowing owl preservation activities required by the DFG and USFWS will come from the District and/or developers of leased land at the College. The funding amount should cover all necessary project-related owl movement or preservation activities, such as passive owl relocation, artificial burrow creation, or off-site relocation.

B.	The District or developer may contract with the Working Group or a qualified consultant of its choice to perform required work. Funding is only obligated to the extent required by the DFG and USFWS. If the Working Group is not hired, no funding to the Working Group is required.

C.	Any mitigation or relocation plan must be consistent with this Management Plan and must be acceptable to the DFG and USFWS.

D.	Passive relocation usually includes the following:

1.	owl observation

2.	mound building

3.	tunnel and box materials

4.	owl eviction

5.	landscaping

6.	agency permitting and consultation

7.	monitoring

8.	annual monitoring reports

E.	Off-site relocation usually includes the items listed for passive relocation as well as the following:

1.	capturing and moving owls

2.	hacking owls into new burrows

F.	The Working Group will be available to consult with the College or lessees on burrowing owl issues which arise on a day-to-day basis. Such issues could include habitat maintenance, owl-compatible landscaping, injured owls or other owl-related concerns.

VII.	Off-site Relocation

A.	At some point, the Working Group may determine that the College lands have reached their burrowing owl carrying capacity and can support no further increases in nesting habitat.

B.	If, after efforts are made to preserve owls on-site, owls must be moved to an off- site location, the Working Group or its designated consultant will develop a plan for such relocations utilizing the mitigation measures as outlined in the Mercado Santa Clara and Mission College Office Development Draft Environmental Impact Report Addendum/Supplement, subject to the approval of the DFG and USFWS.

VIII.	Annual Reporting

A.	The Working Group or its designated consultant will prepare annual monitoring reports as required by the DFG and USFWS for the period required by permits. The report will also be submitted to the Santa Clara City Planning Director and the West Valley-Mission Community College District Board of Trustees.

B.	When monitoring reports are not required by the DFG or USFWS, the Working Group will prepare an annual report for the Santa Clara City Planning Director and the West Valley-Mission Community College District Board of Trustees detailing its activities, the status of the owls on campus or movement of the owls off campus.

FORAGING AREAS
PARKING
FUTURE TENNIS
FUTURE TRACK
7 - 20'x10'x3' H. (TYPICAL)
PARCEL 3
3 - Burrows
MISSION COLLEGE
PROPOSED STREET ALIGNMENT
PARCEL 4
6.54 Acres
1 adult (no burrow)
MOUNTED BURROWS
1 adult
4 juv.
3 juv.
2 juv.
1 juv. 1 adult
1 adult
CAMPUS SERVICE RD.
soccer
PARCEL 1
PARCEL 2
27.33 Acres
active burrow
1 adult
service road
MISSION COLLEGE BLVD.
BAYSHORE FREEWAY (HIGHWAY 101)
LAKESIDE DRIVE
PETERSON WAY

MISSION COLLEGE

PROPOSED BURROWING OWL MOUNDS

HEARTLAND Land Strategy

0 100 200 300 400 500
SCALE IN FEET

OCT. 26, 1994
REV. NOV. 8, 1994

Locations of burrowing owls on 8/18/94

Total on Heartland property
- 5 adults, 8 juveniles
- 2 juveniles in close proximity

20'X10'X3' HIGH
GYM.
SC. & TECH.
20'X10'X3'H.
HOSP. MGT
400' LONG X 10'-12' WIDE X 3' HIGH
200' LONG X 8'-10' WIDE X 3' HIGH
STUD CENTER
CHILD
PARKING
MAIN BUILDING
60'
LRC
RELOCATABLES TO BE REMOVED FOR PARKING
PROPOSED BURROWING OWL MOUND
200' X 10'-12' X 3' HIGH
BURROWS WITHIN NEW DROP-OFF
MISSION COLLEGE
OCT. 1994

The proposed time lines are:

February 1997	Bid the move of the Relocatables.

March 1997	Sign a contract to move the Relocatables.

March 1997	Begin construction of the Perimeter road.

April-May 1997	Be under construction on the west campus for site development, foundations, utilities to move the Relocatables. Work to be complete May 20.

April 1997	Bid the construction of the High Tech Student Center

June 16, 1997	Begin the move of the Relocatables.

July 10, 1997	Be under construction of the High Tech Student Center.

August 10, 1997	Move and refurbishment of Relocatables complete.

August 20, 1997	Classes begin

September 1, 1997	Begin construction of south field parking lot.

Exhibit C

SOUTH
FIELD
BURROWING OWL "NESTING SITE"
OLD BERM (TO BE MOVED)
CHILD CARE PLAY YARD

ALTERNATE #2
SCALE: 1" = 30'

D-1

SOUTH
FIELD
BURROWING OWL NESTING SITE
CHILD CARE PLAY YARD
OLD BERM (TO BE MOVED)

ALTERNATE #3
SCALE: 1" = 30'

D-2

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

Mission-West Valley Land Corporation

c/o Bryant, Clohan, Ott, Maines & Baruh LLP

10 Almaden Blvd., Suite 600

San Jose, CA 95113

Attn: James J. Eller, Esq.

MEMORANDUM OF GROUND LEASE

This MEMORANDUM OF GROUND LEASE is made and entered into this      day of             , 1997, by and between MISSION-WEST VALLEY LAND CORPORATION, a California nonprofit public benefit corporation (“Landlord”), and NEXUS DEVELOPMENT COMPANY, INC., a California corporation (“NEXUS”), KINETIC SYSTEMS, INC., a California corporation (“KS”), DIGITAL SQUARE, INC., a California corporation (“DS”), R. DARRELL GARY, individually, a married man (“GARY”), MICHAEL J. REIDY, individually, a married man (“REIDY”), and MICHAEL J. REIDY as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST (“BONAGUIDI”), jointly and severally (collectively “Tenant”).

Landlord hereby leases to Tenant and Tenant leases from Landlord, the real property located in the City of Santa Clara, County of Santa Clara, State of California, more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference (the “Premises”), upon the terms and conditions contained in that certain unrecorded Ground Lease dated             , 199     , entered into by and between the parties hereto (the “Ground Lease”), for an initial term of fifty-five (55) years, commencing             , 1997, and ending fifty-five years thereafter (the “Initial Term”), subject to Tenant’s right to extend the Initial Term for two consecutive extended terms totaling twenty (20) years, for a maximum term of seventy-five (75) years.

The rights and obligations of Landlord and Tenant with respect to the Premises shall be governed by the terms and conditions set forth in the Ground Lease and all provisions of the Ground Lease are incorporated herein by reference.

EXHIBIT D

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. In the event of the expiration or termination of the Master Lease (including without limitation the expiration of the Master Lease where the Tenant has, pursuant to the provisions set forth in the Ground Lease, exercised its option to extend the term of the Ground Lease and the tenant under the Master Lease (the “Master Lease Tenant”) fails to extend the term of the Master Lease as required by the provisions set forth in the Ground Lease), Tenant shall attorn to District and recognize District as the Landlord under the Ground Lease. This provision shall be self-executing; however, Tenant shall execute and deliver at District’s reasonable request an instrument confirming its attornment pursuant to this Agreement, provided District agrees in writing to be bound by the terms of the Ground Lease.

2. In the event of the expiration or termination of the Master Lease (including without limitation the expiration of the Master Lease where the Tenant has, pursuant to the provisions set forth in the Ground Lease, exercised its option to extend the term of the Ground Lease and the Master Lease Tenant fails to extend the term of the Master Lease as required by the provisions set forth in the Ground Lease), District shall honor and be bound by the Ground Lease and shall maintain the Ground Lease in full force and effect as a direct lease between District and Tenant pursuant to the terms thereof, provided Tenant is not in default under the terms of the Ground Lease beyond any cure period provided for in the Ground. Lease, subject to the rights of Leasehold Mortgagees (including without limitation Ground Leasehold Lender) pursuant to the Ground Lease. This provision shall be self-executing; however, Landlord shall execute and deliver at the reasonable request of Tenant or a Leasehold Mortgagee pursuant to the Ground Lease an instrument confirming District’s nondisturbance of the Ground Lease, provided Tenant is not then in default under the Ground Lease beyond any cure period provided for in the Ground Lease, subject to the rights of Leasehold Mortgagees pursuant to the Ground Lease.

3. If District succeeds to the Master Lease Tenant’s interest in the Subleased Property, District shall not in any event incur any greater liability than the liability to which the Master Lease Tenant was subject as landlord under the Ground Lease.

4. District hereby consents to and approves the provisions of the Ground Lease. Notwithstanding any of the provisions of the Master Lease, District and Tenant hereby acknowledge and agree that:

(a) Neither the Ground Lease provisions nor Tenant’s exercise of any of its rights under the Ground Lease nor any Leasehold Mortgagee pursuant to the Ground Lease exercising any of its rights under the Ground Lease shall be deemed to violate any of the provisions’ of the Master Lease. Tenant shall have all of the rights granted to Tenant under the Ground Lease.

(b) None of the provisions of the Master Lease shall operate to expand or otherwise modify any of the obligations of Tenant under the Ground Lease or to restrict, limit or otherwise modify any of the rights of Tenant or any Leasehold Mortgagee pursuant to the Ground Lease under the Ground Lease. Without limiting the foregoing, in no event shall Tenant or any Leasehold Mortgagee pursuant to the Ground Lease be liable for the payment of any sums in excess of any amounts owed by Tenant pursuant to the provisions of the Ground Lease, and in no event shall Tenant or any Leasehold Mortgagee pursuant to the Ground Lease be liable for the performance of any obligations beyond Tenant’s obligations imposed pursuant to the provisions of the Ground Lease. As between District and the Master Lease Tenant, none of the provisions of this Agreement shall operate to expand or otherwise modify any of the obligations of District or the Master Lease Tenant under the Master Lease or to restrict, limit or otherwise modify any of District’s or the Master Lease Tenant’s rights under the Master Lease.

(c) Neither Tenant nor any Leasehold Mortgagee pursuant to the Ground Lease shall be required to obtain any approval or consent from District beyond what Tenant is expressly required to obtain from District pursuant to the express terms of the Ground Lease, all of which approval or consent rights of District shall be subject to the terms and conditions of the Ground Lease.

5. District agrees to cooperate fully with Tenant in connection with governmental approvals in the manner contemplated by, and subject to the provisions of, Paragraph 5(a) of the Ground Lease.

6. Upon exercise of an extension option under the Master Lease, District shall, and shall cause the Master Lease Tenant to, within thirty (30) days following the receipt of a request from Tenant, execute a memorandum in recordable form acknowledging the fact that the option has been exercised, which memorandum shall be recorded in the Official Records of Santa Clara County, California (“Official Records”); provided, however, that failure to execute or record such memorandum within this thirty (30) day period will not invalidate the otherwise valid exercise of such option.

7. Within thirty (30) days after request, District agrees to execute in recordable form, from time to time for the benefit of Tenant, a Leasehold Mortgagee (defined in the Ground Lease), or a tenant under a new lease entered into pursuant to Paragraph 20(a)(iv) of the Ground Lease, a nondisturbance and attornment agreement substantially in the form of this Agreement and containing such other terms and conditions as may be reasonably requested by Tenant, the Leasehold Mortgagee or the tenant under the new lease. District shall incur no costs in connection with such nondisturbance and attornment agreement, except for its review costs (including without limitation fees of attorneys and consultants).

8. District agrees that if at any time during the term of the Ground Lease any governmental authority undertakes to create an improvement or special assessment district, the proposed boundaries of which include the Subleased Property, Tenant shall be entitled to appear in any proceeding relating thereto and to exercise all rights of Tenant, District or the Master Lease Tenant to have the Subleased Property excluded from such district or to determine the degree of benefit to the Subleased Property resulting therefrom, in accordance with and subject to the provisions of Paragraph 3(e)(iv) of the Ground Lease.

9. District waives any right of eminent domain which it may now possess or may hereafter possess with regard to the Subleased Property and the Ground Lease.

10. Within thirty (30) days after request from Tenant, District shall execute and acknowledge in recordable form, and shall cause any lender having a mortgage, deed of trust or other security on the interest of District in the Subleased Property or the Master Lease, to execute in recordable form, from time to time for the benefit of Qualifying Subtenants (defined in the Ground Lease), a nondisturbance and attornment agreement certifying to the matters set forth in Paragraph 14(a)(vii) of the Ground Lease and containing such other provisions reasonably requested by Tenant, which agreement may be recorded by Tenant in the Official Records.

11. Within thirty (30) days after request from Tenant or any Leasehold Mortgagee pursuant to the Ground Lease, District will execute, acknowledge and deliver to Tenant or such Leasehold Mortgagee or to any prospective purchaser, assignee or mortgagee designated by Tenant or a Leasehold Mortgagee, a certificate stating the following: (i) that the Master Lease is unmodified and in full force and effect (or if there have been modifications identifying the modifications, or if the Master Lease is not in full force and effect so stating); (ii) the date to which rent under the Master Lease has been paid; (iii) whether or not there is to District’s knowledge, any existing default by the Master Lease Tenant in the payment of any rent or other sums of money, or whether or not there is to District’s knowledge, any other existing default by the Master Lease Tenant with respect to which a notice of default has been or could then be served or any event or omission which with the passage of time or giving of notice or both would constitute a default by the Master Lease Tenant and, if there is any such default, event or omission, specifying the nature and extent thereof; (iv) whether or not there are any security deposits, setoffs, defenses or counterclaims against enforcement of the obligations to be performed under the Master Lease existing in favor of District; (v) whether or not District has encumbered the fee interest in the Subleased Property and, if so, stating the name and address of the lender holding such encumbrance, the recording date, amount and due date of such encumbrance, and whether or not there is, to District’s knowledge, any existing default by District under such encumbrance or event or omission which, with notice or the passage of time or both, would become a default under such encumbrance, and if there is any such default, event or omission, specifying the nature and extent thereof; and (vi) such other matters as may be reasonably requested.

12. District’s liability under this Agreement shall be subject to the limitation on District’s liability, and all of the terms and conditions, set forth in Paragraph 15 of the Ground Lease. Any money owed to Tenant or economic damages incurred by Tenant arising from District’s breach of its obligations under this Agreement shall bear interest at the Stipulated Rate (defined in the Ground Lease), subject to Paragraph 15 of the Ground Lease. District agrees that there will be no cancellation, surrender or modification of the Master Lease which would materially affect full and meaningful realization of the remedy granted to Tenant or any Leasehold Mortgagee under the Ground Lease, without the prior written consent of Tenant and each such Leasehold Mortgagee.

13. Arbitration of Disputes.

(a) Request for Arbitration. ANY DEFAULT OR DISPUTE IN CONNECTION WITH THIS AGREEMENT SHALL BE ARBITRATED ONLY IF A PARTY DELIVERS SUCH REQUEST IN WRITING TO THE OTHER PARTY INVOLVED IN SUCH DEFAULT OR DISPUTE (i) IN THE CASE OF AN ALLEGED DEFAULT, WITHIN TEN (10) BUSINESS DAYS AFTER A NOTICE OF DEFAULT IS DELIVERED TO A PARTY, OR (ii) IN ALL OTHER CASES WITHIN THIRTY (30) DAYS AFTER ONE PARTY NOTIFIES THE OTHER OF THE DESIRE TO ARBITRATE FOLLOWING THE OCCURRENCE OF SUCH DISPUTE. WRITTEN NOTICE OF ANY ARBITRATION UNDER THIS AGREEMENT. SHALL BE DELIVERED TO ANY LEASEHOLD MORTGAGEE PURSUANT TO THE GROUND LEASE CONCURRENTLY WITH ITS DELIVERY TO TENANT. IF A DEFAULT OR DISPUTE IS TIMELY SUBMITTED TO ARBITRATION PURSUANT TO THIS LEASE, NO DEFAULT SHALL BE DEEMED TO HAVE OCCURRED UNDER THIS AGREEMENT (EXCEPT FOR THE PURPOSE OF CALCULATION OF INTEREST) UNLESS AND UNTIL THERE HAS BEEN A DETERMINATION OF DEFAULT BY THE ARBITRATORS IN THE MANNER PROVIDED IN PARAGRAPH 13(b) BELOW. IN CONNECTION WITH ANY SUCH ALLEGED DEFAULT, THE SOLE DUTY OF THE ARBITRATORS SHALL BE TO DETERMINE WHETHER A DEFAULT HAS OCCURRED, THE NATURE THEREOF, THE PARTY IN DEFAULT AND THE ACTIONS (INCLUDING THE AMOUNTS OF ANY SUMS TO BE PAID) NECESSARY TO CURE SUCH DEFAULT. THE DECISION OF THE ARBITRATORS SHALL BE FINAL AND BINDING UPON THE PARTIES IN ANY LATER ACTION OR PROCEEDING CONCERNING THE DEFAULT BEING ARBITRATED. IF ARBITRATION IS NOT REQUESTED WITHIN THE TIME ALLOWED UNDER THIS AGREEMENT, ANY DISPUTE RELATING TO SUCH CLAIMED DEFAULT MAY NOT LATER BE SUBMITTED TO ARBITRATION BUT SHALL BE JUDICIALLY DETERMINED.

(b) Arbitration Procedures. ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE LARGE COMPLEX CASE PROGRAM RULES OF THE AMERICAN ARBITRATION ASSOCIATION (EXCEPT AS PROVIDED IN THIS PARAGRAPH BELOW), AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY CONTAINED IN THE LARGE COMPLEX CASE PROGRAM RULES OF THE AMERICAN ARBITRATION ASSOCIATION, THE FOLLOWING SHALL APPLY: THE PARTY DESIRING ARBITRATION SHALL APPOINT A DISINTERESTED PERSON AS ARBITRATOR ON ITS BEHALF AND GIVE NOTICE THEREOF TO THE OTHER PARTY WHO SHALL,

This Memorandum of Ground Lease is solely for recording purposes and shall not be construed to alter, modify or supplement the Ground Lease, of which this is a memorandum.

LANDLORD:

MISSION-WEST VALLEY LAND CORPORATION, a California nonprofit public benefit corporation

By:

Its:

By:

Its:

TENANT:

NEXUS DEVELOPMENT COMPANY, INC., a California corporation

By:

Its:

KINETIC SYSTEMS, INC., a California corporation

By:

Its:

DIGITAL SQUARE, INC., a California corporation

By:

Its:

R. DARRELL GARY, individually

MICHAEL J. REIDY, individually

MICHAEL J. REIDY as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

All that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

Parcel 12 as shown on that certain Parcel Map filed in the Office of the Recorder of the County of Santa Clara, State of California on September 17, 1990 in Book 618 of Maps, pages 27, 28, 29, 30 and 31, as corrected by Certificate of Correction recorded December 12, 1995 in Book P123, page 154, Official Records.

EXHIBIT A

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

James J. Eller, Esq.

BRYANT, CLOHAN, OTT, MAINES & BARUH, LLP

10 Almaden Blvd., Suite 600

San Jose, CA 95113

NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made and entered into this      day of             , 19     by and between WEST VALLEY-MISSION COMMUNITY COLLEGE DISTRICT, a California community college district (“District”), MISSION-WEST VALLEY LAND CORPORATION, a California non-profit public benefit corporation (“Land Corporation”), NEXUS PROPERTIES, INC., a California corporation (“NEXUS”), KINETIC SYSTEMS, INC., a California corporation (“KS”), DIGITAL SQUARE, INC., a California corporation (“DS”), R. DARRELL GARY, individually, a married man (“GARY”), MICHAEL J. REIDY, individually, a married man (“REIDY”), and MICHAEL J. REIDY as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST (“BONAGUIDI”), jointly and severally (collectively “Tenant”) and                                         , a                                          (“Ground Leasehold Lender”).

RECITALS

A. Pursuant to a Master Ground Lease - Parcel 12 dated                      (the “Master Lease”), District has leased to Land Corporation, and Land Corporation has leased from District, the land located in the City of Santa Clara, County of Santa Clara, State of California, more particularly described in Exhibit “1” attached hereto and incorporated herein by this reference (the “Subject Property”).

B. Pursuant to a Ground Lease of even date herewith (the “Ground Lease”), Land Corporation has leased to Tenant, and Tenant has leased from Land Corporation, the Subject Property. Ground Leasehold Lender has made a loan to Tenant secured by a deed of trust encumbering Tenant’s interest in the Subleased Property.

C. The parties intend by this Agreement to set forth their respective rights and obligations in the event of the expiration or termination of the Master Lease and/or the Ground Lease and to clarify the parties’ understanding as to the effect of the Ground Lease.

EXHIBIT E

WITHIN TEN (10) BUSINESS DAYS THEREAFTER, APPOINT A SECOND DISINTERESTED PERSON AS ARBITRATOR ON ITS BEHALF AND GIVE WRITTEN NOTICE THEREOF TO THE FIRST PARTY; THE ARBITRATORS THUS APPOINTED SHALL APPOINT A THIRD DISINTERESTED PERSON, AND SUCH THREE (3) ARBITRATORS SHALL, AS PROMPTLY AS POSSIBLE, DETERMINE THE MATTER WHICH IS THE SUBJECT OF THE ARBITRATION. NOTWITHSTANDING THE FOREGOING, IN ANY ARBITRATION INVOLVING THE LANDLORD UNDER THE GROUND LEASE, DISTRICT AND TENANT, DURING ANY PERIOD WHEN THE LANDLORD UNDER THE GROUND LEASE IS AN AFFILIATED PARTY, DISTRICT AND THE LANDLORD UNDER THE GROUND LEASE SHALL ONLY BE ENTITLED TO JOINTLY APPOINT A SINGLE ARBITRATOR. IF A PARTY WHO HAS THE RIGHT PURSUANT TO THE FOREGOING TO APPOINT AN ARBITRATOR FAILS OR NEGLECTS TO DO SO, THEN, AND IN SUCH EVENT, SUCH PARTY SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO APPOINT AN ARBITRATOR PURSUANT TO THIS PARAGRAPH. IF THE TWO ARBITRATORS APPOINTED BY THE PARTIES SHALL FAIL WITHIN FIVE (5) DAYS AFTER THE APPOINTMENT OF THE SECOND ARBITRATOR TO APPOINT A THIRD ARBITRATOR, THEN EITHER PARTY MAY APPLY TO ANY COURT OF COMPETENT JURISDICTION TO APPOINT SUCH ARBITRATOR. IF THE AMERICAN ARBITRATION ASSOCIATION IS NOT THEN IN EXISTENCE OR FOR ANY REASON FAILS OR REFUSES TO ACT, THE ARBITRATION SHALL BE HAD IN CONFORMITY WITH AND SUBJECT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET SEQ., AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES. THE LOCALE OF ANY ARBITRATION HEARING SHALL BE SANTA CLARA COUNTY, CALIFORNIA. THE PARTIES SHALL HAVE THE RIGHT OF DISCOVERY AS PROVIDED BY CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1280 ET SEQ., AS SAID STATUTES THEN APPEAR, INCLUDING ANY AMENDMENTS TO SAID STATUTES OR SUCCESSORS TO SAID STATUTES OR AMENDED STATUTES. THE PARTIES AGREE TO SIGN ALL DOCUMENTS AND TO DO ALL OTHER THINGS NECESSARY TO SUBMIT ANY SUCH MATTER FOR ARBITRATION, AND FURTHER AGREE TO, AND HEREBY DO, WAIVE ANY AND ALL RIGHTS THEY OR EITHER OF THEM MAY AT ANY TIME HAVE TO REVOKE THEIR AGREEMENT HEREUNDER TO SUBMIT TO ARBITRATION ONCE THE MATTER HAS BEEN SUBMITTED, AND TO ABIDE BY THE DECISION RENDERED THEREUNDER. THE ARBITRATORS SHALL NOT HAVE ANY POWER TO MODIFY OR AMEND ANY OF THE TERMS OF THIS LEASE.

NOTICE: BY SIGNING OR INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

LANDLORD:

MISSION-WEST VALLEY LAND CORPORATION, a California nonprofit public benefit corporation

By:

Its:

By:

Its:

TENANT:

NEXUS DEVELOPMENT COMPANY, INC., a California corporation

By:

Its:

KINETIC SYSTEMS, INC., a California corporation

By:

Its:

DIGITAL SQUARE, INC., a California corporation

By:

Its:

R. DARRELL GARY, individually

MICHAEL J. REIDY, individually

MICHAEL J. REIDY as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST

14. Within thirty (30) days after request from Tenant or any Leasehold Mortgagee pursuant to the Ground Lease, District shall, and shall cause any lender having a mortgage, deed of trust or other security on the interest of District in the Subleased Property or Master Lease to: (i) execute and acknowledge in recordable form and deliver to each Leasehold Mortgagee pursuant to the Ground Lease, an agreement, in form satisfactory to such Leasehold Mortgagee, wherein the parties agree that so long as such Leasehold Mortgagee complies with the provisions of Paragraph 20(a) of the Ground Lease, neither the Leasehold Mortgage nor the Leasehold Mortgagee’s interest in the Ground Lease or the Project (defined in the Ground Lease) will be disturbed as a result of any default under the Master Lease or a termination of the Master Lease, or as a result of any default under such mortgage, deed of trust or other security on the interest of District in the Subleased Property or Master Lease, and containing such other terms reasonably requested by such Leasehold Mortgagee, (ii) provide written assurances for the benefit of the Leasehold Mortgagee consistent with Paragraph 20(a) of the Ground Lease, and (iii) execute and acknowledge in recordable form and deliver to Tenant and to each Leasehold Mortgagee pursuant to the Ground Lease, a subordination agreement reaffirming the provisions of Paragraph 20(b) of the Ground Lease and containing such other terms and conditions as may be reasonably requested by Tenant or such Leasehold Mortgagee. With respect to Ground Leasehold Lender’s Leasehold Mortgage, District acknowledges and agrees that so long as Ground Leasehold Lender complies with the provisions of Paragraph 20(a) of the Ground Lease, neither Ground Leasehold Lender nor Ground Leasehold Lender’s interest in the Ground Lease or the “Project” (as that term is defined in the Ground Lease) will be disturbed as a result of any default under the Master Lease or a termination of the Master Lease, or as a result of any default under any mortgage, deed of trust or other encumbrance on the interest of District in the Subleased Property or the Master Lease. In the event of the expiration or termination of the Master Lease, so long as Ground Leasehold Lender complies with the provisions of Paragraph 20(a) of the Ground Lease, District shall honor and be bound by all of the provisions of Paragraph 20(a) of the Ground Lease as a direct obligation of District.

15. There shall be no merger of the Ground Lease with the fee estate or the estate created by the Master Lease (the “Master Leasehold Estate”) by reason of the fact that the same person or entity (or related persons or affiliated entities) is a tenant or a subtenant under the Ground Lease and also the holder of all or any portion of the fee interest or Master Leasehold Estate in the Subleased Property, unless all persons or entities having any interest in the Ground Lease, the fee estate and the Master Leasehold Estate (including without limitation any Leasehold Mortgagee(s) pursuant to the Ground Lease or the Master Lease), join in a written instrument effecting such merger.

16. District represents and warrants to Tenant and to Ground Leasehold Lender as follows:

(a) The Master Lease and all other documents executed and delivered by District to the Master Lease Tenant or Tenant in connection with the Master Lease or Ground Lease (including without limitation this Agreement) have been duly authorized and executed and delivered; are complete and, as of the respective dates, true and correct; are a legal, valid and binding obligation of District; and do not violate any provisions of any agreement to which District is a party or is bound or of any charter, articles, bylaws, agreements or laws affecting District.

(b) That to the best of District’s knowledge, without having conducted any investigation, there are no Actionable Levels (defined in the Ground Lease) of Hazardous Materials (defined in the Ground Lease) on, under or about the Subleased Property and no underground storage tanks under the Subleased Property.

(c) There are no leases, options, rights, encumbrances or other matters affecting title to the Subleased Property other than as shown in the Preliminary Report referenced in Paragraph 2 of the Ground Lease.

17. During any period when the Landlord under the Ground Lease is not an Affiliated Party (defined below) (in such situation, the landlord under the Ground Lease being referred to in this Agreement as the “Non-Affiliated Landlord”) then, and only then, the following provisions shall apply, provided that Tenant has received written notice of same from District:

(a) With respect to any breach or default by the Non- Affiliated Landlord under the Ground Lease, which breach or default could cause a termination of the Ground Lease, the following provisions shall apply:

(i) No notice of breach or default given by Tenant to the Non-Affiliated Landlord shall be deemed to have been duly given unless and until a copy thereof has been delivered to District; and no notice to the Non-Affiliated Landlord of any breach and no termination of the Ground Lease in connection therewith shall be effective, unless Tenant has also given to District written notice or a copy of its notice to the Non- Affiliated Landlord of such breach or any such termination as the case may be.

(ii) If the Non-Affiliated Landlord is in breach or default under the Ground Lease, District shall, within the period allowed to the Non-Affiliated Landlord under the Ground Lease, have the right (but not the obligation) to remedy such breach or default, or cause the same to be remedied, and Tenant shall accept such performance by or at the instigation of District as if the same had been done by the Non-Affiliated Landlord.

(b) If District succeeds to the interest of the Non- Affiliated Landlord in the Subject Property under the Ground Lease, District shall not be:

(i) bound by any rent or additional rent that Tenant might have paid in advance to the Non-Affiliated Landlord for a period in excess of one (1) month, except to the extent (1) such advance payment was required pursuant to the Ground Lease, was made at a time when the landlord under the Ground Lease is an Affiliated Party, or was made before Tenant received written notice from District that the landlord under the Ground Lease is a Non- Affiliated Landlord, or (2) such monies are transferred to or received by District. District shall not be bound by any security deposit or other prepaid charge which Tenant might have paid in advance to the Non-Affiliated Landlord, except to the extent (1) such advance payment was required pursuant to the Ground Lease, was made at a time when the landlord under the Ground Lease is an Affiliated Party, or was made before Tenant received written notice from District that the landlord under the Ground Lease is a Non- Affiliated Landlord, or (2) such monies are transferred to or received by District.

(ii) bound by any modification of the Ground Lease made by the Non-Affiliated Landlord and Tenant without the written consent of District, which consent shall not be unreasonably withheld or delayed. District agrees that it shall be bound by any modification of the Ground Lease made during any time that the landlord under the Ground Lease is an Affiliated Party, and District’s consent thereto shall not be required.

(c) Tenant and District hereby agree that after the date that the landlord under the Ground Lease is no longer an Affiliated Party, if Tenant is notified in writing by District of a default by the Non-Affiliated Landlord under the Master Lease and of District’s demand that Tenant pay its rent and all other sums due to the Non-Affiliated Landlord under the Ground Lease (collectively, “Rent”) to District (or a designated recipient), and if the Master Lease provides that District is entitled to make such demand, then, except as provided below, Tenant shall honor such demand and pay such Rent (subject to all rights of offset Tenant may have under the Ground Lease) directly to District (or as otherwise required pursuant to such notice) rather than to the landlord under the Ground Lease. Tenant shall not be obligated to pay Rent to District pursuant to this Paragraph 17 (c) to the extent Tenant is paying Rent to Landlord Mortgagees (as defined in the Ground Lease) pursuant to Tenant’s obligations under the Ground Lease, or in a written agreement between it and such mortgagees, executed prior to Tenant’s receipt of such notice; provided, however, that if the existence of a default under the Master Lease is disputed by the Non-Affiliated Landlord, or Tenant is not sure if District’s demand must be complied with, Tenant shall have the right (but not the obligation) to pay Rent as it becomes due into an interest-bearing escrow account (with all interest accruing for the benefit of the prevailing party in such dispute) reasonably satisfactory to Tenant and District. Tenant’s payment of Rent as provided in this subparagraph (c) shall be deemed payment of said Rent in accordance with the Ground Lease.

18. Successors and Assigns. Except as otherwise provided in this Paragraph 18, this Agreement shall be binding upon and inure to the benefit of the undersigned and their legal representatives, transferees, successors and permitted assigns. In the event of the assignment or transfer of the interest of District (other than the conveyance of a security interest therein [but including a transfer following foreclosure or in lieu of foreclosure of the security interest]), and the assumption by District’s transferee of the obligations of District under this Agreement, all obligations and liabilities of District under this Agreement accruing after the date of assignment or transfer shall terminate and thereupon all such obligations and liabilities accruing thereafter shall be the responsibility of the party to whom District’s interest is assigned or transferred.

Provided that Tenant is not in default in the payment of rent under the Ground lease beyond any cure period provided for in the Ground Lease, subject to the right of Leasehold Mortgagees (including without limitation, Ground Leasehold Lender) pursuant to the Ground Lease to cure any such default, District and Land Corporation (i) both agree that for purposes of Section 365 of the Bankruptcy Code (11 U.S.C. § 365), Tenant shall be considered to be the sole party in possession of the Subleased Property and shall have all of the rights of the tenant in possession of the Subleased Property under both the Master Lease and the Ground Lease for purposes of 11 U.S.C. § 365, and (ii) each waive any rights that either of them may have to consider the Master Lease automatically rejected pursuant to 11 U.S.C. § 365(d)(4). In addition, Land Corporation hereby absolutely assigns to Tenant and each Leasehold Mortgagee under the Ground Lease all rights that it may have under 11 U.S.C. § 365(h) in the event that the lessor under the Master Lease commences a proceeding under the Bankruptcy Code and rejects the Master Lease for any reason. Subject to the rights of any Leasehold Mortgagee (including without limitation Ground Leasehold Lender) under the Ground Lease, upon termination of the Ground Lease, any rights assigned hereby shall revert to Land Corporation. As a result of the foregoing assignment, in the event that District or any successor or assign of District as lessor under the Master Lease commences a proceeding under Title 11 of the United States Code (the “Bankruptcy Code”), and in the event that the Master Lease is rejected for any reason, Tenant (subject to the rights of any Leasehold Mortgagee under the Ground Lease) shall exercise any right of Land Corporation and its successors and assigns to remain in possession of the Subleased Property pursuant to 11 U.S.C. § 365 (h). Also as a result of the foregoing assignment, in the event that District, or any successor or assign of District as lessor under the Master Lease, and Land Corporation, or any successor or assign of Land Corporation as lessee under the Master Lease and lessor under the Ground Lease, both commence proceedings under the Bankruptcy Code, and the Master Lease and/or the Ground Lease are rejected for any reason, Tenant (subject to the rights of any Leasehold Mortgagee under the Ground Lease) shall exercise any rights it may have to remain in possession of the Subleased Property pursuant to 11 U.S.C. § 365(h) that Land Corporation and its successors and assigns may have as lessee under the Master Lease and that Tenant may have as lessee under the Ground Lease.

District and Land Corporation both acknowledge and agree that Ground Leasehold Lender is a Leasehold Mortgagee pursuant to the Ground Lease, and is entitled to all of the rights of a Leasehold Mortgagee under the Ground Lease and this Agreement.

19. Notice. All notices hereunder to a party to this Agreement shall be deemed to have been duly given if personally delivered or mailed by United States registered or certified mail, with return receipt requested, postage prepaid to the applicable address listed below (or at such other address as shall be given in writing by one party to the other), and mailed notices shall be deemed given, delivered or received on the second business day after deposit into the United States mail.

19. Notice. The parties agree that, during any period during which Tenant shall consist of more than one person or entity, such entities must act jointly and collectively, and not individually, for any action on their part to be considered a valid act by Tenant under this Agreement. Tenant shall appoint a single representative to act on Tenant’s behalf in connection with this Agreement (“Tenant’s Representative”). Tenant hereby appoints NEXUS whose address is 1740 Technology Drive, Suite 315, San Jose, California 95110 as Tenant’s Representative. Tenant may change this designation only by a writing signed by all persons or entities comprising Tenant. In no event shall any other party be required to recognize any substitute designee as Tenant’s Representative if all persons or entities compromising Tenant have not joined in such designation. Notice to NEXUS shall be deemed to be notice to Tenant and KS, DS, GARY, REIDY and BONIGUIDI, jointly and severally, hereby agree that NEXUS may receive notice on their behalf and waive any further right or claim to have notice given to them for any reason whatsoever. To be effective any request for consent, cooperation or otherwise of Landlord must be delivered from Tenant’s Representative. The timely performance of Tenant’s obligations under this Agreement shall not be forgiven, waived, relieved, or otherwise excused by reason of the death, dissolution, supervision, incapacity, or other legal disability to act of Tenant’s Representative. In the event of the death, dissolution, suspension, incapacity or other legal disability to act of Tenant’s Representative, Tenant shall designate a successor Tenant’s Representative no later than ten (10) working days after such event. In the event Tenant fails to so designate a successor Tenant’s Representative, any other party shall be entitled to tender any performance or deliver any notice under this Agreement to any one of the entities comprising Tenant, and any such performance or delivery shall be deemed valid under this Agreement. All notices hereunder shall be deemed to have been duly given if personally delivered or mailed by United States registered or certified mail, with return receipt requested, postage prepaid to Tenant as set forth above and to any other party to this Agreement to the applicable address listed below (or at such other address as shall be given in writing by one party to the other), and mailed notices shall be deemed given, delivered or received on the second business day after deposit into the United States mail.

20. District agrees that Land Corporation is an Affiliated Party of District. During any period when District is not the fee owner of the Subleased Property, or Land Corporation is not the Master Lease Tenant, the term “Affiliated Party” shall be defined as follows:

(a) During any period when the fee owner of the Subleased Property is a partnership, the term “Affiliated Party” shall mean any general or limited partnership, limited liability company, joint venture, corporation, or other entity (including without limitation an individual) owned or controlled by, in common ownership or control with, or owning or controlling any person or entity owning a general partnership interest in such fee owner;

(b) During any period when the fee owner of the Subleased Property is a limited liability company, “Affiliated Party” shall mean any general or limited partnership, joint venture, corporation or other entity (including without limitation an individual) owned or controlled by, or in common ownership or control with, or owning or controlling any member of the limited liability company having the right to manage the day to day activities of such entity;

(c) During any period when the fee owner of the Subleased Property is an individual, a corporation or other entity, “Affiliated Party” shall mean any general or limited partnership, joint venture, corporation or other entity (including without limitation an individual) owned or controlled by, in common ownership or control with, or owning or controlling such fee owner.

For purposes of determining an “Affiliated Party” pursuant to Subparagraphs 20(a), (b) and (c) above, “control” shall mean and refer to the right to direct, influence or manage the day to day activities of such entity. If a party who is an individual is related by family to (i) any partner of the fee owner of the Subleased Property, (ii) the owner of one percent (1%) or more of the ownership interest of the fee owner of the Subleased Property or (iii) the fee owner of the Subleased Property, if the owner of the Subleased Property is an individual, then said party shall be deemed and “Affiliated Party” of such fee owner.

21. If any action at law or in equity, or any arbitration proceeding, shall be brought for or on account of any breach of or to enforce or interpret any of the terms, covenants, agreements or conditions of this Agreement, the prevailing party shall be entitled to recover from the other party such prevailing party’s costs incurred in such action or proceeding and any appeal taken in such action or proceeding, including without limitation reasonable attorney’s fees.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed the day and year first above written.

LANDLORD:

MISSION-WEST VALLEY LAND CORPORATION, a California nonprofit public benefit corporation

By:

Its:

By:

Its:

TENANT:

NEXUS DEVELOPMENT COMPANY, INC., a California corporation

By:

Its:

KINETIC SYSTEMS, INC., a California corporation

By:

Its:

DIGITAL SQUARE, INC., a California corporation

By:

Its:

R. DARRELL GARY, individually

MICHAEL J. REIDY, individually

MICHAEL J. REIDY, as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME. TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

All that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

Parcel 12 as shown on that certain Parcel Map filed in the Office of the Recorder of the County of Santa Clara, State of California on September 17, 1990 in Book 618 of Maps, pages 27, 28, 29, 30 and 31, as corrected by Certificate of Correction recorded December 12, 1995 in Book P123, page 154, Official Records.

EXHIBIT 1

(Date)

Mission-West Valley

Land Corporation

14000 Fruitvale Avenue

Saratoga, CA 95070

We hereby issue our irrevocable standby letter of credit number                      in your favor, for account of          for a sum of USD One Hundred Fifty Thousand Dollars ($150,000) available by your draft at sight on Comerica-Bank California, when accompanied by:

Beneficiary’s signed statement reading precisely as follows: “The amount of this drawing USD          under Comerica Bank-California’s L/C No.                      represents funds due us as                      is in default under the terms that certain lease agreement dated                      between                      and Mission West Valley Land Corporation.”

Partial drawings are allowed.

All drafts drawn under this credit must be marked “Drawn under Comerica-Bank California letter of credit no.                     .”

This letter of credit is subject to and governed by the Uniform Customs and Practices for Documentary Credits, International Chamber of Commerce, 1993 Revision, Publication no. 500.

This original letter of credit and all amendments thereto must be submitted to us together with any drawings hereunder for our endorsement of any payments effected by us and/or for cancellation.

We engage with you that each draft drawn under and in compliance with the terms of this credit will be duly honored on delivery of the documents as specified if presented at this office on or before                     .

EXHIBIT F

Plans and Specifications:

1.	Kinetic Systems: Shell T, A1 - A15 and S1 - S10 (May 7, 1997)

2.	Kinetic Systems: Tenant Improvements - First and Second Floor (August 19, 1997)

(Conceptual)

3.	Digital Square: Shell T-O and A1 - A15 (May 6, 1997)

4.	Digital Square: Tenant Improvements - First Floor (July 20, 1997) - Second Floor (July 21, 1997)

(Conceptual)

5.	Tentative Parcel Map

6.	A.L.T.A./A.C.S.M. Land Title Survey

EXHIBIT G

KINETICS
KINETICS

2787 MISSION COLLEGE BLVD.
SANTA CLARA, CALIFORNIA

SHEET INDEX

COVER SHEET	T		
ARCHITECTURAL		**CIVIL**	
SITE PLAN	A-1	GRADING PLAN	C-1
SITE DETAILS	A-2		C-2
FIRST FLOOR PLAN	A-3		
SECOND FLOOR PLAN	A-4		
ELEVATIONS	A-5		
BUILDING SECTIONS	A-6		
WALL SECTIONS	A-7		
ROOF PLAN	A-8		
ROOF SPECIFICATIONS & DETAILS	A-9		
STAIR DETAILS	A-10		
DOOR SCHEDULE AND DETAILS	A-11		
REFERENCE SPECS. (1 OF 2)	A-12		
REFERENCE SPECS. (2 OF 2)	A-13		
TITLE 24 SPECIFICATIONS (1 OF 2)	A-14		
TITLE 24 SPECIFICATIONS (2 OF 2)	A-15		
		ELECTRICAL	
STRUCTURAL		GENERAL	E-0
GENERAL NOTES AND SECTIONS	S-1	POWER AND LIGHTING	E-1
FOUNDATION PLAN	S-2	FIXTURE SCHEDULE	E-1
SECOND FLOOR FRAMING PLAN	S-3		
ROOF FRAMING PLAN	S-4		
PANEL ELEVATIONS	S-5		
FULL HEIGHT SECTIONS	S-6		
FULL HEIGHT SECTIONS	S-7		
SECTIONS	S-8		
SECTIONS	S-9		
SECTIONS	S-10		
SECTIONS	S-11		

ABBREVIATIONS

MATERIALS

PLAN SECTIONS

DETAIL SECTIONS

SYMBOLS

VICINITY MAP

GENERAL NOTES

DON L. BECK AR... ES. INC.

NEXUS KINETICS

PROJECT DATA: APN:104-16-105
PERIMETER ROAD
BUILDING NO.1 (2-STORY) KINETICS
BUILDING NO.2 (2-STORY) DIGITAL SQUARE N.I.C.
MISSION COLLEGE BLVD.
GREAT AMERICA PKWY
EXISTING RETAIL CENTER
SEE DEVELOPER'S WORK DRAWING 12882,SHTS.1 AND 2 OF 3,
FOR EXACT LOCATION OF ALL UNDERGROUND ELECTRIC FACILITIES
TO BE INSTALLED BY THE DEVELOPER AND CITY CREWS ALL
REQUIRED ELECTRIC EASEMENTS AND ALL REQUIREMENT
RELATING TO ELECTRIC SERVICE TO THE NEW BUILDING.
DON L. BECK ASSOCIATES, INC.
DENNIS KOBZA & ASSOCIATES, INC. A.I.A. ARCHITECT
NEXUS KINETICS,LLC /DIGITAL SQUARE
A-1

HANDICAP PARKING SIGN
PARKING ONLY
HANDICAP PARKING SIGN / VAN ACCESS
VAN ACCESSIBLE
HANDICAPPED PARKING SYMBOL
PROPORTIONS
HANDICAP / TOW-AWAY SIGN
CONCRETE WALK DETAIL
GROOVE DETAIL
RAMP DETAIL
TYPICAL HANDICAP STALL
VAN
TRASH ENCLOSURE SECTION
TRASH ENCLOSURE PLAN
TRASH ENCLOSURE ELEVATION
TRASH ENCLOSURE GATE DETAIL
GRAVITY LATCH
GATE JAMB
DRIVIT COLUMN DETAIL
SECTION
MONUMENT SIGN
SIGNAGE
FIN. GRADE LINE
DON L. BECK
DENNIS KOBZA & ASSOCIATES, INC.
NEXUS KINETICS

BUILDING No. 1
FIRST FLOOR PLAN
FOR CONSTRUCTION
DON L. BECK A... ES, INC.
DENNIS KORZA & ASSOCIATES, INC. A.I.A. ARCHITECT
NEXUS KINETICS
MISSION COLLEGE BLVD.

BUILDING No. 1
SECOND FLOOR PLAN
NEXUS KINETICS
DENNIS KOBZA & ASSOCIATES, INC.
DON L. BECK

NORTH ELEVATION
WEST ELEVATION
SOUTH ELEVATION
EAST ELEVATION
BUILDING COLOR SCHEDULE :

FOR CONSTR[illegible]TION

DON L. BECK A[illegible] [illegible]TES, INC.

DENNIS KORZA & ASSOCIATES, INC. AIA

NEXUS KINETIC[illegible] LC

NORTH-WEST ELEVATION
SCALE:3/32"=1'-0"
SECTION THRU A-A
SCALE:3/32"=1'-0"
SECTION THRU B-B
SCALE:3/32"=1'-0"
FOR CONSTRUCTION
DON L. BECK
TEK, INC.
DENNIS KOBZA & ASSOCIATES, INC.
NEXUS KINETIC
LC

DETAIL AT SOFFIT DRIP
E.E. RM.
6 SECTION AT O.H. DOOR
5 SECT. AT E.E. ROOM
4 SECT. AT H.M. DOOR
3 SECT. AT FULL WINDOW
2 SECT. AT RECESSED WINDOW
1 SECTION AT MAIN ENTRANCE

FOR CONSTRUCTION

DON L. BECK ASSOCIATES, INC

DENNIS KOBZA & ASSOCIATES, INC.
ARCHITECT

NEXUS KINETICS, LLC
SANTA CLARA, CA

RIDGE LINE
RIDGE LINE
RIDGE LINE
RIDGE LINE
ROOF PLAN
FOR CONSTRUCTION

DON L. BECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC. A.I.A. ARCHITECT

NEXUS KINETICS, LLC

SANTA CLARA, CA

GENERAL ROOF SPECIFICATIONS

17 ROOF SCREEN CAP SECTION
13 ROOF SCREEN SECTION
9 ROOF SCUTTLE
5 ROOF SCREEN SECTION
1 OVERFLOW DRAIN
18 WINDOW SILL (JAMB & HEAD SIM.)
14 HORIZONTAL REVEAL DETAIL
10 PANEL JOINT DETAIL
6 SLEEPER CONNECTION DETAIL
2 ROOF DRAIN
19 DETAIL
15 DRYVIT CAP DETAIL
11 PANEL JOINT FLASHING
7 REGLET FLASHING
3 ROOF DRAIN SPOUT / OVERFLOW
20 WINDOW JAMB (HEAD SIM.)
16 DRYVIT CAP DETAIL
12 PIPE / CONDUIT FLASHING
8 WINDOW MULLION
4 ROOF DRAIN

DON L. DECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC.
A.I.A.
ARCHITECT

NEXUS KINETICS, LLC

SANTA CLARA, CA

SAN JOSE, CA

5 DETAIL AT LANDING
4 TYPICAL THREAD AND RISER
3 DETAIL AT BASE
6 TYPICAL DETAIL
2 SECTION THRU STAIR FLIGHTS
10 WINDOW MULLION
7 DETAIL AT SECOND FLOOR
SECOND FLOOR
FIRST FLOOR
9 DRYVIT REVEAL
8 WARNING STRIPING & HANDRAIL EXTENSIONS
1 PLAN VIEWS OF STAIR
FOR CONSTRUCTION
DON L. BECK ASSOCIATES, INC.
DENNIS KOBZA & ASSOCIATES, INC.
ARCHITECT
NEXUS KINETICS, LLC
SANTA CLARA, CA.

2 DOOR JAMB - (HEAD-SIM.)

1 DOOR SILL & THRESHOLD

4 OVERHEAD DOOR HEAD

3 H.M. DOOR (JAMB-SIM.)

5 OVERHEAD DOOR SILL

6 SILL / ALUM. THRESHOLD

DOOR SCHEDULE

DOOR NO.	ROOM NO.	RATING	SWING	DOORS TYPE	DOORS SIZE	DOORS MATERIAL	DOORS FINISH	FRAME MATERIAL	FRAME FINISH	HDWR GROUP	DTL	REMARKS
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

DOOR TYPES :

A

B

C

D

DOOR NOTES :

1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]

FOR CONSTRUCTION

DON L. BECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC. A.I.A. ARCHITECT

NEXUS KINETICS, LLC

SANTA CLARA, CA

REFERENCE SPECIFICATIONS

DON L. BECK ASSOCIATES, INC.

DENNIS ROWSA & ASSOCIATES, INC.
A.I.A.
ARCHITECT

NEXUS KINETICS , LLC

REFERENCE SPECIFICATIONS (CONTINUED)

DON L. BECK ASSOCIATES, INC.

DENNIS KOWSA & ASSOCIATES, INC.
A.I.A.
ARCHITECT

NEXUS KINETICS, LLC

FOR CONSTRUCTION

DON L. BECK ASSOCIATES, INC.

DENNIS NORSA & ASSOCIATES, INC.
A.I.A. ARCHITECT

NEXUS KINETICS, LLC

TITLE 24 ENERGY CONSERVATION

FOR CONSTR... ...ON

DON L. BECK ASSOCIATES, INC.

DENNIS ... & ASSOCIATES, INC.
A.I.A. ARCHITECT

NEXUS KINETICS, LLC

SECTION 12
SECTION 5
SECTION 4
SECTION 14
SECTION 11
SECTION 7
FOOTING PIPE CLEARANCE & DET.
SECTION 3
SECTION 13
SECTION 10
SECTION 6
SLAB CONTROL JOINTS
SECTION 2
SECTION 9
SECTION 8
HORIZONTAL SECTION THRU FOOTINGS
REINFORCING STEEL DETAILS
SECTION 1

GENERAL NOTES

FOR CONSTR...

THIS PLAN RELEASED 9-23-07
FOR FOUNDATION PERMIT ONLY

DENNIS KOBZA & ASSOCIATES, INC.

NEXUS KINETICS, LLC

SANTA CLARA, CA

FOUNDATION NOTES
FOUNDATION SCHEDULE
SECTION 3
SECTION 2
SECTION 1
DENNIS KORZA & ASSOCIATES, INC.
NEXUS KINETICS, LLC

FLOOR DIAPHRAGM PLAN
GENERAL SECOND FLOOR SLAB NOTES
GENERAL NOTES FOR SECOND FLOOR STEEL JOISTS AND GIRDERS
SECTION
FOR CONSTRUCTION
DENNIS KOBZA & ASSOCIATES, INC.
NEXUS KINETICS, LLC

DIAPHRAGM NAILING PLAN

DIAPHRAGM NAILING SCHEDULE

GENERAL ROOF NOTES

FOR CONSTRUCTION

DENNIS KORZA & ASSOCIATES, INC.

NEXUS KINETICS, LLC

SECTION
TRASH ENCLOSURE
PRECAST PANEL NOTES
FOR CONSTRUCTION
DENNIS KOBZA & ASSOCIATES, INC.
NEXUS KINETICS, LLC

SECTION 5
SECTION 4
SECTION 3
SECTION 2
SECTION 1
FOR CONSTRUCTION
DENNIS KOBZA & ASSOCIATES, INC.
NEXUS KINETICS, LLC

SECTION 4 S-7
SECTION 3 S-7
SECTION 2 S-7
SECTION 1 S-7
FOR CONSTRUCTION
DENNIS KOBZA & ASSOCIATES, INC.
AIA
ARCHITECT
NEXUS KINETICS, LLC

DENNIS KOBZA & ASSOCIATES, INC.
A.I.A. ARCHITECT

NEXUS KINETICS, LLC

SECTION
DENNIS KOBZA & ASSOCIATES, INC.
NEXUS KINETICS, LLC

SECTION 1
SECTION 2
SECTION 3
SECTION 4
SECTION 5
SECTION 6
SECTION 7
SECTION 8
SECTION 9
SECTION 10
SECTION 11
SECTION 12
SECTION 13
SECTION 14
DENNIS KORZA & ASSOCIATES, INC.
ARCHITECT
NEXUS KINETICS, LLC

DIGITAL SQUARE; INC.

4343 PERIMETER ROAD • SANTA CLARA, CALIFORNIA

FOR: HEXUS PROPERTIES, INC.

SHEET INDEX

COVER SHEET	T-0
ARCHITECTURAL	
SITE PLAN	A-1
SITE DETAILS	A-2
FIRST FLOOR PLAN	A-3
SECOND FLOOR PLAN	A-4
ELEVATIONS	A-5
BUILDING SECTIONS	A-6
WALL SECTIONS	A-7
ROOF PLAN	A-8
ROOF SPECIFICATIONS & DETAILS	A-9
STAIR DETAILS	A-10
DOOR SCHEDULE AND DETAILS	A-11
REFERENCE SPECIFICATIONS (1 OF 2)	A-12
REFERENCE SPECIFICATIONS (2 OF 2)	A-13
TITLE 24 SPECIFICATIONS (1 OF 2)	A-14
TITLE 24 SPECIFICATIONS (2 OF 2)	A-15

ABBREVIATIONS

[illegible]

MATERIALS

PLAN SECTIONS

CONCRETE

CONCRETE BLOCK

METAL STUDS

WOOD STUDS

DETAIL SECTIONS

CONCRETE

PLYWOOD

METAL

PLASTER

MASONRY

SYMBOLS

COLUMN OR GRIDLINE

DETAIL REFERENCE

SECTION REFERENCE

VICINITY MAP

GENERAL NOTES

[illegible]

DON L. BECK ASSOCIATES, INC.

DIGITAL SQUARE

FOR HEXUS PROPERTIES INC.

COVER SHEET

T-0

PROJECT DATA: APN:104-16-105
PERIMETER ROAD
(618 M 27)
BUILDING NO. 1
(2-STORY)
KINETICS
N.I.C.
PREVIOUSLY PERMITTED
BUILDING NO. 2
(2-STORY)
DIGITAL SQUARE
MISSION COLLEGE BLVD.
GREAT AMERICA PKWY
EXISTING RETAIL CENTER
GENERAL NOTE:
SEE DEVELOPER'S WORK DRAWING 12882,SHEETS 1 AND 2 OF 3, FOR EXACT LOCATION OF ALL UNDERGROUND ELECTRIC FACILITIES TO BE INSTALLED BY THE DEVELOPER AND CITY CREWS ALL REQUIRED ELECTRIC EASEMENTS AND ALL REQUIREMENTS RELATING TO ELECTRIC SERVICE TO THE NEW BUILDING.
DON L. BECK ASSOCIATES, INC.
DENNIS KOBZA & ASSOCIATES, INC.
A.I.A.
ARCHITECT
NEXUS KINETICS,LLC /DIGITAL SQUARE
SITE PLAN
A-1

PARKING ONLY
1 HANDICAP PARKING SIGN
PARKING ONLY
VAN ACCESSIBLE
2 HANDICAP PARKING SIGN / VAN ACCESS
PROPORTIONS
3 HANDICAPPED PARKING SYMBOL
4 HANDICAP / TOW-AWAY SIGN
5 CONCRETE WALK DETAIL
6 CONCRETE WALK DETAIL
GROOVE DETAIL
7 RAMP DETAIL
VAN
8 TYPICAL HANDICAP STALL
9 TRASH ENCLOSURE SECTION
10 TRASH ENCLOSURE PLAN
A GATE JAMB
B GRAVITY LATCH
11 TRASH ENCLOSURE GATE DETAIL
12 TRASH ENCLOSURE ELEVATION
13 DRYVIT COLUMN DETAIL
10'-0"
"DRYVIT" FN. SIGN CAP
SIGN LETTERS (SERVICE) BY TENANT
SIGNAGE
FIN. GRADE LINE
14 MONUMENT SIGN (SEE SITE PLAN FOR LOCATION)
15 SECTION
16 CONCRETE CURB DETAIL
17 DRYVIT SYSTEM/EXPANSION JOINT
DON L. BECK ASSOCIATES, INC.
DENNIS KOBZA & ASSOCIATES, INC. A.I.A. ARCHITECT
DIGITAL SQUARE
SANTA CLARA, CA
FORTUNE PROPERTIES INC. SAN JOSE, CA
SITE DETAILS
A-2

BUILDING NO. 2
30,866 SF
FIRST FLOOR PLAN
N

DON L. BECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC.

DIGITAL SQUARE

FLOOR PLAN

A-3

BUILDING NO. 2
29,728 SF
SECOND FLOOR PLAN

DON L. BECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC.
AIA
ARCHITECT

DIGITAL SQUARE
SANTA CLARA, CA
SAN JOSE, CA
FLOOR PLAN, SCALE 3/32"=1'-0"

A-4

TYPICAL DIMENSIONS :
WEST ELEVATION
SOUTH ELEVATION
BUILDING COLOR SCHEDULE
NORTH ELEVATION
EAST ELEVATION

DON L. BECK ASSOCIATES, INC.

DENNIS KORZA & ASSOCIATES, INC.
AIA ARCHITECT

DIGITAL SQUARE

ELEVATIONS SCALE 3/32"=1'-0"

A-5

SECTION THRU A-A

SECTION THRU B-B

DON L. BECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC.

DIGITAL SQUARE

MISSION COLLEGE BLVD. SANTA CLARA, CA

BUILDING SECTIONS

A-6

SECTION AT MAIN ENTRANCE
SECT. AT RECESSED WINDOW
SECT. AT FULL WINDOW
O.H. DOOR - ON GRADE
SECT. AT E.E. ROOM
SECT. AT H.M. DOOR
DETAIL AT SOFFIT DRIP
E.E. RM.
DON L. BECK ASSOCIATES, INC.
DENNIS KOBZA & ASSOCIATES, INC.
DIGITAL SQUARE
WALL SECTIONS
A-7

RIDGE LINE

ROOF PLAN

DON L. BECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC.

DIGITAL SQUARE

ROOF PLAN

A-8

GENERAL SPECIFICATIONS

17 ROOF SCREEN CAP SECTION
13 ROOF SCREEN SECTION
9 ROOF SCUTTLE
5 ROOF SCREEN SECTION
1 OVERFLOW DRAIN
18 WINDOW SILL (JAMB & HEAD SIM.)
14 HORIZONTAL REVEAL DETAIL
10 PANEL JOINT DETAIL
6 SLEEPER CONNECTION DETAIL
2 ROOF DRAIN
11 DRYVIT CAP O/ CONC. PANEL
19 DETAIL
15 DRYVIT CAP DETAIL
1A PANEL JOINT FLASHING
7 REGLET FLASHING
3 ROOF DRAIN SPOUT / OVERFLOW
20 WINDOW JAMB (HEAD SIM.)
16 DRYVIT CAP DETAIL
12 PIPE / CONDUIT FLASHING
8 WINDOW MULLION
4 ROOF DRAIN

DON L. BECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC.
A.I.A. ARCHITECT

C-4686

DIGITAL SQUARE

SANTA CLARA, CA

FOURMIDABLE PROPERTIES, INC. SAN JOSE, CA

ROOF SPECS. AND DETAILS

A-9

5 DETAIL AT LANDING
4 TYPICAL THREAD AND RISER
3 DETAIL AT BASE
6 TYPICAL DETAIL
2 SECTION THRU STAIR FLIGHTS
10 WINDOW MULLION
7 DETAIL AT SECOND FLOOR
SECOND FLOOR
FIRST FLOOR
9 DRYVIT REVEAL
3/8" = 1'-0"
8 WARNING STRIPING & HANDRAIL EXTENSIONS
1 PLAN VIEW OF STAIR

DON L. BECK ASSOCIATES, INC.

DENNIS KORZA & ASSOCIATES, INC.
A.I.A.
ARCHITECT

DIGITAL SQUARE
MISSION COLLEGE BLVD. SANTA CLARA, CA.
FORESTUS PROPERTIES, INC. SAN JOSE, CA.
STAIR DETAILS

A-10

2 DOOR JAMB - (HEAD-SIM.)

1 DOOR SILL & THRESHOLD

4 OVERHEAD DOOR

3 H.M. DOOR (JAMB-SIM.)

5 OVERHEAD DOOR SILL

6 OVERHEAD DOOR SILL (AT DOCK)

SCHEDULE

DOOR NO.	ROOM NO.	RATING	SWING	DOORS TYPE	DOORS SIZE	DOORS MATERIAL	DOORS FINISH	FRAME MATERIAL	FRAME FINISH	GROUP	OPER.	REMARKS
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

DOOR TYPES :

A

B

C

DOOR NOTES :

1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]

DON L. BECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC. A.I.A. ARCHITECT

DIGITAL SQUARE

FOR: MENLO? PROPERTIES, INC. SAN JOSE, CA.

DOOR SCHEDULE AND DETAILS

A-11

REF[illegible] SPECIFICATIONS

DON L. BECK ASSOCIATES, INC.

DENNIS HOWSA & ASSOCIATES, INC. A.I.A. ARCHITECT

DIGITAL SQUARE

FORTREVE PROPERTIES, INC. SAN JOSE, CA

REFERENCE SPECIFICATIONS (1 OF 3)

A-12

REF[illegible] SPECIFICATIONS (CONTINUED)

[illegible]

DON L. BECK ASSOCIATES, INC.

A.I.A. ARCHITECT

DIGITAL SQUARE

REFERENCE SPECIFICATIONS

A-13

[illegible]

DON L. BECK ASSOCIATES, INC.

DENNIS KOBZA & ASSOCIATES, INC.
A.I.A. ARCHITECT

DIGITAL SQUARE
SANTA CLARA, CA

TITLE 24 SPECIFICATIONS (1 OF 2)

A-14

TITLE 2 CONSERVATION

DON L. BECK ASSOCIATES, INC.

ARCHITECT

DIGITAL SQUARE

SANTA CLARA, CA

TITLE 24 SPECIFICATIONS (3 OF 3)

A-15

SECOND FLOOR PLAN
WALL LEGEND
NORTH
A3
KINETICS
SECOND FLOOR PLAN
ARCHITECT

FIRST FLOOR CEILING PLAN
NO CEILING
A4
KINETICS
FIRST FLOOR CEILING PLAN
ASSOCIATES, INC.
A.I.A.

SECOND FLOOR CEILING PLAN
NORTH
A.5
KINETICS
SECOND FLOOR CEILING PLAN
ARCHITECT

21 : 1	COMMERCIAL PARK ZONING DISTRICTS	21 : 1

Article 21. Regulations for CP—

Commercial Park Zoning Districts

Sec. 21-1.	Application. (08/87)

The regulations set forth in this article apply to all CP zoning districts.

Sec. 21-2.	Intent. (08/87)

This district is intended to provide a high quality commercial environment adjacent to major highways and serving tourists and other highway users or requiring direct access to regional markets. This district encourages multi-acre parcels developed with mixed commercial uses based on an integrated site plan and architectural design. Such developments are characterized by common circulation and parking areas, significant landscaping, and unified management or restrictive covenants to maintain high standards.

Sec. 21-3.	Permitted uses. (03/90)

None but the following uses or uses that in the opinion of the Planning Commission are of a similar nature will be permitted:

(a) The following uses shall be conducted wholly within a completely enclosed building, except as provided in Section 21-4, and shall be so located, constructed, and operated as not to be offensive or objectionable because of dust, gas, smoke, noise, fumes, odors, vibrations, or other, public nuisances:

(1) Hotels and motels.

(2) Professional financial and general business offices.

(3) Restaurants serving food and nonalcoholic beverages.

(4) Recreational and cultural facilities, exhibition halls, museums, auditoriums, and theaters.

(5) Accessory retail and service establishments, which are physically located within a building in which any of the above-referenced permitted uses arc located.

(b) The following outdoor uses are allowed except as provided in Section 21-4, provided that such uses are so located, constructed, and operated as not to be offensive or objectionable because of dust, gas, smoke, noise, fumes, odors, vibrations, or other public nuisances:

(1) Restaurants serving food and nonalcoholic beverages.

(2) Walk-up service facilities.

Sec. 21-4.	Conditional uses. (03/90)

The following conditional uses may be established only by first securing a use permit in each case as provided in Article 55 of this ordinance:

(a) Outdoor recreational facilities.

(b) Cocktail lounges, bars, taverns, restaurants serving alcoholic beverages for consumption on the premises.

(c) Dancing or live entertainment.

(d) Service stations (service stations are exempt from lot area and width requirements of this article, but must comply with all requirements of Article 34).

SANTA CLARA ZONING ORDINANCE	14/03-05-90

EXHIBIT H

21 : 2	COMMERCIAL PARK ZONING DISTRICTS	21 : 2

(e) Stores selling beer and/or wine (packaged goods off-sale) located on the same parcel as an automobile service station (subject to the provisions set forth in Article 34 of this ordinance).

(f) Car wash facilities where integrated with a service station.

(g) Arcades.

(h) Other uses which are determined by the Planning Commission to be similar in nature.

Sec. 21-5.	Lot area. (08/87)

Each lot shall contain a minimum area of forty thousand (40,000) square feet.

Sec. 21-6.	Lot width. (08/87)

The minimum lot width shall not be less than two hundred (200) feet.

Sec. 21-7.	Building height limits. (08/87)

Maximum permitted height shall not exceed one hundred fifty (150) feet.

Sec. 21-8.	Front yard. (08/87)

Each lot shall have a street side front yard of not less than forty (40) feet in depth.

Sec. 21-9.	Side yards. (03/90)

(a) Side yards are required at each side of every lot. Each such side yard shall not be less than twenty (20) feet in width.

(b) The street side yard of a corner lot exclusive of front yard shall not be less than forty (40) feet in width.

Sec. 21-10.	Rear yard. (03/90)

A rear yard is required at the rear of every lot. Such rear yard lot shall not be less than twenty (20) feet in depth.

Sec. 21-11.	Maximum building coverage. (08/87)

Buildings, including accessory buildings, shall not cover a total of more than twenty-five percent (25%) of the area of any lot.

Sec. 21-12.	Open landscaped area. (03/90)

The following yards and areas shall be developed into and permanently maintained as open landscaped areas containing ground cover, trees, and shrubs:

(a) The first twenty (20) feet of required front yards of corner lots (with openings for accessways in accordance with City standards). A landscaped berm or Planning-Division-approved equivalent not less than thirty (30) inches in height, shall be provided between the required street landscaping and any open area used for parking, storage, and the like, except for necessary driveways and walkways.

(b) The first ten feet of required side and rear yards.

(c) A minimum landscaped area equal to at least ten percent (10%) of the required parking to be evenly distributed throughout the parking area and adjacent to buildings.

(d) An alternative proposal equal to or exceeding the open landscaped area provisions provided herein may be used subject to approval by the Architectural Committee in accordance with the provisions of Article 38 of this ordinance.

SANTA CLARA ZONING ORDINANCE	14/03-05-90

21 : 3	COMMERCIAL PARK ZONING DISTRICTS	21 : 3

Sec. 21-13.	Minimum parking requirements. (08/87)

The minimum parking requirements are as specified in Article 37 of this ordinance.

Sec. 21-14.	Additional development standards. (03/90)

(a) Fencing. At the time of new construction or reconstruction of a building on a property, a solid fence of masonry six feet high shall be installed and thereafter maintained by the owner of property in this zoning district on all common property lines with residentially-zoned property or with property designated as residential in the General Plan. Fencing shall not exceed three feet in height if located within twenty (20) feet of front or street side yard lot lines.

(b) Landscaped areas—Curbing and Irrigation. Each planter area shall be surrounded with a six-inch raised concrete curbing or Planning-Division-approved equivalent. An automatic irrigation system shall be installed and permanently maintained in working order in each separate planter area.

(c) Lighting. Lighting; if provided, shall reflect away from residential areas and public streets.

(d) Trash disposal. Each property shall provide adequate and accessible trash disposal areas. Said disposal area shall be screened from public view by a masonry enclosure, with solid wood gates, at least six feet in height.

SANTA CLARA ZONING ORDINANCE	14/03-05-90

The following constitutes the agreed upon revisions to the MP zoning regulations.

City of Santa Clara

Municipal Code Article 23, Regulations for MP -

Planned Industrial Zoning Districts, as modified

Sec. 23-1	Application. This Section remains unchanged and is incorporated herein.

Sec. 23-2	Intent.

This district is intended to provide as environment exclusively for and conducive to the development and protection of modern large-scale administrative facilities, research institutions, all of a non-nuisance type. Such permitted users shall not cause objectionable noises, smoke, odor, dust, noxious gases, vibration, glare, heat, fire hazards, or other wastes emanating from the property. The district is to provide for an aesthetically attractive working environment with park-like grounds, attractive buildings, ample employee parking, and other amenities appropriate to an employee-oriented activity where problems of product handling, storage, advertising and distribution are not of significant concerns.

Sec. 23-3	Permitted Uses

None but the following uses will be permitted.

All uses shall be conducted wholly within a completely enclosed building, except as otherwise provided for in this ordinance.

(a)

Chemical and physical science offices, provided that such use shall not involve the use or presence on the site of any substance, chemical, waste, material or emission: (a) the presence of which requires investigation, monitoring, removal or remediation under any federal, state or local statute, ordinance, code, regulation, order, decree, policy or common law now or hereafter in effect; (b) which is or becomes defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “pollutant”, or “contaminant” under any federal, state or local statute, ordinance, code, regulation or rule now or hereafter in effect, or. under any amendments thereto; (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous; (d) the presence of which causes or threatens to cause a nuisance or trespass or poses or threatens to pose a hazard to the health or safety of persons; (e) without limitation, which is or contains gasoline, diesel fuel, motor oil, waste oil, grease or any other petroleum

EXHIBIT I

hydrocarbons in the sale, storage, maintenance or repair of motor vehicles, but not including customer or employee parking lots and driveways, emergency gasoline backup generators, and elevator hydraulic fluid; (f) without limitation, which is or contains substantial amounts of asbestos in any form, polychlorinated biphenyls (PCBs), or urea formaldehyde foam insulation; (g) without limitation, which is or contains radon gas; or (h) without limitation, which produces or generates substantial electromagnetic or magnetic fields.

(b)	Engineering and cartographic offices and laboratories.

(c)	Assembling and packaging of electronic equipment, instruments and devices.

(d)	Assembling and packaging of pharmaceuticals.

(e)	Professional, financial and administrative offices.

(f)	Research offices.

(g)	Testing offices and laboratories.

(h)	Incidental retail sales of industrial products if adequate on-site customer parking is provided, display and sales occur only within a permanent building, and the industrial character of the property is maintained.

(i)	Incidental and accessory buildings, storage buildings, outdoor storage, warehouses, exposed mechanical appurtenances, and the like comprising less than ten percent (10%) of the total lot areas and shielded from public view.

Prohibited uses include, but are not limited to, service stations and manufacturing.

Sec. 23-4	Conditional Uses.

The following conditional uses may be established only by first securing a use permit in each case as provided in Article 55 of this ordinance. Such use permits shall not be granted if the proposed use or structure would be objectionable or detrimental to adjacent properties or to the industrial area in general by reason of traffic, parking noise, inappropriate design, or signs.

Conditional uses shall be encouraged to be conducted within industrial and office buildings in order to maintain the industrial character of the zoning district. Use permits that propose the construction of new freestanding buildings shall not be approved unless the gross floor area of the buildings is over five thousand (5,000.) square feet.

(a)	Retail service uses, such as restaurants (may include ancillary dancing and live entertainment, exclusive of Class II entertainment as defined in the Santa Clara City Code Section 15-29.3).

Sec. 23-5	Unchanged and incorporated herein.

Sec. 23-6	Unchanged and incorporated herein.

Sec. 23-7	Building height limits. Maximum permitted height shall not exceed two stories whose maximum height shall be no greater than 45 feet.

Sec. 23-8	Unchanged and incorporated herein.

Sec. 23-9	Unchanged and incorporated herein.

Sec. 23-10	Unchanged and incorporated herein.

Sec. 23-11	Unchanged and incorporated herein.

Sec. 23-12	Unchanged and incorporated herein.

Sec. 23-13	Unchanged and incorporated herein.

Sec. 23-14	Unchanged and incorporated herein.

6181c

10/2/97

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

BRYANT, CLOHAN, OTT, MAINES

& BARUH, LLP

Ten Almaden Blvd., Suite 600

San Jose, CA 95113

Attn: James J. Eller

EASEMENT AGREEMENT

This Easement Agreement (“Agreement”) is entered into as of             , 1997, by and among WEST VALLEY-MISSION COMMUNITY COLLEGE DISTRICT, a California Community College District (“District”), MISSION-WEST VALLEY LAND CORPORATION, a California non-profit public benefit corporation (“Mission”), whose address is 3 000 Mission College Boulevard, Santa Clara, California 95054, and NEXUS DEVELOPMENT COMPANY, INC., a California corporation (“NDC”), KINETIC SYSTEMS, INC., a California corporation (“KS”), DIGITAL SQUARE, INC., a California corporation (“DS”), R. DARRELL GARY, individually, a married man (“GARY”), MICHAEL J. REIDY, individually, a married man (“REIDY”) and MICHAEL J. REIDY as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST (“BONAGUIDI”), jointly and severally (Collectively “Nexus”).

R E C I T A L S:

A. District is the owner of certain real property situated in the City of Santa Clara, Santa Clara County, California, which real property is shown on the Parcel Map attached as Exhibit “A” more particularly described in Exhibit “B” attached hereto (“District Property”).

B. District has leased to Mission a portion of the District Property shown on the Parcel Map and commonly known as Parcel 12 and more particularly described on Exhibit “C” attached hereto (the “Leasehold Property”) pursuant to a long term master ground lease by and between Mission and the District (“Master Lease”), a memorandum of which was recorded on                      in the Official Records of Santa Clara County, California as Instrument                     . The portion of the District Property which is not subject to the Master Lease is hereafter referred to as the “Retained Property.”

C. Nexus has subleased the Leasehold Property pursuant to a ground lease by and between Mission and Nexus (the “Ground Lease”). A memorandum of the Ground Lease was recorded on             , 1997 in the Official Records of Santa Clara County, California as Instrument No.                     .

EXHIBIT J

D. A road is located on the District Property generally running near the westernmost, northernmost and the easternmost portions of the District Property. A portion of such road is a private road (such portion is hereafter referred to as the “Perimeter Road”). The Perimeter Road is more particularly depicted on the Parcel Map and generally outlined on Exhibit “A” attached hereto.

E. Nexus intends to develop the Leasehold Property pursuant to the terms of the Ground Lease and will require use of the Perimeter Road for vehicular and pedestrian access to and from the Leasehold Property. District desires to grant to Mission and Nexus, for the benefit of the Leasehold Property, an easement for the use of the Perimeter Road in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

In addition to the terms defined in the Recitals, the following terms as used in this Agreement shall have the following meaning:

1.1 New Intersection. The term “New Intersection” refers to that certain intersection recently constructed in front of Mission College, including signal lights, at which Mission College Blvd. and the Perimeter Road intersec and which provides access from Mission Community College and the Project to Great America Parkway or other dedicated streets.

1.2 Occupant. The term “Occupant” refers to any Person from time to time entitled to the use and occupancy of all or any portion of the Leasehold Property under any lease or similar arrangement, including without limitation, Mission and Nexus.

1.3 Perimeter Road Easement. The “Perimeter Road Easement” shall refer to the easement granted in Section 2.1 hereof.

1.4 Permittees. The term “Permittees” refers to District, Mission, Nexus and all Occupants and their respective officers, directors, employees, agents, contractors, invitees, and licensees.

1.5 Person. The term “Person” shall mean any natural individual, corporation, partnership or other legal entity.

1.6 Project. The term “Project” shall mean the Leasehold Property together with all buildings and other improvements constructed or located thereon from time to time.

1.7 Successors and Assigns. A party’s “Successors and Assigns” shall mean such party’s heirs, successors (by merger, consolidation or otherwise), assigns, devisees, administrators, representatives and all other Persons acquiring all or any portion of such Party’s interest in the Retained Property or Leasehold Property, as applicable.

ARTICLE 2

PERIMETER ROAD EASEMENT

2.1 Grant of Easement. District hereby grants to Mission and to Nexus, for the use by Mission and Nexus, and their respective Occupants, Permittees, Successors and Assigns, as an appurtenance for the benefit of the Leasehold Property, a non-exclusive easement over the Perimeter Road, as the same may be modified, reconfigured or improved from time to time, for ingress and egress to and from the Leasehold Property for the passage and accommodation of vehicles, and for passage and accommodation of pedestrians (“Perimeter Road Easement”). Neither Mission or Nexus shall modify, reconfigure or improve the Perimeter Road except as expressly permitted by the terms of this Agreement as expressly or permitted in writing by District. If a permitted modification, reconfiguration or improvement of the Perimeter Road results in a change in the legal description of the Perimeter Road, the parties shall execute an amendment to this Agreement, in recordable form, setting forth the revised legal description, which amendment shall be recorded in the Official Records of Santa Clara County, California; provided, however, that a party’s failure to execute such amendment shall not invalidate or affect the right of Mission, Nexus and their respective Occupants, Permittees, Successors and Assigns to use the Perimeter Road as modified, reconfigured or improved.

2. Dominant and Servient Estates. The Perimeter Road Easement granted herein is expressly for the benefit of the Leasehold Property. The Leasehold Property shall be the dominant estate with respect to the Perimeter Road Easement and the Retained Property shall be the servient estate with respect to such easement.

2.3 Indemnity. Each party shall indemnify, defend and hold the other parties harmless from any and all claims, losses or liabilities for personal injury, death or property damage resulting from the use, occupancy or possession of the Perimeter Road Easement by the indemnifying party, or its officers, directors, agents, employees, contractors, licensees and invites or resulting from the indemnifying party’s failure to perform its obligations hereunder. The foregoing obligation to indemnity, defend and hold harmless shall survive termination of this Agreement and the Perimeter Road Easement.

2.4 Term of Agreement. This Agreement and the Perimeter Road Easement shall continue with respect to the Leasehold Property so long as either Mission or Nexus or any of their Successors and Assigns has an interest in the Leasehold Property.

ARTICLE 3

MAINTENANCE AND REPAIR

3.1 Duty to Maintain. Mission shall maintain and repair the Perimeter Road in good condition and repair throughout the term of this Agreement. Any repairs necessary to maintain the Perimeter Road in such condition shall be performed within a reasonable time after Mission becomes aware of the need for such repair. Mission’s maintenance obligation shall include resurfacing and restriping of the Perimeter Road as necessary to keep the Perimeter Road smooth and well marked. In addition, Mission shall periodically sweep and clean the Perimeter Road. Mission shall promptly repair any damage to the Perimeter Road caused by any casualty subject to the provisions of Section 2.3 above. District hereby grants to Mission and its employees and agents the right to enter upon the Perimeter Road in order to perform the foregoing maintenance and repair obligations.

3.2 Insurance. Throughout the term of this Agreement, Mission or District shall maintain a policy of comprehensive public liability and property damage insurance insuring against any liability for injury to or death of any person and injury or damage to any property occurring on or about the Perimeter Road in a combined single limit of not less than Five Million Dollars ($5,000,000). The foregoing policy shall name Mission or District (as the case may be) and Nexus as additional insureds. The insurance policy maintained by Mission or District shall provide that no cancellation or change shall be effective without at least thirty (30) days prior written notice to the additional insureds and shall provide that there shall be no exclusion from coverage for cross-liability among the insureds. Mission or District shall have the right from time to time and, in its sole discretion, to increase the amount of the above insurance coverage. Mission or District shall have the right to obtain the foregoing insurance through participation in an insurance pool. Certificates of insurance shall be deposited with the additional insureds, together with evidence of payment of the current premium therefor. Notwithstanding Section 2.3 above, each party hereby releases the other party from any and all claims, losses or liabilities, to the extent such claim, losses or liabilities are insured against pursuant to this Agreement, to the extent permitted by the insurance covering such loss, and to the extent such insurance is not prejudiced thereby. Mission or District shall cause the insurance policy obtained by it pursuant to this Agreement to provide that the insurance company waives all right of recovery by way of subrogation against any party to this Agreement in connection with any damage covered by such policy.

3.3 Reimbursement of Easement Costs. Nexus shall reimburse Mission or District for twenty-five percent (25%) of the costs and expenses actually incurred by Mission or District with regard to maintenance and repair of the Perimeter Road and the premiums for the liability insurance required to be maintained thereon by Mission or District pursuant to this Agreement. Such payment shall be made within thirty (30) days after Mission or District submits a written invoice to Nexus evidencing the costs and expenses actually incurred, but not more often than once each calendar quarter.

3.4 Effect of Termination of Agreement as to Mission. If this Agreement and the Perimeter Road Easement is terminated as to Mission and its Successors and Assigns, District shall succeed to the obligations of Mission set forth in Sections 3.1 and 3.2 above.

ARTICLE 4

TRAFFIC MITIGATION

The parties acknowledge that, in addition to Nexus, other tenants of leasehold interests in the District Property and their respective occupants, permittees, successors and assigns are served and provided access by the Perimeter Road Easement and the New Intersection. The parties also acknowledge that certain measures’ may need to be taken in this future in order to mitigate traffic on the New Intersection. In the event that the District reasonably determines that the New Intersection must be modified or that other measures must be taken in order to mitigate traffic on the New Intersection then the parties agree that each party shall contribute towards implementing such modifications or measures in an amount representing its equitable portion of the cost of such modifications or measures.

ARTICLE 5

GENERAL PROVISIONS

5.1 Attorneys’ Fees. If any party hereto shall institute any judicial action or proceeding relating to violations, threatened violations or failure of performance of or under this Agreement, or any default hereunder, or to enforce or interpret the provisions hereof, then the prevailing party shall be entitled to recover its reasonable attorneys’ fees, to be fixed by the court. The “prevailing party” shall be the party which by law is entitled to recover its costs of suit whether or not the action proceeds to final judgment.

5.2 Amendment. The parties hereto agree that the provisions of this Agreement may be modified or amended, in whole or in part, only by an amendment in writing, executed and acknowledged by the authorized representatives of each of the parties or their respective successors in interests, and duly recorded in the office of the County Recorder of Santa Clara County, California.

5.3 Estoppel Certificate. Each party covenants that within fifteen (15) days after the written request of any party hereto, it will issue to such party, or to such party’s mortgagee, ‘or any other persons specified by such party, an estoppel certificate stating to the best of its knowledge the following: (a) whether any defaults exist under this Agreement or would exist with notice and the passage of time and the nature of such defaults, (b) whether such party’s interest in the Agreement has been assigned, modified or amended in any way and stating the date, nature and parties to such amendments, and (c) that this Agreement, as of that date, is in full force and effect. Failure to deliver the estoppel certificate within the fifteen (15) day period shall be deemed a conclusive presumption that this Agreement is in full force and effect and has not been modified, and that there are no defaults existing under this Agreement.

5.4 Captions. The captions of the articles and paragraphs of this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation and construction.

5.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California.

5.6 Severability. If any term, provision or condition contained in this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

5.7 Covenant Running with the Land. All of the provisions, agreements, rights, powers, covenants, conditions, restrictions, easements and obligations contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto an to their respective Successors and Assigns during their respective period of ownership, unless and until modified as herein provided. All of the provisions of this Agreement shall be covenants running with the land pursuant to applicable law, including, but not limited to, Section 1468 of the California Civil Code. In no event shall the rights, powers and obligations of a party hereto be transferred or assigned except (i) through a transfer of such party’s interest in the Retained Property or the Leasehold Property as. applicable, or (ii) as provided in Section 3.4 above.

5.8 Notices and Multiple Parties. Mission and Nexus agree that, during any period during which Nexus shall consist of more than one person or entity, such entities must act jointly and collectively, and not individually, for any action on their part to be considered a valid act by Nexus under this Lease. Nexus shall appoint a single representative to act on Nexus’s behalf in connection with this Agreement (“Nexus’s Representative”). Nexus hereby appoints NDC whose address is 174 0 Technology Drive, Suite 315, San Jose, California 95110 as Nexus’s Representative. Nexus may change this designation only by a writing signed by all persons or entities comprising Nexus. In no event shall Mission be required to recognize any substitute designee as Nexus’s Representative if all persons or entities compromising Nexus have not joined in such designation. Notice to NDC shall be deemed to be notice to Nexus and KS, DS, GARY, REIDY and BONAGUIDI, jointly and severally, hereby agree that NDC may receive notice on their behalf and waive any further right or claim to have notice given to them for any reason whatsoever. Mission’s performance of its obligations hereunder or payment of funds due hereunder to Nexus’s Representative shall constitute full performance and/or payment to

Nexus. Nexus hereby represents and warrants that it is not a partnership. A breach of this Agreement by Nexus’s Representative or any person or entity constituting a portion of Nexus shall be considered a breach by Nexus. To be effective any request for consent, cooperation or otherwise of Mission must be delivered from Nexus’s Representative. The timely performance of Nexus’s obligations under this Agreement shall not be forgiven, waived, relieved, or otherwise excused by reason of the death, dissolution, supervision, incapacity, or other legal disability to act of Nexus’s Representative. In the event of the death, dissolution, suspension, incapacity or other legal disability to act of Nexus’s Representative, Nexus shall designate a successor Nexus’s Representative no later than ten (10) working days after such event. In the event Nexus fails to so designate successor Nexus’s Representative, Mission shall be entitled to tender any performance or deliver any notice under this Agreement to any one of the entities comprising Nexus, and any such performance or delivery shall be deemed valid under this Agreement.

5.9 Breach Shall Not Defeat Mortgage. A breach of any of the terms, conditions, covenants or restrictions of this Agreement shall not default or render invalid the lien of any mortgage made in good faith and for value upon any portion of the Retained Property or the Leasehold Property, but such terms, conditions, covenants or restrictions shall be binding upon, effective against and inure to the benefit of any person or entity who acquires title to or an interest in any portion of such real property by foreclosure, trustee’s sale or otherwise.

5.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

DISTRICT:

WEST VALLEY-MISSION COMMUNITY COLLEGE DISTRICT, a California community college district

By:

Its:

By:

Its:

MISSION:

MISSION-WEST VALLEY LAND CORPORATION, a California non-profit public benefit corporation

By:

Its:

By:

Its:

NEXUS:

NEXUS DEVELOPMENT COMPANY, INC., a California corporation

By:

Its:

KINETIC SYSTEMS, INC., a California corporation

By:

Its:

DIGITAL SQUARE, INC., a California corporation

By:

Its:

R. DARRELL GARY, individually

MICHAEL J. REIDY, individually

MICHAEL J. REIDY as Trustee of the RONALD BONAGUIDI IRREVOCABLE TRUST

6195C

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME, TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME, TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME, TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME, TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME, TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME, TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐

proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME, TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐	proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

STATE OF CALIFORNIA	)
)
COUNTY OF SANTA CLARA	)

On		, before me,		,
	DATE		NAME, TITLE OF OFFICER

personally appeared

☐	personally known to me - OR -

☐

proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed this instrument.

WITNESS my hand and official seal.

SIGNATURE OF THE NOTARY

PARCEL MAP
SANTA CLARA
CALIFORNIA
KIER & WRIGHT
NOTES
REFERENCES
BASIS OF BEARINGS
LEGEND
GREAT AMERICA PARKWAY
LANDS OF THE ROMAN CATHOLIC BISHOP OF SAN JOSE
OUR LADY'S WAY
MISSION COLLEGE BOULEVARD
PARCEL 4
12.228 ACRES ±
PARCEL 2
14.002 ACRES ±
PARCEL 3
85.208 ACRES ±
PARCEL 1
23.919 ACRES
101

Exhibit A

All that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

Parcels 1, 2, 3 and 4 as shown on that certain Parcel Map recorded on February 7, 1996, in Book 673 of Maps, at Pages 41-44, Santa Clara County Records.

Parcel 12 as shown oh that certain Parcel Map filed in the Office of the Recorder of the County of Santa Clara, State of California on September 17, 1990 in Book 618 of Maps, pages 27, 28, 29, 30 and 31, as corrected by Certificate of Correction recorded December 12, 1995 in Book P123, page 154, Official Records.

EXHIBIT B

All that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

Parcel 12 as shown on that certain Parcel Map filed in the Office of the Recorder of the County of Santa Clara, State of California on September 17, 1990 in Book 618 of Maps, pages 27, 28, 29, 30 and 31, as corrected by Certificate of Correction recorded December 12, 1995 in Book P123, page 154, Official Records.

EXHIBIT C

1991 UNIFORM BUILDING CODE	701-702

Chapter 7

REQUIREMENTS FOR GROUP B OCCUPANCIES

NOTE: For the scope and authority of each state agency, refer to Chapter I. Section 110. Refer to the “Introduction” for directions on the use of the matrix adoption tables.

Group B Occupancies Defined

Sec. 701. Group B Occupancies shall be:

Division 1. Repair garages where work is limited to exchange of parts and maintenance requiring no open flame, welding or use of Class I, II or III-A liquids, motor vehicle fuel-dispensing stations and parking garages not classified as Group B. Division 3 open parking garages or Group M, Division 1 private garages.

Division 2. Drinking and dining establishments having an occupant load of less than 50, wholesale and retail stores, office buildings, printing plants, police and fire stations, factories and workshops using materials not highly flammable or combustible, storage and sales rooms for combustible goods, paint stores without bulk handling. (See Section 402 for definition of assembly buildings.)

Buildings or portions of buildings having rooms used for educational purposes beyond the 12th grade with less than 50 occupants in any room.

Division 3. Aircraft hangars where no repair work is done except exchange of pans and maintenance requiring no open flame, welding or the use of Class I or II liquids.

Open parking garages.

Helistops.

Division 4. Ice plants, power plants, pumping plants, cold storage and creameries.

Factories and workshops using noncombustible and nonexplosive materials.

Storage and sales rooms containing only noncombustible and nonexplosive materials that are not packaged or crated in or supported by combustible material.

For occupancy separations, see Table No. 5-B.

Construction, Height and Allowable Area

Sec. 702. (a) General. Buildings or parts of buildings classed in Group B Occupancy because of the use or character of the occupancy shall be limited to the types of construction set forth in Tables Nos. 5-C and 5-D and shall not exceed, in area or height, the limits specified in Sections 505, 506 and 507.

(b) Special Provisions. 1. Group B, Division 1 with Group A, Division 3; Group B, Division 2; or Group R, Division 1 or 2 Occupancy above. Other pro-visions of this code notwithstanding, a basement or first story of a building may be considered as a separate and distinct building for the purposes of area limitations, limitation of number of stories and type of construction, when all of the following conditions are met:

A. The basement or first story is of Type I construction and is separated from the building above with a three-hour occupancy separation.

EXHIBIT K

702	1991 UNIFORM BUILDING CODE

B. The building above the three-hour occupancy separation contains only Group A, Division 3; Group B, Division 2; or Group R, Division 1 or 2 Occupancies.

C. The building below the three-hour occupancy separation is used exclusively for the parking and storage of private or pleasure-type motor vehicles.

EXCEPTIONS: 1. Entry lobbies, laundry rooms, mechanical rooms and similar uses incidental to the operation of the building.

2. Group B, Division 2 office and retail occupancies in addition to those incidental to the operation of the building (including storage areas) provided that the entire structure below the three-hour occupancy separation is protected throughout by an automatic sprinkler system.

D. The maximum building height in feet shall not exceed the limits set forth in Table No. 5-D for the least type of construction involved.

2. Group B, Division 1 with Group B, Division 3 Occupancy above. Other provisions of this code notwithstanding, a Group B, Division 1 Occupancy, located in the basement or first story below a Group B, Division 3 open parking garage, as defined in Section 709, may be classified as a separate and distinct building for the purpose of determining the type of construction when all of the following conditions are met:

A. The allowable area of the structure shall be such that the sum of the ratios of the actual area divided by the allowable area for each separate occupancy shall not exceed 1.

B. The Group B, Division 1 Occupancy is of Type I or II construction and is at least equal to the fire resistance of the Group B, Division 3 Occupancy.

C. The height and the number of the tiers above the basement shall be limited as specified in Table No. 7-A or Section 709 (e).

D. The floor-ceiling assembly separating the Group B, Division 1 and Group B, Division 3 Occupancies shall be protected as required for the floor-ceiling assembly of the Group B, Division 1 Occupancy. Openings between the Group B, Division 1 and Group B, Division 3 Occupancies, except exit openings, need not be protected.

E. The Group B, Division 1 Occupancy is used exclusively for the parking or storage for private or pleasure-type motor vehicles but may contain (a) mechanical equipment rooms incidental to the operation of the building and (b) an office, and waiting and toilet rooms having a total area of not more than 1,000 square feet.

(c) Specific Use Provisions. 1. Group B, Divisions 1 and 3 Occupancies. Marine or motor vehicle fuel-dispensing stations including canopies and supports over pumps shall be of noncombustible, fire-retardant-treated wood or of one-hour fire-resistive construction.

EXCEPTIONS: 1. Roofs of one-story fuel-dispensing stations may be of heavy-timber construction.

2. Canopies conforming to Section 5213 may be erected over pumps.

In areas where motor vehicles, boats or aircraft are stored, and in motor vehicle fuel-dispensing stations and Division 1 repair garages, floor surfaces shall be of noncombustible, nonabsorbent materials. Floors shall drain to an approved oil separator or trap discharging to sewers in accordance with the Plumbing Code.

60

1991 UNIFORM BUILDING CODE	702

EXCEPTION: Floors may be surfaced or waterproofed with asphaltic paving materials in areas where motor vehicles or airplanes are stored or operated.

Canopies under which fuels are dispensed shall have a clear, unobstructed height of not less than 13 feet 6 inches to the lowest projecting element in the vehicle drive-through area.

2. Group B, Division 2 storage areas. Storage areas in connection with whole-sale or retail sales in Division 2 Occupancies shall be separated from the public area by a one-hour fire-resistive occupancy separation.

EXCEPTION: Occupancy separation need not be provided when any one of the following conditions exists:

A.	The storage area does not exceed 1,000 square feet, or

B.	The storage area is sprinklered and does not exceed 3,000 square feet, or

C.	The building is provided with an approved automatic sprinkler system throughout. Area increases as specified in Section 506(c) are permitted.

3. Laboratories and vocational shops. Laboratories and vocational shops in buildings used for educational purposes and similar areas containing hazardous materials shall be separated from each other and other portions of the building by not less than a one-hour fire-resistive occupancy separation. When the quantities of hazardous materials in such uses do not exceed those listed in Table No. 9-A or 9-B, the requirements of Sections 905 and 908 shall apply. When the quantities of hazardous materials in such uses exceed those allowed by Table No. 9-A or 9-B, the use shall be classified as the appropriate Group H Occupancy.

Occupants in laboratories having an area in excess of 200 square feet shall have access to at least two exits from the room and all portions of the room shall be with-in 75 feet of an exit.

4. Medical gas systems. Medical gas systems shall be installed and maintained in accordance with the Fire Code. When nonflammable supply cylinders for such systems are located inside buildings they shall be in a separate room or enclosure separated from the rest of the building by not less than one-hour fire-resistive construction. Openings between the room or enclosure and interior spaces shall be protected by self-closing smoke-and draft-control assemblies having a fire-protection rating of not less than one hour. Rooms shall have at least one exterior wall in which there are not less than two vents of not less than 36 square inches in area. One vent shall be within 6 inches of the floor and one shall be within 6 inches of the ceiling.

EXCEPTION: When an exterior wall cannot be provided for the room, automatic sprinklers shall be installed within the room and the room shall be vented to the exterior through dueling contained within a one-hour-rated shaft enclosure. Approved mechanical ventilation shall provide six air changes per hour for the room.

5. Parking garage headroom. Parking garages shall have an unobstructed headroom clearance of not less than 7 feet above the finish floor to any ceiling, beam, pipe or similar construction, except for wall-mounted shelves, storage surfaces, racks or cabinets.

6. Group B, Division 4 roof framing. In Division 4 Occupancies, fire protection of the underside of roof framing may be omitted in all types of construction.

7. Amusement buildings. Amusement buildings with an occupant load of less than 50 shall comply with Sections 610, 3314(f) and 3802(c).

702-705	1991 UNIFORM BUILDING CODE

EXCEPTION: Amusement buildings or portions thereof which are without walls or a roof and constructed to prevent the accumulation of smoke in assembly areas.

For flammable decorative materials, see the Fire Code.

Location on Property

Sec. 703. For fire-resistive protection of exterior walls and openings, as determined by location on property, see Section 504 and Part IV.

Access and Exit Facilities

Sec. 704. Exits shall be provided as specified in Chapter 33. [For special requirements see Section 3317. See also Section 702(c) for exits from laboratories.]

Access to, and egress from, buildings required to be accessible shall be provided as specified in Chapter 31A.

Light, Ventilation and Sanitation

Sec. 705.(a) Light. In Group B Occupancy buildings, enclosed portions customarily occupied by human beings, other than rooms and areas for which requirements are specified elsewhere in this section, shall be provided with natural light by means of exterior glazed openings with an area equal to one tenth of the total floor area of such portions, or shall be provided with artificial light.

(b) Ventilation. 1. General. In Group B Occupancy buildings, enclosed portions customarily occupied by human beings, other than rooms and areas for which requirements are specified elsewhere in this section, shall be provided with natural ventilation by means of exterior openings with an operable area not less than 1/20 of the total floor area of such portions, or shall be provided with a mechanically operated ventilating system. The mechanically operated ventilation system shall be capable of supplying a minimum of 5 cubic feet per minute of out-side air per occupant in all occupied portions of the building.

EXCEPTION: In Group B. Division 1 repair garages and motor vehicle fuel-dispensing stations without lubrication pits, storage garages and aircraft hangars, such ventilating system may be omitted when, in the building official’s opinion, the building is supplied with unobstructed openings to the outer air which are sufficient to provide the necessary ventilation.

In all buildings or portions thereof where Class I, II or IIl-A liquids are used, exhaust ventilation shall be provided sufficient to produce six air changes per hour. Such exhaust ventilation shall be taken from a point at or near the floor level.

Toilet rooms shall be provided with a fully openable exterior window at least 3 square feet in area; or a vertical duct not less than 100 square inches in area for the first toilet facility, with 50 additional square inches for each additional facility; or a mechanically operated exhaust system capable of providing a complete change of air every 15 minutes. Such systems shall be connected directly to the outside, and the point of discharge shall be at least 3 feet from openings into the building.

2. Parking garages. In parking garages, other than open parking garages as de-fined in Section 709(b), used for storing or handling of automobiles operating under

62	OCTOBER 1, 1993

1991 UNIFORM BUILDING CODE	705

their own power and on all loading platforms in bus terminals, ventilation shall be provided capable of exhausting a minimum of 1.5 cubic feet per minute per square foot of gross floor area. The building official may approve an alternate ventilation system designed to exhaust a minimum of 14,000 cubic feet per minute for each operating vehicle. Such system shall be based on the anticipated instantaneous movement rate of vehicles, but not less than 2.5 percent (or one vehicle) of the garage capacity. Automatic carbon monoxide-sensing devices may be employed to modulate the ventilation system to maintain a maximum average concentration of carbon monoxide of 50 parts per million during any eight-hour period, with a maximum concentration not greater than 200 parts per million for a period not exceeding one hour. Connecting offices, waiting rooms, ticket booths and similar uses shall be supplied with conditioned air under positive pressure.

EXCEPTION: Mechanical ventilation need not be provided within a Group B, Division 1 parking garage when openings complying with Item 2 of Section 709(b) are provided.

(c) Sanitation. Buildings or portions thereof where persons are employed shall be provided with at least one water closet. Separate facilities shall be provided for each sex when the number of employees exceeds four. Such toilet facilities shall be located either in such building or conveniently in a building adjacent thereto on the same property.

Such water closet rooms in connection with food establishments where food is prepared, stored or served shall have a nonabsorbent interior finish as specified in Section 510(b), shall have hand-washing facilities therein or adjacent thereto, and shall be separated from food preparation or storage rooms as specified in Section 510(a).

For other requirements on water closets, see Section 511.

(d) [for CA] Schools of Cosmetology. The minimum ceiling height of the practice and classroom areas of school premises shall be at least 9 feet in height.

(e) [for AGR] Meat and Poultry Processing Plants. 1. Lighting. There shall be either natural or artificial light or both, and ventilation for all rooms and compartments.

A. All rooms in which poultry is killed, eviscerated or otherwise processed shall have at least 30 footcandles of light intensity on all working surfaces.

EXCEPTIONS: 1. At the inspection stations such light intensity shall be of 50 footcandles.

2. In all other rooms there shall be provided at least 5 footcandles of light intensity when measured at a distance of SO inches from the floor.

2. Ventilation. A. Freezing rooms, other than those for plate freezers or liquid freezing, shall have forced-air circulation, and freezers and coolers shall be equipped with floor racks or pallets unless other means are used which will assure that products will be maintained in a wholesome condition.

B. Toilet rooms shall be ventilated to the outside of the building.

705	1991 UNIFORM BUILDING CODE

3. Lavatories, toilets and other sanitary facilities. A. Lavatory and toilet accommodations, including but not being limited to running hot and cold water, shall be provided as follows:

TABLE NO. 705(b) 3

PERSONS OF SAME SEX	TOILET BOWLS REQUIRED
1 to 15, inclusive	1
16 to 35, inclusive	2
36 to 50, inclusive	3*
56 to 80, inclusive	4*
For each additional 30 persons in excess of 80	1*

*	Urinals may be substituted for toilet bowls, but only to the extent of one third of the total number of bowls stated.

B. Lavatories shall be in or adjacent to toilet and locker rooms and also at other places in the plant to provide for the cleanliness of all personnel handling products.

C. Toilet rooms opening directly into rooms where poultry products are exposed shall have self-closing doors.

D. Dressing rooms, toilet rooms and urinals shall be provided in each establishment which are ample in size and readily accessible. They shall be separate from the rooms and compartments in which products are prepared, stored or handled. Where both sexes are employed, separate facilities shall be provided.

E. Lockers or other facilities shall be provided for employees’ wearing apparel and for the storing and changing of clothing. Lockers shall not be located in rooms where processing operations are conducted.

F. Handwashing facilities serving areas where dressed poultry and poultry products are prepared shall be operated by other than hand-operated controls, or shall be of a continuous flow type which provides flow of water for washing hands.

G. Catch basins. All catch basins on the premises shall accommodate the provisions of Subsection (f)3.

(f) [for AGR] Horsemeat and Pet Food Establishments. 1. Lighting. There shall be light and ventilation for all rooms and compartments.

2. Sanitary facilities and accommodations. Sanitary facilities and accommodations shall be furnished by every official establishment as follows:

A. Dressing rooms, toilet rooms and urinals shall be provided in each establisment which are ample in size and readily accessible. They shall be separate from the rooms and compartments in which products are prepared, stored or handled. Where both sexes are employed, separate facilities shall be provided.

B. Lavatories, including running hot and cold water shall be placed in or adjacent to toilet and urinal rooms and also at other places in the establishment to sure cleanliness of all persons handling any product.

C. Facilities shall be provided for cleansing and disinfecting utensils.

3. Catch basins. All catch basins on the premises shall be of such construction and location to ensure their being kept clean and odorless. Catch basins shall not be located in departments where any product is prepared, handled or stored.

4. Final inspection space. Such spaces shall be equipped with hot water and a lavatory.

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1991 UNIFORM BUILDING CODE	705-709

(g) (for CA) Acupuncture Offices. Every acupuncture office shall have a readily accessible bathroom facility which shall be maintained in a clean and sanitary condition at all times. In addition, there shall be a sink with hot and cold running water in or near each treatment room.

Shaft and Exit Enclosures

Sec. 706. Exits shall be enclosed as specified in Chapter 33.

Elevator shafts, vent shafts and other openings through floors shall be enclosed, and the enclosure shall be as specified in Section 1706.

EXCEPTION: In Group B. Division 4 Occupancies, exits shall be enclosed as specified in Chapter 33, but other through-floor openings need not be enclosed.

In buildings housing Group B Occupancies equipped with automatic sprinkler systems throughout, enclosures need not be provided for escalators where the top of the escalator opening at each story is provided with a draft curtain and automatic fire sprinklers are installed around the perimeter of the opening within 2 feet of the draft curtain. The draft curtain shall enclose the perimeter of the unenclosed opening and extend from the ceiling downward at least 12 inches on all sides. The spacing between sprinklers shall not exceed 6 feet.

Sprinkler and Standpipe Systems

Sec. 707. When required by other provisions of this code, automatic sprinkler systems and standpipes shall be installed as specified in Chapter 38.

Special Hazards

Sec 708. Chimneys and heating apparatus shall conform to the requirements of Chapter 37 of this code and the Mechanical Code.

Storage and use of flammable and combustible liquids shall be in accordance with the Fire Code.

Devices generating a glow or flame capable of igniting gasoline vapor shall not be installed or used within 18 inches of the floor in any room in which Class I flammable liquids or gas are used or stored.

Every room containing a boiler, central heating plant or hot-water supply boiler shall be separated from the rest of the building by not less than a one-hour fire-resistive occupancy separation.

EXCEPTION: Boilers, central heating plants or hot-water supply boilers where the largest piece of fuel equipment does not exceed 400,000 Btu per hour input. Buildings erected or converted to house high-piled combustible storage or aerosols shall comply with the Fire Code.

Open Parking Garages

Sec. 709. (a) Scope. Except where specific provisions are made in the following subsections, other requirements of this code shall apply.

709	1991 UNIFORM BUILDING CODE

(b) Definitions. 1. General. For the purpose of this section, certain terms are defined as follows:

MECHANICAL-ACCESS OPEN PARKING GARAGES are open parking garages employing parking machines, lifts, elevators or other mechanical devices for vehicles moving from and to street level and in which public occupancy is prohibited above the street level.

OPEN PARKING GARAGE is a structure of Type I or Type II construction with the openings as described in Subsection 2 on two or more sides and which is used exclusively for the parking or storage of private or pleasure-type motor vehicles.

EXCEPTION: The grade-level tier may contain an office, and waiting and toilet rooms having a total area of not more than 1,000 square feet, and such area need not be separated from the open parking garage.

RAMP-ACCESS OPEN PARKING GARAGES are open parking garages employing a series of continuously rising floors or a series of interconnecting ramps between floors permitting the movement of vehicles under their own power from and to the street level.

2. Openness. For natural ventilation purposes, the exterior side of the structure shall have uniformly distributed openings on two or more sides. The area of such openings in exterior walls on a tier must be at least 20 percent of the total perimeter wall area of each tier. The aggregate length of the openings considered to be pro-viding natural ventilation shall constitute a minimum of 40 percent of the perimeter of the tier. Interior wall lines and column lines shall be at least 20 percent open with uniformly distributed openings.

(c) Construction. Construction shall be of noncombustible materials. Open parking garages shall meet the design requirements of Chapter 23. For vehicle barriers, see Section 1712.

(d) Area and Height. Area and height of open parking garages shall be limited as set forth in Table No. 7-A except for increases allowed by Subsection (e).

In structures having a spiral or sloping floor, the horizontal projection of the structure at any cross section shall not exceed the allowable area per parking tier. In the case of a structure having a continuous spiral floor, each 9 feet 6 inches of height or portion thereof shall be considered as a tier.

The clear height of a parking tier shall not be less than 7 feet, except that a lesser clear height may be permitted in mechanical-access open parking garages when approved by the building official.

(e) Area and Height Increases. The area and height of structures with cross ventilation throughout may be increased in accordance with provisions of this sub-section. Structures with sides open on three fourths of the building perimeter may be increased by 25 percent in area and one tier in height. Structures with sides open around the entire building perimeter may be increased 50 percent in area and one tier in height. For a side to be considered open under the above provisions, the total area of openings along the side shall not be less than 50 percent of the interior area of the side at each tier, and such openings shall be equally distributed along the length of the tier.

Open parking garages constructed to heights less than the maximums established by Table No. 7-A may have individual tier areas exceeding those otherwise

66

1991 UNIFORM BUILDING CODE	709-710

permitted, provided the gross tier area of the structure does not exceed that permitted for the higher structure. At least three sides of each such larger tier shall have continuous horizontal openings not less than 30 inches in clear height extending for at least 80 percent of the length of the sides, and no part of such larger tier shall be more than 200 feet horizontally from such an opening. In addition, each such opening shall face a street or yard accessible to a street with a width of at least 30 feet for the full length of the opening, and standpipes shall be provided in each such tier.

Structures of Type II-F.R., Type II One-hour or Type II-N construction, with all sides open, may be unlimited in area when the height does not exceed 75 feet. For a side to be considered open, the total area of openings along the side shall not be less than 50 percent of the interior area of the side at each tier, and such openings shall be equally distributed along the length of the tier. All portions of tiers shall be with-in 200 feet horizontally from such openings.

(f) Location on Property. Exterior walls and openings in exterior walls shall comply with Table No. 7-B. The distance from an adjacent property line shall be determined in accordance with Section 504.

(g) Stairs and Exits. Where persons other than parking attendants are permitted, stairs and exits shall meet the requirements of Chapter 33, based on an occupant load of 200 square feet per occupant. Where no persons other than parking attendants are permitted, there shall not be less than two stairs 3 feet wide. Lifts may be installed for use of employees only, provided they are completely enclosed by noncombustible materials.

(h) Standpipes. Standpipes shall be installed when required by the provisions of Chapter 38.

(i) Sprinkler Systems. When required by other provisions of this code, auto-made sprinkler systems and standpipes shall be installed in accordance with the provisions of Chapter 38.

(j) Enclosure of Vertical Openings. Enclosure shall not be required for vertical openings except as specified in Subsection (g) for lifts.

(k) Ventilation. Ventilation, other than the percentage of openings specified in Subsection (b), shall not be required.

(1) Prohibitions. The following uses and alterations are not permitted:

1. Automobile repair work.

2. Parking of buses, trucks and similar vehicles.

3. Partial or complete closing of required openings in exterior walls by tarpaulins or any other means.

4. Dispensing of fuel.

Helistops

Sec. 710. (a) General. Helistops may be erected on buildings or other locations if they are constructed in accordance with this section.

(b) Size. The touchdown or landing area for helicopters of less than 3,500 pounds shall be a minimum of 20 feet by 20 feet in size. The touchdown area shall be surrounded on all sides by a clear area having a minimum average width at roof level of 15 feet but with no width less than 5 feet.

710-713	1991 UNIFORM BUILDING CODE

(c) Design. Helicopter landing areas and supports therefor on the roof of a building shall be of noncombustible construction. Landing areas shall be designed to confine any Class I, II or III-A liquid spillage to the landing area itself and provision shall be made to drain such spillage away from any exit or stairway serving the helicopter landing area or from a structure housing such exit or stairway.

(d) Exits and Stairways. Exits and stairways from helistops shall comply with the provisions of Chapter 33 of this code, except that all landing areas located on buildings or structures shall have two or more exits. For landing platforms or roof areas less than 60 feet in length, or less than 2,000 square feet in area, the second exit may be a fire escape or ladder leading to the floor below.

(e) Federal Aviation Approval. Before operating helicopters from helistops, approval must be obtained from the Federal Aviation Administration.

Dry-cleaning Plants

Sec. 711. Dry-cleaning plants using nonflammable solvents shall, in addition to the provisions of this chapter, conform to the provisions of Article 36, Division XVIII of the Fire Code.

Special Standards of Accessibility

Sec. 712. General accessibility requirements can be found in Chapters 31A, 33 and 51.

Cold Storage, Processing and Manufacturing Rooms

Sec. 713. (a) [for DOSH] Every cold storage, processing and manufacturing room shall have at least one door which can be opened from the inside.

EXCEPTIONS: 1. Doors may be padlocked or otherwise securely locked from the outside if the room is equipped with an inside release mechanism which will release the latch and open the door when the latch is padlocked, or

2. There is posted on the outside of the doors a sign reading “Do Not Lock These Doors Until You Are Positive No One Is Inside,” and the room is equipped with an electrically operated audible and visible signal system which can be actuated from inside the room and be seen and heard outside the room. Both systems to be on a single control and tested daily.

NOTE: A cold storage space or box is a room used for the preservation of substances by controlled temperatures. A cold processing or manufacturing room is an enclosed space or room in which products are treated, processed or manufactured in temperatures at or less than 32°C.

(b) [for DOSH] Illumination shall be provided in the room. This may be either a constantly burning lamp without switch control or a lamp controlled by a switch to be located inside near the door. If a switch is used, means shall be provided to indicate its location in the dark.

(c) [for DOSH] Cold storage, processing and manufacturing rooms cooled directly by refrigerant coils which are located inside the room and are subject to collision damage and which contain carbon dioxide, Group 2 or Group 3 refrigerants,

68	OCTOBER 1, 1993

1991 UNIFORM BUILDING CODE	713-714

or by air mechanically circulated over refrigerant coils which are subject to damage and which contain carbon dioxide, Group 2 or Group 3 refrigerants, or where the refrigerant agent is located and/or dispersed inside the rooms; shall have at least two exits remotely located from each other. These exits may be through ventilated corridors or other ventilated areas which provide unobstructed and safe access to a place of safety.

EXCEPTION: Cold storage, processing and manufacturing rooms having a floor area of less than 200 square feet, provided that an employee would not be required to travel more than 12 feet to an interior-operating exit door.

Pharmacies

Sec. 714. (a) [for CA] Pharmacy Area. The minimum area of the pharmacy, excluding enclosed storerooms, shall not be less than 240 square feet. Each pharmacy shall be of adequate size to permit effective and nonhazardous pharmacy practice of the type engaged in by the permit holder.

(b) [for CA] Prescription Compounding and Dispensing Counter. There shall be a prescription compounding and dispensing counter which shall provide unobstructed working space commensurate with the compounding and dispensing workload requirements of the pharmacy and which shall be used for no other purpose.

(c) [for CA] Factors to be considered in determining the adequacy of pharmacy size under Subsection (b) and the adequacy of the prescription compounding and dispensing space under Subsection (c) shall include, but are not limited to, the following: the number and type of personnel, the amount and type of equipment and stock in the pharmacy, the layout of the pharmacy and prescription volume.

(Text continues on page 68.5.)

OCTOBER 1, 1993	68.1

1991 UNIFORM BUILDING CODE	714-715

(d) [for CA] Separation of Pharmacy and Access. 1. The pharmacy shall be separated from the merchandising area by a barrier with a minimum height of 5 feet and of sufficient width which will render the narcotics or dangerous drugs or dangerous devices, as defined in Business and Professions Code Section 4035, within the pharmacy inaccessible to the reach of any unauthorized person. The board may permit alternate types of separations if, in its opinion, they provide equivalent security. The only access to the pharmacy shall be by doors or gates which can be locked.

2. A permanent barrier or partition extending from floor to ceiling shall be provided to separate the pharmacy, or the pharmacy and adjoining merchandising area, from the rest of the building or the outside. Such permanent barrier may consist of gates or doors, and may include required swinging exit doors. All such gates or doors shall be capable of being locked.

(e) [for CA] Restrooms. A new pharmacy shall maintain immediately adjacent and accessible thereto a restroom. The restroom shall contain a toilet and washbasin supplied with running water.

(f) [for CA] Sink. All pharmacies shall be equipped with a sink within the pharmacy for pharmaceutical purposes. The sink shall be supplied with hot and cold running water.

(g) [for CA] Compounding Area for Parenteral Solutions. The pharmacy shall have a designated area for the preparation of sterile products for dispensing which shall:

1. In accordance with Federal Standard 209(b), Clean Room and WorkStation Requirements, Controlled Environment, as approved by the commission, Federal Supply Service, General Services Administration meet standards for Class 100 HEPA (high efficiency particulate air) filtered air such as laminar airflow hood or clean room.

2. Have nonporous and cleanable surfaces, walls, floors and floor coverings.

3. The pharmacy shall be arranged in such a manner that the laminar-flow hood is located in an area which is exposed to minimal traffic flow, and is separate from any area used for bulk storage of items not related to the compounding of parenteral solution.

There shall be sufficient space, well separated from the laminar-flow hood area, for the storage of bulk materials, equipment and waste materials.

4. A sink with hot and cold running water must be within the parenteral solution compounding area or adjacent to it.

NOTE: For additional pharmacy mechanical standard requirements, see Chapter II, California Mechanical Code.

Minimum Standards

Sec. 715. All premises where veterinary medicine, veterinary dentistry or veterinary surgery is being practiced, and all instruments, apparatus and apparel used in connection with those practices, shall be kept clean and sanitary at all times and shall conform to the following minimum standards:

(a) [for CA] Indoor lighting for halls, wards, reception areas, and examining and surgical rooms shall be adequate for their intended purpose. All surgical rooms shall be provided with emergency lighting.

68.5

715-716	1991 UNIFORM BUILDING CODE

(b) [for CA] A veterinary facility where animals are housed shall contain the following:

1. A reception room and office, or a combination of the two.

2. An examination room separate from other areas of the facility and of sufficient size to accommodate the doctor, assistant, patient and client.

3. A surgery room separate and distinct from all other rooms.

4. Housing. In those veterinary hospitals where animals are retained for treatment or hospitalization, the following shall be provided:

A. Separate compartments, one for each animal, maintained in a sanitary manner so as to assure comfort.

B. Facilities allowing for the effective separation of contagious and noncontagious cases.

C. Exercise runs which provide and allow effective separation of animals and their waste products.

NOTE: Where animals are kept in clinics for 24 hours or more, walking the animal meets this requirement.

(c) [for CA] Practice Management. 1. Veterinary facilities shall maintain a sanitary environment to avoid sources and transmission of infection. This is to include the proper routine disposal of waste materials and proper sterilization or sanitation of all equipment used in diagnosis or treatment.

2. Fire precaution shall meet the requirements of local and state fire-prevention codes.

3. The temperature and ventilation of the facility shall be maintained so as to assure the comfort of all patients.

4. The veterinary facility must have the capacity to render adequate diagnostic radiological services, either in the hospital or through other commercial facilities. Radiological procedures shall be in accordance with state public health standards.

5. Sanitary methods for the disposal of deceased animals shall be provided and maintained. Where the owner of a deceased animal has not given the veterinarian authorization to dispose of the animal, the veterinarian shall be required to retain the carcass in a freezer for at least 14 days.

Barber Colleges and Shops

Sec. 716. (a) [for CA] Barber College Floors. Floors of barber colleges shall be covered with hardwood, linoleum, asphalt tile or some other washable and nonporous material other than paint.

(b) [for CA] Barber Shop Floors. Floors of barber shops shall be covered with hard wood, linoleum, asphalt tile, carpeting or some other washable material other than paint.

68.6

1991 UNIFORM BUILDING CODE	716-718

(c) [for CA] Barber Shop Washbasin(s) and Lavatory(ies). A barber shop owner shall provide washbasin (s) or lavatory(ies) within the working area of the barbershop.

(d) [for CA] Minimum Barber Shop Size. A barbershop shall be a minimum of 8 feet wide, 8 feet long, with an 8-foot ceiling.

(e) [for CA] Barber College Premises. In a college of barbering, the room for practical work and demonstrations shall be at least 14 feet wide for one row of barber chairs and shall be at least 20 feet wide for two rows of chairs.

Schools of Cosmetology, Cosmetological Establishments and Satellite Classrooms

Sec. 717. (a) [for CA] Floor Space. 1. Schools of cosmetology. The minimum floor space in any school of cosmetology premises shall be 3,000 square feet; not less than 2,000 square feet of which shall be provided for the working, practice and classroom areas.

EXCEPTION: When the average daily attendance for either day or night school in a school of cosmetology exceeds 50 students for a period of three months, an additional 30 square feet of floor space shall be required for each additional student after the first 50, which shall be provided for the working, practice and classroom areas.

2. Schools of electrology. The minimum floor space in any school of electrology premises shall be 1,000 square feet, not less than 600 square feet of which shall be provided for the working, practice and classroom areas.

EXCEPTION: When the average daily attendance for either day or night school in a school of electrology exceeds 15 students, an additional 30 square feet of floor space shall be required for each additional student after the first 15, which shall be provided for the working, practice and classroom areas.

3. Satellite classrooms. The minimum floor space in any satellite classroom of a school of cosmetology or electrology shall be 1,000 square feet.

EXCEPTION: For each additional student after the first 50, an additional 20 square feet of floor space shall be required.

(b) [for CA] Floor Finish. The floors in the toilet area of each school and establishment shall be of nonabsorbent material.

Meat and Poultry Processing Plants [for AGR]

Sec. 718. (a) General Construction. The buildings shall be of sound construction and kept in good repair.

1. The doors, windows, skylights and other outside openings of the plant, shall be protected by fitted screens or other devices, against the entrance of flies and other insects.

EXCEPTION: Doors, windows, skylights and other outside openings in receiving and feeding rooms need nor meet this requirement.

2. Outside doors shall be so hung as to be close fitting when closed.

EXCEPTION: Outside doors in receiving and feeding rooms need not meet this requirement.

Doors shall be provided with self-closing devices where necessary to prevent the entry of vermin into processing and storage rooms.

68.7

718	1991 UNIFORM BUILDING CODE

3. Rooms or compartments used for edible products shall be separate and distinct from inedible products departments and from rooms where live poultry is held or slaughtered. Separate rooms shall be provided when required for conducting processing operations in a sanitary manner; and all rooms shall be able to accommodate equipment for processing operations.

NOTE: In the event of specific conflict between the provisions of Title 24 and federal regulations, the federal regulations shall take precedence.

4. The room and compartments in which any product is prepared or handled shall be free from odors.

(b) Refuse Rooms. A separate refuse room shall be required in official establishments where accumulations of refuse occur. Refuse rooms shall be entirely separate from other rooms in the establishment, and shall provide for the following:

1. Tight-fitting doors.

2. Ventilation.

3. Drainage.

4. Cleanup facilities.

5. Floors and walls to a height of 6 feet above the floor shall be impervious to moisture.

6. Walls above that height, and ceilings, shall be moisture resistant.

(c) Rooms for Holding Carcasses for Further Inspection. Rooms or other acceptable facilities in which carcasses or parts thereof are held for further inspection shall be in such numbers and such locations as needs of the inspection in the establishment may require. These rooms or facilities shall be equipped with hasps for locking.

(d) Coolers and Freezers. Coolers and freezers shall be of such size and capacity as are required for compliance with the provisions set forth in Section 81.50.7 C.F.R.—Part 81. United States Department of Agriculture regulations governing the inspection of poultry and poultry products.

(e) Boiler Room. The boiler room shall be a separate room where necessary to prevent dirt and objectional odors entering from it into any room where dressed poultry or poultry products are prepared, handled or stored.

(f) Inspector’s Office. Office space for the use of government personnel shall be provided. The room or space must meet the approval of the inspection service and provide for the following:

1. Light

2. Heat

3. Ventilation

4. Lockers

5. File cabinets

(g) Facilities for Program Employees. Establishment shall have facilities for program employees as provided in Section 715 (b).

(h) Lunch Rooms. Lunch rooms or lunch areas separate from the processing, packing or supply rooms shall be provided in establishments where employees eat their lunches.

68.8

1991 UNIFORM BUILDING CODE	718-720

(i) Floors. All floors in rooms where exposed products are prepared or handled shall be constructed of, or finished with, materials impervious to moisture. The floors in killing, ice cooling, ice packing, eviscerating, cooking, boning and cannery rooms shall be graded for complete runoff with no standing water.

(j) Walls, Posts, Partitions and Doors. All walls, posts, partitions and doors in rooms where exposed products are prepared or handled shall be smooth and constructed of materials impervious to moisture to a height of 6 feet above the floor. All surfaces above this height must be smooth and finished with moisture-resistant material.

(k) Ceilings. Ceilings must be moisture resistant in rooms where exposed products are prepared or handled, finished and sealed.

(l) Rails. Rails should be located and passageway space provided so that exposed product does not come in contact with posts, walls and other fixed parts of the building, or with barrels, boxes and other containers trafficked through holding and operating areas.

Collection Centers and Facilities [for AGR]

Sec. 719. (a) General Construction. 1. Collection centers shall have facilities for the storage of carcasses and parts of dead animals and the cleaning and sanitizing of vehicles.

2. Buildings used for the temporary storage of animal carcasses, packinghouse wastes and other products before transportation to a licensed rendering plant shall be of sound construction and shall be of such construction as to prevent the entrance or harboring of vermin.

3. The floors, walls, ceilings, partitions and doors shall be of such material, construction and finish as to make them readily cleanable.

4. The area for the cleaning and sanitizing of vehicles shall be provided with adequate live steam, producing a temperature of at least 180°F., or other method for sanitizing vehicles.

5. Facilities shall be provided for the holding and disposal of solid waste resulting from the cleaning operation. Such facilities shall be accessible and easily cleaned and so constructed as to prevent the entrance or harborage of vermin flies and other insects.

(b) Floors. Floors of rooms in which carcasses and packinghouse wastes are received or stored shall be graded to permit runoff of water with no standing water. In new construction and in renovated buildings where floors are to be resurfaced, the pitch shall not be less than  1/4 inch per foot to drains.

(c) Lavatories and Toilets. Modern lavatory accommodations, including running hot and cold water, shall be provided.

Renderers [for AGR]

Sec. 720. (a) General Construction. 1. Separation from other businesses. Every licensed rendering establishment shall be separate and distinct from any other nonlicensed establishment in which any meat or meat byproducts are handled and from any other nonlicensed business at the discretion of the director.

68.9

721-722	1991 UNIFORM BUILDING CODE

Horsemeat and Pet Food Establishments [for AGR]

Sec. 721. (a) Scope. In the event of specific conflict between the provisions of Title 24 and federal regulations, the federal regulations shall take precedence.

(b) General. 1. Facilities for program employees. Office space, including light and heat shall be provided by official establishments for the inspector and other program employees. The office space shall be conveniently located, ventilated and provided with lockers for storage and with facilities for employees to change clothing, if such clothes-changing facilities are deemed necessary by the officer in charge.

EXCEPTION: At the discretion of the administrator, small plants requiring the services of less than one full-time inspector need not furnish facilities for program employees as prescribed in this section, where adequate facilities exist in a nearby convenient location.

2. Final inspection places. A. Final inspection places shall, by size, rail arrangement and other equipment, prevent contamination of edible carcasses or parts by inedible carcasses or parts.

B. Floors. The floors shall be of such construction as to facilitate the maintenance of sanitary conditions and shall have drainage connections. When the final inspection place is part of a larger floor, it shall be separated from the rest of the floor by a curb, railing or otherwise.

3. Docks and receiving rooms. Docks and receiving rooms shall be provided.

4. The floors, walls, ceilings, partitions, posts, doors and other parts of all structures shall be of such materials, construction and finish as will make them readily and thoroughly cleanable. The floors shall be kept watertight.

5. Rails. Rails should be located, and passageway space provided, so that exposed product does not come in contact with posts, walls and other fixed parts of the building, or with barrels, boxes and other containers trafficked through holding and operating areas.

6. The rooms and compartments used for edible products shall be separate and distinct from those used for inedible products.

7. The rooms and compartments in which any product is prepared or handled shall be free from odors.

8. Precaution shall be taken to exclude flies, rats, mice and other vermin from official establishments.

Sanitary Control of Shellfish (Plants and Operations) [for DHS]

Sec. 722. (a) Culling Plants. Culling plants shall be located in areas free from insanitary conditions and faulty sewage disposal. They shall be provided with an ample supply of water under adequate pressure from a source approved by the Department of Health Services for the purpose of hosing down floor and benches and cleaning the shellfish. Floors and premises shall be kept in a clean and sanitary condition.

(b) Plant Arrangement. Unless shellfish are shucked directly into packing containers with no further processing, the shucking and packing processes shall be

68.10

1991 UNIFORM BUILDING CODE	722

done in separate rooms. There shall be installed in the partition between the two rooms a delivery window through which the shucked stock is passed to the packing room. Provision shall be made for storing the employees’ outer garments, aprons, gloves, etc., in a separate room.

NOTE: In special instances where shucking is done on a small scale for local retail sales, shucking and packing may be permitted in a single room if approved by the Department of Health Services. This single room and all operations shall conform to all requirements of these regulations except that of separate shucking and packing rooms. “Limited” certificates shall be issued in these instances and all containers of shucked shellfish shall be clearly labeled or marked with the words “limited certificate” and the appropriate certificate number

(c) Floors. The floors of all rooms in which shellfish are stored, shucked, washed, packed or otherwise processed shall be constructed of concrete or other equally impervious material, graded to drain quickly, free from cracks or uneven surfaces that might interfere with proper cleaning or drainage, and maintained in clean and satisfactory condition.

(d) Walls and Ceilings. Walls and ceilings shall be maintained in a smooth, lean, washable, light-colored condition. They shall be impervious to moisture and shall be kept in good repair. Walls contiguous to benches shall, to a height of 2 feet above the bench top, be of smooth concrete, metal or equally nonabsorbent material.

(e) Screening. The plant shall have all openings effectively screened, unless other effective means are provided to prevent the entrance of flies and other insects.

(f) Light. Ample light to work by shall be provided in all working rooms. A light intensity of not less than 10 footcandles shall be maintained on all working surfaces when workers are at their working positions.

(g) Ventilation. Adequate ventilation shall be provided to prevent condensation on ceilings or other surfaces.

(h) Toilet Facilities. Every shellfish culling, shucking, packing or repacking plant shall be provided with clean and adequate toilet facilities conveniently located. No toilet room shall be used for the storage of garments, food products, containers or equipment. Construction and maintenance of toilets shall comply with all local and state regulations.

(i) Handwashing Facilities. An adequate number of lavatories shall be provided at locations convenient to toilet rooms and shellfish handling operations, including running hot and cold water, soap and individual disposal towels. The use of a common towel is prohibited.

All employees shall wash their hands thoroughly with running water and soap on beginning work and after each visit to the toilet. Signs to this effect shall be posted in conspicuous places in the plant and in the toilet rooms.

(j) Sewers and Drains. Sewage and other liquid wastes shall be discharged into public sewers wherever possible. Where private sewage or waste disposal systems must be utilized, they shall be constructed in accordance with state and local regulations pertaining thereto. Plant waste systems shall be properly trapped and vented. Waste liquids shall be disposed of in a manner that will not adversely affect the quality of the water in which shellfish are grown or stored. Waste lines from washing machines shall have suitable protection against the possibility of sewage or wastes entering these machines.

68.11

722-723	1991 UNIFORM BUILDING CODE

(k) Water Supply. Shucking, packing or repacking plants shall be provided with an ample supply of water under adequate pressure from a source approved by the Department of Health Services. The supply shall be accessible to all parts of the plant, adequate in quantity, and of a safe sanitary quality. No cross connections with unapproved supplies or other possible sources of contamination shall be permitted.

Campus Lighting for Parking Facilities and Primary Walkways at California State Universities, Colleges and Community Colleges

Sec. 723. This section shall not apply to the University of California unless the Regents of the University of California, by resolution, make it applicable.

Lighting Requirements. Based on the recommendations of the most current edition of the Illumination Engineering Society lighting handbook, the following: lighting standards shall be used for all new construction of open parking facilities, covered parking facilities and primary walkways:

1. Open and covered parking facilities. A. Medium-level activity usage when medium usage is present.

B. High-level activity usage when high usage is present.

2. Primary campus walkways. A. Medium-level activity usage when medium usage is present.

B High-level activity usage when high usage is present.

68.12

1991 UNIFORM BUILDING CODE	7-A, 7-B

TABLE NO. 7-A—OPEN PARKING GARAGES AREA AND HEIGHT

		HEIGHT
			Mechanical Access
			Automatic Fire-extinguishing System
TYPE OF CONSTRUCTION	AREA PER TIER (square feet)	Ramp Access	No	Yes

I	Unlimited	Unlimited	Unlimited	Unlimited

II-F.R.	125,000	12 Tiers	12 Tiers	18 Tiers

II-I-hour	50,000	10 Tiers	10 Tiers	15 Tiers

II-N	30,000	8 Tiers	8 Tiers	12 Tiers

TABLE NO. 7-B—OPEN PARKING GARAGES—EXTERIOR WALLS1

FIRE RESISTANCE OF EXTERIOR WALLS	OPENING IN EXTERIOR WALLS
One hour less than 10 feet	Not permitted less than 5 feet, protected less than 10 feet

[1]	See Section 709 (f).

68.13

1991 UNIFORM BUILDING CODE	7-A, 7-B

TABLE NO. 7-A—OPEN PARKING GARAGES AREA AND HEIGHT

		HEIGHT
			Mechanical Access
			Automatic Fire-extinguishing System
TYPE OF CONSTRUCTION	AREA PER TIER (square feet)	Ramp Access	No	Yes

I	Unlimited	Unlimited	Unlimited	Unlimited

II-F.R.	125,000	12 Tiers	12 Tiers	18 Tiers

II-I-hour	50,000	10 Tiers	10 Tiers	15 Tiers

II-N	30,000	8 Tiers	8 Tiers	12 Tiers

TABLE NO. 7-B—OPEN PARKING GARAGES—EXTERIOR WALLS1

FIRE RESISTANCE OF EXTERIOR WALLS	OPENING IN EXTERIOR WALLS
One hour less than 10 feet	Not permitted less than 5 feet, protected less than 10 feet

[1]	See Section 709 (f).

68.13

PREMISES

All that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

Parcel 12 as shown on that certain Parcel Map filed in the Office of the Recorder of the County of Santa Clara, State of California on September 17, 1990 in Book 618 of Maps, pages 27, 28, 29, 30 and 31, as corrected by Certificate of Correction recorded December 12, 1995 in Book P123, page 154, Official Records.

EXHIBIT C